UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Definitive Proxy Statement
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Soliciting Material Pursuant to § 240.14a-12

NII HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Annual Meeting of Stockholders

April 9, 2013

Dear Fellow Stockholders:

2012 was a difficult year for NII as we experienced a number of challenges that had a negative impact on our business and results. While we expected that we would continue to face a number of external challenges as we deployed our new WCDMA-based networks in our key markets of Brazil and Mexico, including increased market competition and macroeconomic uncertainty, we also experienced some unexpected internal problems that resulted in delays in the deployment of our new networks, higher than expected costs and slower than expected growth. I believe that many of the difficulties we faced in 2012 can be traced to our ambitious plan to implement a number of significant projects on an expedited time frame. These projects coupled with our transition to our new networks resulted in a loss of focus on executing the day-to-day tasks necessary to operate our business successfully and profitably, a focus that has been a key driver of our success in the past. These factors all contributed to our disappointing results in 2012, and while we will continue to deal with the transition to our new networks in 2013, we are committed to return to a mindset that focuses on the details of our business to overcome the challenges we’ve faced and position NII Holdings for profitable growth in the future.

Central to this new approach will be our return in 2013 to a strategy that prioritizes profitable growth while we continue to build and extend the coverage of our new networks, particularly in Mexico and Brazil. We believe our new networks will allow us to serve our traditional customer base more effectively while offering attractive new services to our current customers and new segments of high value customers. These capabilities combined with our ability to offer our unique push-to-talk services and our continued focus on providing superior customer support and care will help us attract new customers while serving one of the most loyal customer bases in the region.

Our Board of Directors recognizes its role in representing the interests of NII Holdings’ stockholders as we focus on delivering the necessary changes to generate long-term stockholder value. As disclosed throughout the proxy statement, the Board of Directors is committed to responsible and responsive corporate governance and to this end has taken the following actions over the past year:

•

Approved changes in the senior management of NII Holdings.

•

Formed a Risk Committee of the Board of Directors to more effectively monitor risk management activities.

•

Strengthened corporate policies and training programs.

•

Increased personal accountability under our executive compensation programs.

•

Increased the number of formal and informal meetings.

•

Implemented majority voting in uncontested director elections.

•

Proposed the declassification of the Board of Directors for stockholder approval at this Annual Meeting.

•

Requested more fulsome and regular updates from senior management.

This year’s proxy statement demonstrates our ongoing commitment to simplify and more effectively explain the matters to be addressed at the Annual Meeting, and the attached notice of annual meeting and proxy statement describe the business to be conducted at the meeting. As you will see, this year we are holding our Annual Meeting at our market headquarters in Mexico City in order to give our stockholders an opportunity to visit one of our core markets. Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted, and we encourage you to vote promptly.

I hope you will join us at our 2013 Annual Meeting of Stockholders in Mexico City. Thank you for your ongoing support of NII Holdings, Inc.

Sincerely,

Steven M. Shindler
Chairman of the Board of Directors

NII Holdings, Inc.

1875 Explorer Street, 10th Floor

Reston, VA 20190

www.nii.com

Notice of Annual Meeting of Stockholders

May 22, 2013

10:00 a.m., Central Time

Paseo Tamarindos 90, Colonia Bosques de las Lomas, Delegación Cuajimalpa, 05120 Mexico, D.F.

We will hold the Annual Meeting of Stockholders of NII Holdings, Inc. (the “Company”) on May 22, 2013, at 10:00 a.m. Central Time at the headquarters of our operations in Mexico, located at Paseo Tamarindos 90, Colonia Bosques de las Lomas, Delegación Cuajimalpa, 05120 Mexico, D.F. (52 55 1018 4000).

At our Annual Meeting, our stockholders will be asked to:

1.

Elect two directors, Donald Guthrie and Steven M. Shindler, each for a three-year term ending 2016;

2.

Provide an advisory vote on the compensation of the Company’s named executive officers;

3.

Approve an increase in the authorized number of shares available for issuance under our 2012 Incentive Compensation Plan;

4.

Approve the amendment of the Company’s Restated Certificate of Incorporation to declassify the Board of Directors and to remove obsolete provisions;

5.

Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013; and

6.

Transact any other business that properly comes before the Annual Meeting and any adjournments thereof.

The Board of Directors of the Company recommends that you vote FOR the two nominees for director; FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers; FOR the approval of an increase in the authorized number of shares available for issuance under our 2012 Incentive Compensation Plan; FOR the amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors and remove obsolete provisions; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Only stockholders of record as of March 25, 2013 can vote at the Annual Meeting.

April 9, 2013

By Order of the Board of Directors,

Steven M. Shindler
Chairman of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 22, 2013.

The proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 are available at www.edocumentview.com/nihd.

Table of Contents

PROXY SUMMARY	4
GENERAL INFORMATION	7
CORPORATE GOVERNANCE	9
BOARD OF DIRECTORS	15
DIRECTOR COMPENSATION	19
SECURITIES OWNERSHIP	21
EXECUTIVE COMPENSATION	23
AUDIT INFORMATION	48
AUDIT COMMITTEE REPORT	49
PROPOSAL I	ELECTION OF DIRECTORS	50
PROPOSAL II	ADVISORY VOTE ON EXECUTIVE COMPENSATION	50
PROPOSAL III	APPROVAL OF THE AMENDMENT OF THE 2012 INCENTIVE COMPENSATION PLAN	51
PROPOSAL IV	AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND TO ELIMINATE OBSOLETE PROVISIONS	56
PROPOSAL V	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	57
STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING	57
IMPORTANT INFORMATION	58
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE	58
ANNEX A	PROPOSED AMENDMENT TO THE NII HOLDINGS, INC. 2012 INCENTIVE COMPENSATION PLAN	59
ANNEX B	PROPOSED AMENDMENT TO THE NII HOLDINGS, INC. RESTATED CERTIFICATE OF INCORPORATION	70

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NII Holdings, Inc. (the “Company,” “NII Holdings” or sometimes referred to as “we,” “us,” or “our”) for our 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The purpose of the meeting is set forth in the Notice of Annual Meeting of Stockholders.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Business Highlights

We entered 2012 anticipating an evolving business and economic environment, increased market competition and macroeconomic uncertainty during a period when we were also deploying our new WCDMA-based networks in our key markets of Brazil and Mexico. In response to these challenges, the Company focused on delivering results while simultaneously investing in new networks consistent with the Company’s long-term strategy. The Company’s 2012 strategic plan required intense capital investment to provide a foundation for long-term growth in revenues and subscribers in our Latin American markets as well as long-term profitability and cash flow. These increased investments placed pressure on our financial performance. While we achieved certain milestones during 2012, the economic, operational and competitive challenges we encountered throughout the year exceeded our expectations, and we were not able to achieve the financial and operating objectives set for the year. Specifically, delays in the deployment of our WCDMA-based networks, higher than expected costs, the impact of more aggressive competition in our markets, general economic volatility and the depreciation of local currencies in our markets relative to the U.S. dollar all negatively impacted our 2012 results.

Management Transitions

In an effort to improve our results, the Board approved a number of management transitions in 2012.

The Board appointed Gokul V. Hemmady, our former chief financial officer, to the newly created position of chief operations officer in June 2012 and appointed his successor, Juan R. Figuereo, as executive vice president, chief financial officer in October 2012.

In November 2012, the Company announced that Sergio B. Chaia would no longer serve as the president of Nextel Brazil, the Company’s Brazilian operating subsidiary. Mr. Hemmady together with Claudio Hidalgo, currently the chief operations officer of Nextel Brazil and formerly president of Nextel Chile, currently oversee the operations of Nextel Brazil.

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In December 2012, the Board appointed Steven M. Shindler, then chairman of the Board, to the additional position of interim chief executive officer. Mr. Shindler previously served as the Company’s chief executive officer from 2000 through 2008 and will serve as interim chief executive officer while the Board conducts a search for a permanent chief executive. Mr. Shindler replaces Steven P. Dussek, who resigned on December 13, 2012.

For more information on the management transitions described above please see “2012 Management Appointments and Compensation” and “2012 Management Severance and Compensation” below.

Governance Highlights

We are committed to effective corporate governance and high ethical standards because we believe that these values support our long-term performance. Accordingly, we have implemented the following:

Independent lead director and 88% Board independence.	Resignation policy for directors who do not receive a majority vote in uncontested elections.
Significant director and executive officer stock ownership requirements.	Stockholder right to call a special meeting of stockholders.
Majority voting in uncontested director elections.

At the Annual Meeting, we will also be asking your approval of a proposal that would declassify our Board.

For more information on the Company’s corporate governance, please see “Corporate Governance” on page 9 of this proxy statement.

Voting Matters

The following matters will be voted on at the Annual Meeting.

Proposal	Board Vote Recommendation	Page
Election of two directors	For Each Director Nominee	50
Advisory vote on executive compensation	For	50
Approval of increase in authorized shares under the 2012 Incentive Compensation Plan	For	51
Approval of an amendment of the Restated Certificate of Incorporation to declassify the Board and remove obsolete provisions	For	56
Ratification of the appointment of our independent registered public accounting firm for 2013	For	57

Proposal I   Election of Directors

At the Annual Meeting, our stockholders will be asked to elect two director nominees to our Board. The following table provides summary information about each director nominated for election at the Annual Meeting. If elected, each director nominee will serve until the 2016 Annual Meeting.

Name	Age	Director Since	Occupation	Committees	Independent
Donald Guthrie	57	2008	Managing Director, Trilogy Equity Partners	Audit, Finance	Yes
Steven M. Shindler	50	1997	Chairman and Interim Chief Executive Officer, NII Holdings, Inc.	Risk, Finance	No

For biographies of the director nominees listed above and the directors not up for election at the Annual Meeting, please see “Board of Directors” on page 15 of this proxy statement.

Proposal II   Advisory Vote on Executive Compensation

At the Annual Meeting, our stockholders will be asked to provide an advisory vote relating to the compensation of some of our executive officers. The Compensation Committee develops our executive compensation strategy in furtherance of the following principal compensation objectives:

•

align executive compensation with stockholders’ interests;

•

recognize individual initiative and achievements;

•

attract, motivate and retain highly qualified executives; and

•

create incentives that motivate the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.

The Compensation Committee fulfills these compensation objectives by setting target direct compensation at a level commensurate with the executive’s and the Company’s performance relative to our Peer Group (as defined below) utilizing individual and market measures and allocating the compensation among base salary and short and long-term incentives consistent with our compensation objectives. A substantial majority of our executives’ compensation is provided in the form of variable, performance-based compensation that links our executives’ compensation to our long-term performance. Set forth below is the 2012 realizable total direct compensation as of March 1, 2013 for each currently serving named executive officer.

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Name and Principal Position	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	2012 Realizable Compensation(1) ($)	2012 Target Total Direct Compensation(2) ($)
Steven M. Shindler, Interim Chief Executive Officer	243,026	1,874,568	1,941,131	—	4,074,557	—
Juan R. Figuereo, EVP, Chief Financial Officer	114,583	99,200	113,200	—	326,983	—
Gokul V. Hemmady, Chief Operations Officer	605,079	258,228	267,304	194,250	1,324,861	3,163,000
Peter A. Foyo, President, Nextel Mexico	529,450	189,804	196,475	112,524	1,028,253	2,300,000
Gary D. Begeman, EVP, General Counsel and Secretary	456,310	191,545	198,278	111,211	957,344	2,290,000

(1)

Value of the 2012 realizable compensation includes base salary paid in 2012, the actual payout under our 2012 Annual Bonus Plan and the value of equity granted in 2012 using the closing price of our common stock on March 1, 2013 of $4.96 and computed using the Black-Scholes method in accordance with FASB ASC Topic 718, but disregarding estimated forfeitures related to service-based vesting conditions for options. Messrs. Shindler and Figuereo were appointed on December 14, 2012 and October 17, 2012, respectively, and their 2012 realizable compensation reflects their prorated 2012 base salary and sign-on equity grants.

(2)

Target total direct compensation as approved by the Compensation Committee on April 24, 2012 and calculated as the sum of (a) base salary, (b) target annual bonus amount for the year assuming a payout of 100%, (c) value of the 2012 stock option grant determined using the closing price of our common stock on March 1, 2012 of $17.87, and (d) value of the 2012 restricted stock grant determined using the closing price of our common stock on March 1, 2012 of $17.87. The Compensation Committee did not assign Messrs. Shindler and Figuereo target compensation in 2012 due to their appointments after the annual compensation cycle.

Proposal III   Approval of the Increase in Shares Available for Issuance under the 2012 Incentive Compensation Plan

The Company achieves its compensation objectives of attracting, retaining and motivating specialized talent while linking executive compensation to the Company’s strategic and operating goals and stockholder value through its 2012 Incentive Compensation Plan (the “2012 Plan”). The Board recommends that stockholders approve an increase in the number of authorized shares available for issuance under the 2012 Plan by 12,000,000 shares, so that the Company can continue to fulfill its compensation objectives. As of December, 31 2012, 5,411,435 shares remained available for issuance under the 2012 Plan assuming all of our outstanding unvested restricted stock units are settled in shares of the Company’s common stock. If approved, the total number of shares available under the 2012 Plan will be 17,411,435 shares, not including reductions to reflect our 2013 annual grants that are expected to occur in late April and excluding shares that may become available for issuance due to cancellation or forfeitures. We believe the increase in shares available for issuance will allow us to make grants consistent with past practices for an additional two years.

For further discussion, please see “Proposal III - Approval of the Amendment of the 2012 Incentive Compensation Plan” on page 51 of this proxy statement.

Proposal IV   Approval of Declassification of the Board of Directors and Removal of Obsolete Provisions

While the Board believes that the Company’s classified board structure has helped assure continuity of the Company’s business strategies and has reinforced a commitment to long-term stockholder value, the Board recognizes the growing sentiment among stockholders and the investment community in favor of annual elections. After careful consideration, the Board determined that it is appropriate to propose declassifying the Board, commencing at the Company’s 2014 Annual Meeting of Stockholders. The Board has unanimously adopted and is submitting for stockholder approval amendments to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) that would phase in the declassification of the Board and provide for the annual election of directors. The amendments also remove obsolete provisions related to a completed transaction and the Company’s emergence from bankruptcy over 10 years ago.

For further discussion, please see “Proposal IV - Amendments to our Restated Certificate of Incorporation to Declassify the Board of Directors and to Eliminate Obsolete Provisions” on page 56 of this proxy statement.

Proposal V   Ratification of 2013 Independent Registered Public Accounting Firm

On February 26, 2013, the Audit Committee of our Board approved the reappointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013. Our Board has directed that the appointment of PricewaterhouseCoopers be submitted to stockholders for ratification at the Annual Meeting. The following table sets forth the fees accrued or paid to PricewaterhouseCoopers for the year ended December 31, 2012.

2012
Audit Fees(1)	$10,751,879
Audit-Related Fees(2)	$3,750
Tax Fees(3)	$240,580
All Other Fees(4)	$1,686,500
TOTAL	$12,682,709

(1)

Audit fees consist of those fees rendered for the audit of our annual consolidated financial statements, audit of the effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports and for services normally provided in connection with statutory and regulatory filings or engagements, such as comfort letters or attest services.

(2)

Audit-Related fees consist of those fees for assurance and related services that are reasonably related to the review of our financial statements.

(3)

Tax fees consist of those fees billed by PricewaterhouseCoopers for professional services for tax compliance, tax advice, tax planning, transfer pricing and expatriate tax services.

(4)

Fees incurred for services other than those described above for consulting, assessment of IT systems, salary and human resources projects, and research and disclosure tools.

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GENERAL INFORMATION

Time and Place of Annual Meeting

The Annual Meeting will be held on May 22, 2013, at 10:00 a.m. Central Time at the headquarters of our operations in Mexico, located at Paseo Tamarindos 90, Colonia Bosques de las Lomas, Delegación Cuajimalpa, 05120 Mexico, D.F.

Enclosed Materials

Enclosed are the following materials:

•

the proxy statement for the Annual Meeting;

•

the Company’s annual report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on February 28, 2013; and

•

the proxy card or vote instruction form for the Annual Meeting.

We are providing these proxy materials in connection with the Board’s solicitation of proxies to be voted at the Annual Meeting. We commenced mailing this proxy statement and the enclosed form of proxy to our stockholders entitled to vote at the meeting on or about April 9, 2013.

Management Proposals

At the Annual Meeting, stockholders will be asked to:

•

elect Donald Guthrie and Steven M. Shindler to the Board to serve for a term of three years (Item 1 on the proxy card);

•

provide an advisory vote on the compensation of the Company’s named executive officers (Item 2 on the proxy card);

•

approve an increase in the authorized number of shares available for issuance under our 2012 Plan (Item 3 on the proxy card);

•

approve the amendment of the Restated Certificate to declassify the Board and remove obsolete provisions (Item 4 on the proxy card);

•

ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2013 (Item 5 of the proxy card); and

•

take action on any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

Stockholders Entitled to Vote

The holders of common stock at the close of business on March 25, 2013, or the Record Date, are entitled to receive notice of, to attend and to vote one vote per share on each matter at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

As of the Record Date, there were 171,654,982 shares of common stock outstanding. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the time and place of the Annual Meeting.

How to Vote

Stockholder of Record. If you are a stockholder of record (that is, stockholders who hold their shares in their own name), there are four ways to vote:

   In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the proxy card.

    By Telephone. You may vote by proxy by calling the toll free number found on the proxy card.

By Mail. You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

Beneficial Owner. If you are a beneficial owner of shares held in street name (that is, shares held in the name of a bank, broker or other holder of record), the materials were forwarded to you by the organization holding your account and there are up to four ways to vote:

   In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

Via the Internet. You may be eligible to vote by proxy via the Internet by following the instructions on the vote instruction form.

    By Telephone. You may be eligible to vote by proxy by following the instructions on the vote instruction form.

By Mail. You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

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Quorum

The presence of, by person or by proxy, the holders of a majority of the total number of issued and outstanding shares of common stock that are entitled to vote at the Annual Meeting constitutes a quorum and is necessary for the transaction of business at the Annual Meeting.

An inspector of election will determine the presence of a quorum and tabulate the results of the voting by stockholders at the Annual Meeting. The inspectors will treat valid proxies marked abstain or proxies required to be treated as broker non-votes (which occurs when a broker has not received voting instructions on a matter and either does not vote the shares on that matter or is not entitled to vote on that matter without instruction but has voted on another matter the broker is entitled to vote on) as present for purposes of determining whether there is a quorum at the Annual Meeting.

Voting

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Effect of Not Providing Voting Instructions

Stockholder of Record. If you are a stockholder of record and you sign, date and return the enclosed proxy card but do not specify how to vote, then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments thereof.

Beneficial Owner. If you are a beneficial owner of shares held in street name and hold your shares through a broker, bank or other financial institution, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on a particular matter. Brokers and other nominees have the discretion to vote on routine matters such as Proposal 5, but do not have the discretion to vote on non-routine matters such as Proposals 1, 2, 3 and 4. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 5 and any other routine matters properly presented for a vote at the Annual Meeting.

Vote Standard

In uncontested elections, directors are elected if they receive a majority of the votes cast for each director at the Annual Meeting. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not be counted as votes against a director.

Proposals 2, 3 and 5 require the approval of a majority of the votes of the record holders present at the meeting, in person or represented by proxy, and entitled to vote on such matters, which would include abstentions but not broker non-votes.

Proposal 4 requires the approval of a majority of the outstanding shares of common stock entitled to vote. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Broker Non-Votes and Abstentions

A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not have discretionary voting power to vote on another proposal because the broker or nominee has not received instructions from the beneficial owner of the shares. A broker cannot vote on the election of directors, the advisory vote on executive compensation, the approval of the increase in authorized shares under the 2012 Plan or the declassification of the Board without receiving instructions from the beneficial owner of the shares.

While broker non-votes will be treated as present for purposes of determining whether there is a quorum, they will not be counted for purposes of determining the number of votes present and entitled to vote with respect to a particular proposal. Accordingly, a broker non-vote will be counted in order to obtain a quorum and will not be counted or otherwise affect the outcome of the vote with respect to matters 1, 2, 3 and 5.

Abstentions with respect to the election of directors will not be counted as votes either “for” or “against” the director’s election. Abstentions with respect to matters 2, 3, 4 and 5 will have the same effect as a vote against that proposal.

Changing Your Vote

A stockholder has the power to revoke his or her proxy or change his or her vote at any time before the proxy is voted at the Annual Meeting. If your shares are held in street name by a broker, bank or other financial institution, you must contact that institution to change your vote. If you are a stockholder of record, you can revoke your proxy or change your vote in one of four ways:

•

you can send a signed written notice of revocation to our corporate secretary at the address noted below to revoke your proxy;

•

you can send a completed proxy card bearing a later date than your original proxy to us indicating the change in your vote;

•

you can attend the Annual Meeting and vote in person, which will automatically cancel any proxy previously given; or

•

you can revoke your proxy in person at the Annual Meeting, but attendance at the Annual Meeting alone will not revoke any proxy that you have given previously.

If you choose either of the first two methods, we must receive the described notice or proxy no later than the beginning of the Annual Meeting. If you choose the third or fourth methods, you will be asked to present documents for the purpose of establishing your identity as a NII Holdings’ stockholder. Before the Annual Meeting, any written notice of revocation should be sent to NII Holdings, Inc., 1875 Explorer Street, 10th Floor, Reston, Virginia 20190, Attention: Executive Vice President, General Counsel and Secretary. Any notice of revocation that is delivered at the Annual Meeting should be hand delivered to our Executive Vice President, General Counsel and Secretary before a vote is taken. Once voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote as to that matter.

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Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the Securities and Exchange Commission within four business days following the Annual Meeting and can be accessed on the investor relations area of our website at www.nii.com.

Householding

In an effort to reduce the Company’s printing and mailing costs as well as minimizing the environmental impact of the Company’s annual meetings, the Company will deliver a single copy of the proxy materials to multiple stockholders who share the same address unless the Company has received instructions to the contrary from one or more of the stockholders at that address. You may request a separate copy of the proxy materials by writing or calling the Company at the following address and telephone number:

Investor Relations

NII Holdings, Inc.

1875 Explorer Street, Suite 1000

Reston, Virginia, 20190

(703) 390-7190

Stockholders who hold shares in street name may contact the organization holding their account to request information about householding.

Cost of Solicitation

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. We have hired Georgeson Inc. to help us send out the proxy materials and solicit proxies on behalf of the Board. Georgeson’s fee for this service is $7,500 plus expenses. The Company may incur additional expenses related to services provided by Georgeson in order to encourage voting on a particular matter. In addition, certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of common stock.

Every stockholder’s vote is important. Accordingly, you should sign, date and return the enclosed proxy card, vote via the Internet or by telephone, or provide instructions to your broker or other nominee whether or not you plan to attend the Annual Meeting in person.

CORPORATE GOVERNANCE

Introduction

We are committed to effective corporate governance and high ethical standards because we believe that these values support our long-term performance. Under our current governance framework, the Board, working with senior management and our stockholders, has implemented the following corporate governance practices to support our values:

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Corporate Governance Framework

The Board is responsible for the oversight of management on behalf of our stockholders, and the Board accomplishes this function acting directly and through its committees. Directors discharge their duties at Board and committee meetings and also through telephone contact and other communications with management and others regarding matters of concern and interest to the Company. In accordance with our policies, our corporate governance is managed under the following structure, details of the roles and responsibilities of each of these elements are outlined further below:

Chairman and Lead Director

Our Corporate Governance Guidelines provide for the appointment of an independent lead director (“Lead Director”). Although we have no established policy on whether to separate the roles of chairman and principal executive officer, we continue to believe that separate positions for chairman of the Board and principal executive officer, coupled with a Lead Director provides an efficient and effective leadership model, fostering clear accountability, differing perspectives and effective decision-making. In December 2012, our chief executive officer resigned and Mr. Shindler, who serves as chairman of the Board, agreed to accept the position as interim chief executive officer and serve as both chairman and interim chief executive officer until a successor is appointed. We anticipate that upon the appointment of a permanent chief executive officer, the roles of chairman and principal executive officer will be separated. Our Lead Director, Carolyn F. Katz, is an independent, annually designated non-management director and is responsible for promoting strong, independent oversight of our management and affairs. The chart below summarizes the roles and responsibilities of the chairman and Lead Director and how they work together:

	Chairman of the Board	Lead Director
Independence	Non-Independent	Independent
Appointment	Appointed by Board	Annually appointed by independent directors
Presides at Meetings	Board and Stockholder Meetings	Executive sessions of independent directors and Board meetings when the chairman of the Board is not present
Authority to Call Meetings	Board and Stockholder Meetings	Convenes meetings of independent directors as necessary and appropriate
Schedule, Agendas and Materials	Prepares Board schedules, agendas and materials based on discussion with all directors and management	Works with the chairman of the Board in the development and approval of Board schedules, agendas and materials
Liaison	Between directors and senior management	Between independent directors and the chairman of the Board

Our leadership structure ensures a strong role for the independent directors in the oversight of the Company and in establishing priorities and procedures for the work of the Board. The Board recognizes that there is no single generally accepted approach to providing Board leadership and that the Board’s leadership structure may vary in the future as circumstances warrant.

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Board Committees

The specific roles and responsibilities of the Board’s committees are delineated in written charters adopted by the Board for each committee and are reviewed annually by the Corporate Governance and Nominating Committee in accordance with our Corporate Governance Guidelines. As provided in their charters, each committee is authorized to engage or consult from time to time, as appropriate, at our expense, with outside independent legal counsel or other experts or advisors it deems necessary, appropriate or advisable to discharge its duties. Each member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent in accordance with the NASDAQ Stock Market (“NASDAQ”) listing rules and the Securities Exchange Act of 1934, as amended, as applicable. Below is a summary of the primary responsibilities of each committee.

Audit:

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Oversight of the quality and integrity of our financial statements and related disclosures, and our accounting, auditing, and reporting practices.

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Review of our processes to manage financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements.

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Appointment, replacement, compensation and oversight of the independent registered public accounting firm engaged to prepare and issue audit reports on our financial statements.

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Oversight of our internal audit function.

Compensation:

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Review and approve our annual executive compensation and executive compensation program and philosophy.

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Oversee the administration of our equity-based compensation and other benefit plans and the compensation programs and philosophy for non-executive employees.

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Approve grants of stock options and stock awards to directors, officers and employees under our stock plan.

Corporate Governance and Nominating:

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Promote the effective and efficient governance of the Company, including the development and periodic assessment of ethics and corporate governance policies.

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Assist the Board in the oversight of management succession planning.

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Oversee the Board and committee annual evaluation process.

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Develop qualifications for director candidates and recommend to the Board persons to serve as directors and as members of the Board’s committees.

Finance:

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Assist the Board in fulfilling its oversight responsibilities with respect to the financial affairs and policies of the Company.

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Consult with and provide guidance to management with respect to the Company’s capital requirements and financing efforts.

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Approve the pricing and other terms of various financing transactions, as delegated by the Board.

Risk:

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Approve the design of the Company’s enterprise-wide risk management framework and at least annually review and approve the Company’s risk management policies.

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Review and advise the Board on the risk impact of strategic business decisions and assess strategic alignment with the Company’s risk appetite.

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Review significant aggregate risk concentrations, and approve significant corrective actions recommended by management.

Corporate Governance Policies and Practices

We manage our business and affairs in accordance with the Delaware General Corporation Law and a number of key governance documents, including our Corporate Governance Guidelines, Restated Certificate, Third Amended and Restated Bylaws, Code of Conduct and Business Ethics, and Board Committee Charters. Our Board reevaluates our policies and practices on an ongoing basis to ensure high standards of business conduct that facilitate the Board’s execution of its responsibilities. Additional information is provided below regarding key corporate governance and ethics policies and practices that we believe enable us to manage our business in accordance with the highest standards of business practices and in the best interest of our stockholders.

Director Independence

In accordance with our Corporate Governance Guidelines, a majority of our Board must be independent as defined by the NASDAQ listing rules and the Securities Exchange Act of 1934, as amended. On February 26, 2013, the Board determined that the following seven of its eight current members (88%) are independent: Kevin L. Beebe, Donald Guthrie, Charles M. Herington, Carolyn F. Katz, Rosendo G. Parra, Paulino do Rego Barros, Jr. and John W. Risner. In making that determination, the Board considered the relationships described below in “Certain Relationships and Related Transactions.” The Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are comprised entirely of independent directors.

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Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of the risks that the Company faces in its business. Our Corporate Governance Guidelines set forth the responsibilities of our Board, including the Board’s oversight of the Company’s risk assessment and risk audit functions and provides for specific actions to mitigate certain risks. The Board regularly reviews information regarding the Company’s results of operations and any related trends and other factors contributing to or affecting those results, long range strategy, financial reporting systems and processes, and access to capital and liquidity, as well as the risks associated with these aspects of the Company’s business. The Board has also approved a Code of Conduct and Business Ethics that establishes standards of conduct for employees that are designed to mitigate risks associated with the Company’s and its employees’ compliance with legal requirements, foster ethical conduct by employees in dealing with the Company and others and protect company assets. The Company requires that all employees receive annual training relating to the Code of Conduct and Business Ethics and related policies in order to ensure that employees are familiar with those standards of conduct and to mitigate the risks associated with employees’ failure to meet those standards. The Board has also assisted management with the development and implementation of an enterprise risk management program, which has been designed to provide management and the Board with additional information regarding the risks that we face in our business and facilitate the implementation of risk mitigation strategies. In furtherance of that goal, during 2012, the Board created the Risk Committee to provide oversight of the Company’s enterprise risk management program, which provides a framework for identifying and assessing the likelihood and magnitude of impact of potential risks and opportunities, determining the response strategy to risks and opportunities and monitoring the status of risks and opportunities.

In addition, each of the committees of the Board is involved in the assessment of risks relevant to their area of responsibility and the implementation of actions designed to address or mitigate those risks. The types of risks that are considered by the committees and some of the actions taken to address those risks include:

Audit:

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Risks related to the Company’s tax, accounting, financial reporting systems and processes, and its legal and regulatory compliance.

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The committee holds regular meetings with our independent public accounting firm, principal accounting officer, vice president of internal audit, vice president of tax, chief financial officer, general counsel and management to discuss the risks faced by the Company and the actions being taken to mitigate those risks.

Compensation:

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Risks relating to the Company’s compensation and benefit programs.

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The committee retains an independent compensation consultant to assist it in satisfying its oversight responsibilities and to ensure that the compensation and benefit programs are designed in a manner that aligns the compensation of executives and other employees with the interests of the Company and its stockholders.

Corporate Governance and Nominating:

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Risks related to the Company’s corporate governance and management.

•

The committee reviews, and implements changes to, the Company’s policies relating to corporate governance, ethics and related processes; assists the Board in management succession planning; and selects and recommends individuals nominated to our Board in an effort to ensure that a majority of the members of the Board are independent and have appropriate time, skills and experiences necessary to assist the Board in its oversight role.

Finance:

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Risks associated with the Company’s access to capital needed to meet its business plans and risks associated with fluctuations in interest and foreign currency exchange rates.

•

The committee holds regular meetings to review and assess the Company’s capital structure, liquidity, working capital, inventory, investment positions and works with management to develop strategies to mitigate risks.

Risk:

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Oversight of the Company’s enterprise-wide risk management program.

•

Policy-setting of risk management activities including the regular review of internal risk management policies and procedures and compliance with risk-related regulatory requirements.

In addition, the Company’s internal audit group, which reports directly to the chairman of the Audit Committee through the vice president of internal audit, prepares an annual risk assessment that includes a review of risks related to the Company’s operations and processes, markets and business environment, as well as risks relating to the availability and reliability of information used by management in its decision making. Based on this risk assessment, the internal audit group makes a recommendation to the Audit Committee concerning an annual internal audit plan that identifies the business activities and processes that will be reviewed and analyzed by the internal audit group during the year. The Audit Committee approves the risk assessment and annual internal audit plan to be carried out by the internal audit group and receives detailed reports concerning the results of each review, including recommendations made to address risks that are identified and actions taken by management with respect to those recommendations. The Audit Committee also receives quarterly updates concerning the status and outcome of the reviews conducted by the internal audit group pursuant to the annual review plan and the status of actions taken by management to mitigate risks identified in the reviews.

While each of the committees of our Board is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through management and committee reports about risks, our risk assessment and the internal audit group’s annual review plan.

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Certain Relationships and Related Transactions

Our Corporate Governance Guidelines require that the Audit Committee review and approve or ratify transactions involving the Company and related persons (such as the Company’s officers, directors, family members of the officers and directors and other related parties) in accordance with the requirements of NASDAQ. In determining whether to approve or ratify a related party transaction, the Audit Committee evaluates whether the transaction is in the best interests of the Company taking into consideration all relevant factors, including as applicable the Company’s business rationale for entering into the transaction and the fairness of the transaction to the Company. The Audit Committee generally seeks to consider and approve these transactions in advance where practicable, but may also ratify them after the transactions are entered into, particularly in instances where the transactions are entered into in the ordinary course of business or if the transaction is on terms that are consistent with a policy previously approved by the Audit Committee or the Board. In instances where the transaction is subject to renewal or if the Company has the right to terminate the relationship, the Audit Committee expects to periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Currently, the only related person transactions are the transactions described in more detail below. The Audit Committee has approved and ratified these arrangements in accordance with the Corporate Governance Guidelines.

Transaction	Description of Relationship
Executive Use of Company Aircraft

We have implemented a policy that generally limits the use of the Company’s owned or leased aircraft to business purposes, although our chief executive officer may approve the use of these aircraft for non-business purposes by executives other than himself. In addition, we make the company aircraft available for use to our executives at times when it is not in use for regular business purposes through time sharing arrangements on terms that are consistent with our FAA authorizations and that provide for payments to us in amounts that recover the incremental operating costs associated with the employee’s use of the aircraft. We use the payments received from the executives using the aircraft under these arrangements to offset the operating costs of our aircraft. In 2012, Steven M. Shindler, chairman of our Board and interim chief executive officer, and Steven P. Dussek, our former chief executive officer, utilized our aircraft under time sharing arrangements and paid us a total of $22,342 and $65,869 respectively for this use.

4DK Technologies, Inc.

In accordance with our Corporate Governance Guidelines, the Audit Committee has continued to monitor the Company’s relationship with 4DK Technologies, Inc. (“4DK”), a wireless network and device solution provider that supports services relating to our push-to-talk solution.

As of December, 31, 2012, Mr. Shindler, our chairman and interim chief executive officer, continued to hold slightly more than 10% equity ownership in 4DK, and in accordance with the Corporate Governance Guidelines, the Audit Committee reviewed the relationship to ensure there were no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Similar to 2011, in 2012 the Company paid $450,000 for the services provided under the arrangements with 4DK. In February 2013, the Audit Committee determined, upon review, that the transaction continued to be in the best interest of the Company and ratified the transaction.

Equifax, Inc.

Equifax, Inc. provides customer credit evaluation services to the Company in Peru, Argentina and Chile. In 2012, the Board appointed Paulino do Rego Barros, Jr., president, international of Equifax, as a member of the Board.

At the time of the appointment of Mr. Rego Barros as a director, the Board reviewed the long standing arrangements with Equifax that were entered into prior to his appointment in the ordinary course of business and determined that that the transaction was in the best interest of the Company and did not interfere with the independent judgment of Mr. Rego Barros.

In accordance with our Corporate Governance Guidelines, the Audit Committee has continued to monitor the Company’s relationship with Equifax and similar to previous years, the Company made payments of approximately $1,300,000 to Equifax for the services provided in 2012. In February 2013, the Audit Committee determined, upon review, that the transaction continued to be in the best interest of the Company and ratified the transaction.

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Code of Conduct and Business Ethics

The Board has approved a Code of Conduct and Business Ethics for our directors, officers and employees, including the directors, officers and employees of each of our subsidiaries and controlled affiliates. The Code of Conduct and Business Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Company requires that all employees receive annual training relating to the Code of Conduct and Business Ethics and related policies in order to ensure that employees are familiar with those standards of conduct.

Only the Board or the Audit Committee may consider a waiver of the Code of Conduct and Business Ethics for an executive officer or director. If a provision of the Code of Conduct and Business Ethics is materially modified, or if a waiver of the Code of Conduct and Business Ethics is granted to a director or executive officer, we will post a notice of such action on the Investor Relations link of our website at www.nii.com. No such waivers were granted during 2012.

Hedging, Short Sale and Pledging Policies

Historically, the Company has discouraged its employees from engaging in short sales, hedging transactions, transactions involving publicly traded options and pledging involving the Company’s securities. In 2012, the Board adopted a policy prohibiting all employees (including executive officers and directors) from engaging in any transaction involving our common stock that may be viewed as speculative, including buying or selling puts, calls or options, short sales, hedging transactions or purchases of our common stock on margin.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of us or any of our subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Availability of Governance Information

Our governance documents, including the charters of the Audit, Compensation, Corporate Governance and Nominating, and Finance Committees may be viewed free of charge on the Investor Relations link of our website at www.nii.com. The charters and our Code of Conduct and Business Ethics may also be obtained by writing to us at NII Holdings, Inc., 1875 Explorer Street, 10th Floor, Reston, Virginia 20190, Attention: Investor Relations.

Stockholder Communications with the Board of Directors

As provided for in our Corporate Governance Guidelines, stockholders may communicate directly with the Board by electronic mail sent to boardinquiries@nii.com or by regular mail sent to the address below. The Board has instructed the Board Communications Designee to examine incoming communications to determine whether the communications are relevant to the Board’s roles and responsibilities. The Board has authorized the Board Communications Designee to disregard or discard inappropriate communications such as spam, business solicitations or advertisements, resumes or similar communications. The Board Communications Designee will forward any service inquiries or complaints to the appropriate groups within the Company for processing and response.

The Board Communications Designee will review all appropriate communications and report such communications to the chair of or the Corporate Governance and Nominating Committee, the Board, or the independent directors, as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source. Communications relating to the Company’s accounting, internal accounting controls or auditing matters will be referred promptly to members of the Audit Committee. Stockholder communications to the Board should be sent to:

Gary D. Begeman

Board Communications Designee

NII Holdings, Inc.

1875 Explorer Street, 10th Floor

Reston, Virginia 20190

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BOARD OF DIRECTORS

General

Our Board currently consists of eight members divided into three classes in accordance with our Restated Certificate. The three-year terms of each class are staggered so that the term of one class expires at each Annual Meeting. At the Annual Meeting, we have proposed an amendment to our Restated Certificate to declassify our Board. For more information please see page 56.

Each of our directors brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including:

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experience in senior executive positions in the telecommunications and other industries and service on the board of directors of other companies including telecommunications companies;

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experience in key management and operating roles for large, complex organizations, including technology and manufacturing companies, operators of wireless networks, retailers and companies with international operations and, specifically, operations in Latin America;

•

experience serving on other public company boards, including serving on audit, compensation and other committees responsible for oversight of corporate governance and related issues;

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experience in managing sales and marketing functions for companies with international operations, including in Latin America; and

•

experience in financing, capital markets and strategic transactions, including as executives of public companies with responsibility for capital planning and fund raising; as executives of investment banks and other financial institutions, including investment funds and private equity investment firms; and as investment fund managers.

The Corporate Governance and Nominating Committee and the Board believe that these and the other skills and experiences brought to the Board by its members position the Board to be able to fulfill its oversight role and to evaluate and advise management with respect to a wide variety of matters faced by the Company in its business. We have included a brief description of the experience, qualifications, attributes and skills that led to the conclusion that each director should serve on our Board as part of the directors’ biographies below.

Director Nomination Procedures

In evaluating a director candidate, each of the Corporate Governance and Nominating Committee and the Board consider factors that it believes are in the best interests of the Company and its stockholders. In addition, the Corporate Governance and Nominating Committee has adopted guidelines for the evaluation of potential director nominees. These guidelines set forth standards by which potential nominees for election to our Board will be evaluated and include:

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the prospective nominee’s professional skills and experience;

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the ability of the prospective nominee to represent the interests of our stockholders;

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the prospective nominee’s reputation, standards of integrity, commitment and independence of thought and judgment;

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the prospective nominee’s independence from our company under the NASDAQ listing rules, and, as applicable, the standards for independence established by the Securities and Exchange Commission;

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the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties as a director, taking into account, among other things, the prospective nominee’s service on other public company boards; and

•

the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

While we do not have a formal diversity policy, the Corporate Governance and Nominating Committee considers diversity of talents, skills and expertise in evaluating potential nominees. In addition, from time to time, the Corporate Governance and Nominating Committee retains third-party search firms to identify qualified director candidates and to assist the committee in evaluating candidates that have been identified by others.

It is the policy of the Corporate Governance and Nominating Committee to consider candidates recommended by stockholders. Any stockholder who would like to suggest or recommend a person for the Board’s consideration as a director candidate may do so at any time by writing to the corporate secretary at the address below. A stockholder wishing to formally nominate a person for election as a director must comply with the advance notice provisions in the Company’s Third Amended and Restated Bylaws. Generally these provisions require that the corporate secretary receive notice of the nomination not less than 90 nor more than 120 calendar days prior to the anniversary of the date for the preceding year’s annual meeting. The notice must set forth, as to each nominee, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, and a brief description of any arrangement or understanding between such person and any others pursuant to which such person was selected as a nominee. The notice must include the nominee’s signed consent to serve as a director if elected. The notice must also set forth the name and address of, and the number of our common shares owned by, the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made and any other stockholders believed to be supporting such nominee. Additional details regarding the process to be followed by stockholders wishing to nominate a person for election as a director are included in the Company’s Third Amended and Restated Bylaws, which are available on the Investor Relations page of our website at www.nii.com. Stockholder recommendations and formal nominations should be sent to:

Executive Vice President, General Counsel and Secretary

NII Holdings, Inc.

1875 Explorer Street, 10th Floor

Reston, Virginia 20190

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Board of Directors

Summary of Qualifications

Below is a summary of the qualifications of the members of our Board that led the Corporate Governance and Nominating Committee to conclude that each director is qualified to serve on the Board. Please review the biographies of our Board below.

	Beebe	Guthrie	Herington	Katz	Parra	Rego Barros	Risner	Shindler
Senior executive experience in large, complex organizations	x	x	x		x	x	x	x
Telecommunications experience	x	x	x		x	x	x	x
Diverse experience in multiple industries			x	x	x		x
Experience in our markets or similar Latin American or emerging markets	x		x	x	x	x		x
Service on the board of other public companies	x	x	x	x	x		x
Managerial experience evaulating risks	x	x	x	x		x		x
Experience in financial and capital markets and strategic transactions		x	x	x			x	x

Director Biographies

Directors Standing for Reelection — To Hold Office Until 2016

Donald Guthrie

Managing Director, Trilogy Equity Partners

Independent

Age: 57

Director Since: 2008

Committees: Audit, Finance

More than 20 years of experience in finance positions within the telecommunications industry has provided Mr. Guthrie with an understanding of operations of wireless operators and the key financial and operating measures critical in evaluating the performance of wireless operators, as well as the measures used by investors in evaluating performance and investments in wireless operators.

Mr. Guthrie has served as a managing director of Trilogy Equity Partners, a private investment firm since February 2006. From 1995 to 2005, he served as vice chairman of the Western Wireless Corporation, a wireless communications company, where he also served as chief financial officer from February 1997 to May 1999. From 1995 to 2002, Mr. Guthrie served as vice chairman of VoiceStream Wireless, a wireless communications company, now T-Mobile USA, subsequent to its acquisition by Deutsche Telekom AG. From 1986 to 1995, Mr. Guthrie served as senior vice president and treasurer of McCaw Cellular and, from 1990 to 1995, as senior vice president, finance for LIN Broadcasting. Mr. Guthrie served on the board of directors of Lumera Corporation from 2004 through 2008.

Steven M. Shindler

Chairman and Interim Chief Executive Officer, NII Holdings, Inc.

Non-Independent

Age: 50

Director Since: 1997

Committees: Finance, Risk

Serving as the Company’s chairman and chief executive officer as well as in other senior leadership positions in the telecommunication industry, Mr. Shindler has gained extensive knowledge into the operations, marketing, strategy and growth of our organization. He has also been responsible for capital planning and raising funds in private and public financing transactions in order to support the development and construction of wireless communications networks.

Mr. Shindler was appointed interim chief executive officer in December 2012 and has served as chairman of the Board since 2002. Prior to his most recent appointment as interim chief executive officer, Mr. Shindler served as our executive chairman from February 2008 to July 2012 and chief executive officer from 2000 until February 2008. Mr. Shindler also served as executive vice president and chief financial officer of Nextel Communications from 1996 until 2000. From 1987 to 1996, Mr. Shindler was an officer with Toronto Dominion Bank, where he was a managing director in its communications finance group.

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Directors Not Standing for Reelection — To Hold Office Until 2015

Kevin L. Beebe

President and Chief Executive Officer, 2BPartners, LLC

Independent

Age: 53

Director Since: 2010

Committees: Compensation, Risk

Senior leadership experience in the telecommunications and wireless industries provides Mr. Beebe with an in depth understanding of the customer service and other issues that drive a subscriber oriented business and the key financial and operating measures used by wireless operators to evaluate the performance of their business.

Mr. Beebe has been president and chief executive officer of 2BPartners, LLC, a partnership that provides strategic, financial and operational advice to private equity clients, investors and management since November 2007. Previously, he was group president of operations at ALLTEL Corporation, a telecommunications services company, from 1998 to 2007. From 1996 to 1998, Mr. Beebe served as executive vice president of operations for 360° Communications Co., a wireless communication company. Prior to that time, he has held a variety of executive and senior management positions at several divisions and affiliates of Sprint Corporation. Mr. Beebe began his career at AT&T/Southwestern Bell as a Manager. Mr. Beebe also serves as a director for Skyworks Solutions, Inc., a semiconductor and wireless handset chip supplier, and SBA Communications Corporation, a provider of wireless and broadcast communications infrastructure.

Carolyn F. Katz

Executive Chair, Author & Company

Independent (Lead Director)

Age: 51

Director Since: 2002

Committees: Audit, Finance, Corporate Governance and Nominating

As a director since 2002 and our Lead Director since 2008, Ms. Katz has significant knowledge relating to the history and development of our business, our results of operations and our capital structure. In her role as Lead Director, chair of the Audit Committee and member of the Finance and Corporate Governance and Nominating Committees, she has consulted with and advised management regarding corporate governance matters and regarding strategic and financing transactions.

Ms. Katz has served as executive chair of Author & Company, a digital publisher, since 2012. She was a principal at Providence Equity Partners, a private equity firm specializing in media and telecommunications, from 2000 to 2001. From 1984 to 2000, Ms. Katz worked for Goldman Sachs, an investment bank, most recently as managing director. Ms. Katz currently is a director of American Tower Corporation, a provider of wireless and broadcast communications infrastructure.

Paulino do Rego Barros, Jr.

President, International, Equifax Inc.

Independent

Age: 56

Director Since: 2012

Committees: Risk

International management experience, including experience in Latin American markets, and experience in the wireless and communications industries provides Mr. Rego Barros with a unique perspective on strategies required to operate in our markets and on managing risks in an international environment.

Mr. Rego Barros has served as president, international for Equifax Inc. since April 2010. Previously, Mr. Rego Barros was president, PB&C Global Investments, LLC, an international consulting and investment firm, from October 2008 to April 2010 and served in multiple senior leadership positions at AT&T Inc. and BellSouth Corporation (acquired by AT&T in 2006), including president, global operations from January 2007 to October 2008; chief product officer, U.S. Telecommunications Group from January 2005 to January 2007; and president, Bellsouth International, Latin America Operations from January 2004 to January 2005. Mr. Rego Barros has also held senior leadership positions at Motorola, Inc.

Directors Not Standing for Reelection — To Hold Office Until 2014

Charles M. Herington

Retired President, Emerging and Developing Markets, Avon Products, Inc.

Independent

Age: 53

Director Since: 2003

Committees: Compensation, Corporate Governance and Nominating

Serving on our Board since 2003, Mr. Herington has significant knowledge relating to the history and development of our business, our results of operations and our capital structure. He has over 30 years of experience in building brands, teams and operations in Latin American countries providing him with an in depth understanding with respect to operations in Latin American markets.

Mr. Herington previously served as president and executive vice president, emerging and developing markets of Avon Products, Inc., a global beauty company, from March 2010 to September 2012 and in other executive positions at Avon Products, Inc., from March 2006 to March 2010 with full business responsibility for Latin America, Central and Eastern Europe, and Asia Pacific. From 1999 to February 2006, he was the president and chief executive officer of AOL Latin America. From 1997 until 1999, he served as president of Revlon America Latina. From 1990 through 1997, he held a variety of executive positions with PepsiCo Restaurants International, and from 1981 through 1990 he lived in three different countries marketing P&G Brands. Mr. Herington currently serves as a director of Molson Coors Brewing Company.

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Rosendo G. Parra

Partner, Daylight Partners

Independent

Age: 53

Director Since: 2008

Committees: Compensation, Corporate Governance and Nominating

Mr. Parra’s diverse experience in sales, manufacturing, marketing, operations, risk management and strategy, including product marketing and life cycles, as well as customer development, acquisition and retention in Latin America and experience managing government relations provides insight into all aspects of the development of our operations in Latin America and the formulation of strategies and responses to regulation of business activities in foreign countries.

Mr. Parra is a retired executive of Dell Inc., an international information technology company, and a founder of Daylight Partners, a technology-focused venture capital firm, where he has been a partner since December 2007. From 1993 until his retirement in 2007, Mr. Parra held various executive and senior management positions at Dell Inc., including senior vice president for the Home and Small Business Group from June 2006 to April 2007 and senior vice president and general manager, Dell Americas from April 2002 until June 2006. Mr. Parra currently serves on the board of directors of Brinker International, Inc. and PG&E Corporation.

John W. Risner

President, The Children’s Tumor Foundation

Independent

Age: 53

Director Since: 2002

Committees: Audit, Finance

Serving on our Board since 2002, Mr. Risner has significant knowledge relating to the history and development of our business, our results of operations and our capital structure and has experience in investments in high yield bond assets, convertible bonds, mortgage backed securities and distressed assets.

Mr. Risner is currently the president of The Children’s Tumor Foundation, which he joined in 2002. From 1997 to 2002, he served as senior vice president - portfolio manager at AIG/SunAmerica Asset Management, a money management firm. Prior to that, Mr. Risner was vice president-senior portfolio manager at Value Line Asset Management, a money management firm, where he worked from 1992 to 1997. Mr. Risner currently serves on the board of directors of Accuride Corporation, a manufacturer of commercial vehicle components.

Board and Committee Membership and Attendance

Meeting Attendance

The Board and its committees were active during 2012, with the Board holding 7 regularly scheduled and 3 additional meetings and each current member of the Board attending over 75% of the aggregate meetings of the Board and over 75% of the aggregate meetings of the committees on which they served. In addition to attending formal meetings, directors also fulfilled their responsibilities in 2012 by meeting informally on a monthly basis, through the review and discussion of weekly reports provided by senior management and through other informal meetings and discussions. We encourage members of the Board to attend the Annual Meeting. All of the directors then serving attended the 2012 Annual Meeting of Stockholders.

Committee Membership

The standing committees of the Board are the Audit, Compensation, Corporate Governance and Nominating, Finance and Risk Committees. Membership on the Board and each standing committee as of March 30, 2013 and the number of formal meetings of the Board and each standing committee during 2012 was as follows:

Name		Board	Audit	Compensation	Corporate Governance and Nominating	Finance	Risk
Steven M. Shindler		C				•	•
Kevin L. Beebe	I	•		•			C
Donald Guthrie	I,A	•	•			C
Charles M. Herington	I	•		C	•
Carolyn F. Katz	I,A	•	C		•	•
Rosendo G. Parra	I	•		•	C
Paulino do Rego Barros, Jr.	I	•					•
John W. Risner	I,A	•	•			•
TOTAL NUMBER OF MEETINGS IN 2012		10	6(1)	8	4	6	-(2)

I: Independent          A: Audit Committee Financial Expert          C: Chair

(1)

During 2012, the Audit Committee also held meetings with PricewaterhouseCoopers LLP, our independent registered public accounting firm, without employees of the Company present, and meetings with our vice president of internal audit.

(2)

The Risk Committee was formed on November 13, 2012 and will hold its first meeting in 2013.

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Executive Sessions of the Board

As required by our Corporate Governance Guidelines, it is the practice of our Board to have executive sessions where non-employee directors other than Mr. Shindler meet to discuss matters of interest and concern. Executive sessions are held in conjunction with each regularly scheduled meetings of the Board and at such other times as the Lead Director or independent members of the Board determine necessary. During executive sessions, the directors occasionally meet with and question our employees outside the presence of employee directors and other members of management and with their outside legal counsel.

DIRECTOR COMPENSATION

Fees Payable to Non-Employee Directors

Each of our non-employee directors receives an annual retainer and equity grant for serving on the Board. In addition our non-employee directors receive additional fees for their service on committees. Our director compensation for 2012 consisted of the following components:

Board:
Annual Retainer	$70,000
Annual Equity Grant	$115,000	(1)
Lead Independent Director	$20,000
Non-Executive Chairman	$45,000

Committees:
Committee Chairs	$5,000
Audit Committee	$25,000
Compensation Committee	$20,000
Corporate Governance and Nominating Committee	$15,000
Finance Committee	$15,000
Risk Committee	$15,000

(1)

On April 24, 2012, each non-employee director then serving and Mr. Shindler received 6,100 restricted shares that vest 331/3 % annually over a three year period. The number of restricted shares granted was determined by dividing the annual equity grant target of $115,000 by the closing price of our common stock on the date the grant was made.

We pay all retainers in arrears in quarterly installments. We also reimburse directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings and for other related expenses. We do not provide any additional compensation to employees who serve as a director or a committee member in periods in which they are also employees. Non-employee directors are also permitted to defer all or a portion of their annual retainer pursuant to the NII Holdings, Inc. Outside Directors Deferral Plan described below.

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Director Compensation Table

In the table and discussion below, we summarize the compensation paid to our directors during 2012 who were not our employees as of December 31, 2012.

DIRECTOR COMPENSATION FISCAL YEAR 2012

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Kevin L. Beebe	90,000	114,985	N/A	N/A	-	-	204,985
Donald Guthrie	110,000	114,985	N/A	N/A	-	-	224,985
Charles M. Herington(3)	110,000	114,985	N/A	N/A	-	-	224,985
Carolyn F. Katz	150,000	114,985	N/A	N/A	-	-	264,985
Rosendo G. Parra	110,000	114,985	N/A	N/A	-	-	224,985
Paulino do Rego Barros, Jr.	35,000	114,985	N/A	N/A	-		149,985
John W. Risner	115,000	114,985	N/A	N/A	-	-	229,985

(1)

The compensation information for Mr. Shindler, our chairman of the Board and interim chief executive officer, is included in the Summary Compensation Table.

(2)

The amounts in this column reflect the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), but disregarding estimated forfeitures related to service-based vesting conditions. We value restricted stock awards at the date of grant based on the number of shares subject to the grant multiplied by the closing price of our common stock on the date of grant. On April 24, 2012, we provided each non-employee director with a grant of 6,100 shares of restricted stock that vest 331/3 % on each of April 24, 2013, April 24, 2014 and April 24, 2015. The grant date fair value was $18.85 per share. The dollar value of the shares subject to those grants, based on the $7.13 closing price of a share of our common stock as reported on the NASDAQ on December 31, 2012, was $43,493.

The aggregate number of shares of restricted stock held by each of our non-employee directors on December 31, 2012, and the dollar value of the shares based on the closing price on that date, were as follows: Mr. Beebe – 11,525, $82,173; Ms. Katz and Messrs. Guthrie, Herington, Parra, and Risner – 9,044, $64,484; and Mr. Rego Barros – 4,575, $32,620.

(3)

In 2009, we discontinued our prior practice of making annual grants of options to purchase our common stock to our directors. Consistent with that change, no awards of options to purchase common stock were made to our directors in 2012. The aggregate number of shares of our common stock underlying options held by each of the non-employee directors on December 31, 2012 were as follows: Messrs. Beebe and Rego Barros - 0; Mr. Guthrie - 19,700; Ms. Katz and Messrs. Herington and Risner - 63,500; and Mr. Parra - 17,100.

(4)

Amounts included in Fees Earned or Paid in Cash for Mr. Herington include $110,000 in director fees subject to deferral under the NII Holdings, Inc. Outside Directors Deferral Plan. As of December 31, 2012, Mr. Herington held approximately 22,676 deferred share units under that plan that were granted in lieu of director fees earned in 2008, 2009, 2010, 2011 and 2012.

Outside Directors Deferral Plan

The Company maintains the NII Holdings, Inc. Outside Directors Deferral Plan, which we refer to as the Director Deferral Plan. The Director Deferral Plan allows our non-employee directors to elect to defer 0%, 50% or 100% of his or her annual retainer and committee fees with the amount deferred by a participant attributed to a hypothetical account and treated as if it is invested in deferred stock units with the value of those units linked to the value of our common stock. The number of deferred stock units credited to a participating director’s account is determined by dividing the amount of the fee compensation elected to be deferred by the closing price of our common stock on the date the compensation would otherwise have been paid to the non-employee directors, and is increased for dividends paid on the Company’s common stock and adjusted equitably for stock splits, mergers, reorganizations and similar events. Deferral elections may be made annually by December 31 of the preceding year and remain in effect until the participating director revokes the election or timely files a new election for a subsequent year. Newly eligible non-employee directors have thirty days to make an initial deferral election. Payments out of the participating director’s hypothetical account are made in shares of the Company’s common stock, except that any fractional share is paid in cash. The Company may also elect to make the payment in a lump sum in cash in an amount equal to the value of the deferred stock units credited to the participating director’s hypothetical account. Shares are issued under and governed in accordance with the 2012 Plan. A participating director’s account is payable to the participating director on the first day of the month following his termination of service on the Board.

Stock Ownership Guidelines

We have adopted director stock ownership guidelines that require our non-employee directors to attain certain stock ownership levels and therefore maintain a vested interest in our equity performance. Over a five-year period from the date a director joins the Board, non-employee directors are expected to reach an ownership level of five times their cash base retainer and to retain that ownership. Our current base retainer is $70,000, thus our non-employee directors currently have a share ownership target of $350,000.

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Under our policy, an increase in the base retainer of non-employee directors will result in an increase in the ownership requirement. The types of stock ownership that qualify toward the ownership requirement under our policy include direct stock ownership and the value of unexercised but vested options to the extent that the fair market value of our common stock exceeds the option exercise price. Non-employee directors must hold all equity received until their target is met. Directors will be deemed to be in compliance with the guidelines and will not be required to purchase additional shares to meet the ownership requirement if they have only sold shares above their target ownership level in compliance with the guidelines.

As of December 31, 2012, three of our seven non-employee directors have completed their five year grace period and were in compliance with the guidelines. Mr. Shindler is covered by the employee stock ownership guidelines, and as interim chief executive officer, he is expected to hold equity equivalent to five times his base salary.

SECURITIES OWNERSHIP

Securities Ownership of Directors and Management

In the table and the related footnotes below, we list the amount and percentage of shares of our common stock that are deemed under the rules of the Securities and Exchange Commission to be beneficially owned on March 25, 2013 by:

•

each person who served as one of our directors as of that date;

•

each of the named executive officers; and

•

all directors and executive officers as a group.

Name of Beneficial Owner	Shares Covered by
	Shares Owned and Vested Options(1)	Options to Vest(2)	Restricted Stock to Vest(3)	Percent of Class(4)
Kevin L. Beebe	22,996	-	2,985	*
Gary D. Begeman	320,002	44,442	21,815	*
Steven P. Dussek(5)	218,445	-	-	*
Sergio B. Chaia(6)	50,238	-	-	*
Juan R. Figuereo	-	-	-	*
Peter A. Foyo	326,595	47,667	22,275	*
Donald Guthrie	41,456	-	4,026	*
Gokul V. Hemmady	346,214	65,236	30,671	*
Charles M. Herington(7)	80,256	-	4,026	*
Carolyn F. Katz	111,256	-	4,026	*
Rosendo G. Parra	28,856	-	4,026	*
Paulino do Rego Barros, Jr.	-	-	-
John W. Risner	93,756	-	4,026	*
Steven M. Shindler(8)	534,267	-	4,026	*
All directors and executive officers as a group (19 persons)	3,295,701	300,839	168,256	2.19%

*

Indicates ownership of less than 1%.

(1)

Includes common stock currently owned, deferred share units and exercisable options, including those options with an exercise price that is greater than the trading price of our common stock on the NASDAQ on March 25, 2013. This column does not include shares covered by options and restricted stock that vest within 60 days of March 25, 2013, which are reflected in the second and third columns in the table. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to beneficially owned shares of stock. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the relevant date. Shares beneficially owned as a result of the right to acquire beneficial ownership within 60 days are reflected in the second and third columns of the table.

(2)

Indicates shares that may be acquired upon the exercise of stock options exercisable on or within 60 days of March 25, 2013.

(3)

Indicates shares of restricted common stock that are scheduled to vest on or within 60 days of March 25, 2013.

(4)

Based on the total amount of shares reflected in columns one through three and 171,654,982 shares of common stock issued and outstanding on March 25, 2013.

(5)

According to a Form 4 filed with the Securities and Exchange Commission on September 20, 2012 with known cancellations of unvested restricted stock and stock options removed. The information reported is based on information available to the Company and may not reflect current beneficial ownership.

(6)

According to a Form 4 filed with the Securities and Exchange Commission on April 26, 2012 with known cancellations of unvested restricted stock and stock options removed. The information reported is based on information available to the Company and may not reflect current beneficial ownership.

(7)

Includes 22,677 deferred share units granted in lieu of cash compensation pursuant to the Company’s Outside Director Deferral Plan.

(8)

The restricted stock and stock options granted to Mr. Shindler on December 14, 2012 in connection with his appointment as interim chief executive officer are not included in the table above as they vest ratably over a three year period. Should we appoint a permanent chief executive officer before December 14, 2013, one-third of these grants will vest and the remainder will be cancelled.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our equity securities. Based solely upon a review of Forms 3, 4 and 5 furnished to us under Rule 16a-3(e) during 2012, and written representations of our directors and executive officers that no additional filings were required, we believe that all directors, executive officers and beneficial owners of more than 10% of our common stock have filed with the Securities and Exchange Commission on a timely basis all reports required to be filed under Section 16(a) of the Securities Exchange Act.

Principal Stockholders

The table below lists each person or group, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by us to be the beneficial owner of more than 5% of our outstanding common stock as of March 25, 2013, the Record Date for the Annual Meeting.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
FMR LLC(2) 82 Devonshire Street Boston, Massachusetts 02109	25,747,960	15.0%
Prudential Financial, Inc.(3) 751 Broad Street Newark, New Jersey 07102	21,884,468	12.7%
Capital World Investors(4) 333 South Hope Street Los Angeles, CA 90071	13,308,800	7.8%
UBS Global Asset Management Americas Inc.(5) Bahnhofstrasse 45 PO Box CH-8001 Zurich V8 CH 8001 Switzerland	12,781,135	7.4%
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, Maryland 21202	11,620,934	6.8%
Vanguard Group Inc.(7) 100 Vanguard Blvd. Malvem, PA 19355	10,175,522	5.9%
Discovery Capital Management, LLC(8) 20 Marshall Street South Norwalk, CT 06854	10,081,040	5.9%

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(1)

Based on 171,654,982 shares of common stock issued and outstanding on March 25, 2013.

(2)

According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014, FMR LLC has sole power to vote 349,560 shares and to dispose of 25,747,960 shares of our common stock. Of that amount, Fidelity Management & Research Company (“Fidelity”) is the beneficial owner of 25,398,400 shares of our common stock. Fidelity, a wholly-owned subsidiary of FMR LLC, owns the securities as investment adviser to various investment companies. The number of shares of our common stock held by one investment company, Fidelity OTC Portfolio, amounted to 17,120,769. Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity and the funds, each has sole power to dispose of the 25,398,400 shares owned by the funds. The members of the family of Edward C. Johnson 3d, chairman of FMR LLC, are a controlling group of FMR LLC due to their ownership of approximately 49% voting power of FMR LLC and a voting agreement. An investment company, Pyramis Global Advisors, LLC (“PGALLC”) is the beneficial owner of 12,890 shares of our common stock. PGALLC, an indirect wholly-owned subsidiary of FMR LLC, owns the securities as a result of its serving as investment adviser to certain institutional accounts and funds. Each of Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, has sole dispositive power over the 12,890 shares and sole voting power over 12,890 shares beneficially owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 336,670 shares of our common stock as a result of its serving as investment manager of institutional accounts owning such shares. Each of Edward C. Johnson 3d and FMR LLC, through its control of PGATC, has sole dispositive power over 336,670 shares and sole voting power over or to direct the voting of the 336,670 shares beneficially owned by PGATC.

(3)

According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2013, Prudential Financial, Inc. (“Prudential”) has, through its direct or indirect subsidiaries, sole voting and dispositive power with respect to 807,063 shares of our common stock, shared voting power with respect to 19,987,392 shares and shared dispositive power with respect to 21,077,405 shares. Prudential is a holding company and is the indirect parent of Jennison Associates LLC (“Jennison”). According to a Schedule 13G/A filed by Jennison with the Securities and Exchange Commission on February 13, 2013, Jennison reported that it has sole voting power to 20,809,452 shares, and shared dispositive power with respect to 21,866,612 shares of our common stock.

(4)

According to a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2013, Capital World Investors has sole voting and dispositive power with respect to 13,308,800 shares of our common stock.

(5)

According to a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2013, UBS Global Asset Management Americas Inc. has sole voting power with respect to 10,302,456 shares of our common stock and shared dispositive power with respect to 12,781,135 shares of our common stock.

(6)

According to a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2013, T. Rowe Price Associates, Inc. has sole voting power with respect to 724,400 shares of our common stock and sole dispositive power with respect to 11,620,934 shares of our common stock.

(7)

According to a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2013, Vanguard Group Inc. has sole voting power with respect to 124,064 shares of our common stock, sole dispositive power with respect to 10,059,458 shares of our common stock and shared dispositive power with respect to 116,064 shares of our common stock.

(8)

According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013, Discovery Capital Management, LLC has shared voting and dispositive power with respect to 10,081,040 shares of our common stock.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors is responsible for the development, oversight and implementation of our compensation program for executive officers and is committed to a philosophy that links a significant portion of each executive’s compensation to corporate performance.

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this report and discussed it with our management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in our proxy statement for the 2013 Annual Meeting of Stockholders.

Compensation Committee

Charles M. Herington, Chairman

Kevin L. Beebe

Rosendo G. Parra

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Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides the principles, objectives, structure, analyses and determinations of the Compensation Committee with respect to the 2012 compensation of the following named executive officers:

•

Steven M. Shindler, Chairman of the Board and Interim Chief Executive Officer1

•

Juan R. Figuereo, Executive Vice President, Chief Financial Officer2

•

Gokul Hemmady, Chief Operations Officer3

•

Peter A. Foyo, President, Nextel Mexico4

•

Gary D. Begeman, Executive Vice President, General Counsel and Secretary

•

Steven P. Dussek, Former Chief Executive Officer5

•

Sergio B. Chaia, Former President, Nextel Brazil6

The principles, objectives and structure of our 2012 executive compensation were established in April 2012, when our Compensation Committee traditionally makes executive compensation decisions. The Compensation Committee’s 2012 compensation decisions reflect the Company’s absolute and relative performance over the previous one and three year periods, as well as our executives’ individual performance in the year ended December 31, 2011. Other than Messrs. Figuereo and Shindler, our named executive officers’ 2012 compensation was effective beginning April 1, 2012. Mr. Figuereo’s compensation as chief financial officer was determined by the Compensation Committee in October 2012 and became effective upon his appointment on October 17, 2012, and Mr. Shindler’s compensation as interim chief executive officer was determined by the Compensation Committee in December 2012 and became effective upon his appointment as interim chief executive officer on December 14, 2012.

2012 Compensation Summary

Financial Performance

After disappointing financial results in 2011, we entered 2012 anticipating an evolving business and economic environment, increased market competition and macroeconomic uncertainty during a period when we were also deploying our new WCDMA-based networks in our key markets of Brazil and Mexico. In response to these challenges, the Company established goals for 2012 that focused on delivering consistent results in 2012 while simultaneously investing in these new networks consistent with the Company’s long-term strategy. The implementation of the Company’s 2012 strategic plan required intense capital investment as we:

•

deployed and launched services on our planned WCDMA-based networks that are designed to enhance our product and service offerings and enable us to better serve our existing target customer segments and attract new customer segments, and

•

improved and aligned our systems and sales and customer service functions.

Although the increased investments in connection with the deployment of our new networks were expected to place pressure on our financial performance, we believed they were necessary to position us to achieve long-term growth in our revenues and subscribers in our Latin American markets as well as our long-term profitability and cash flows. The Compensation Committee considered our 2012 financial and strategic objectives and the dynamic competitive and economic landscape when establishing the following financial measures for evaluating our named executive officers’ performance during 2012:

(1)

Mr. Shindler was appointed interim chief executive officer on December 14, 2012 and the amounts discussed in this Compensation Discussion and Analysis reflect his approved compensation as interim chief executive officer. During 2012, Mr. Shindler also received compensation as the executive chairman of the Board, from January 2012 to June 2012, and as a non-executive chairman of the Board from June 2012 to his appointment as interim chief executive officer. Mr. Shindler’s complete 2012 compensation is provided in the Summary Compensation Table.

(2)

Mr. Figuereo was appointed executive vice president, chief financial officer on October 17, 2012.

(3)

Mr. Hemmady was appointed chief operations officer on June 14, 2012. Mr. Hemmady previously served as executive vice president, chief financial officer and continued in that role until Mr. Figuereo was appointed to that role on October 17, 2012.

(4)

Mr. Foyo is a U.S. citizen currently employed by Comunicaciones Nextel de Mexico, S.A. de C.V., our wholly owned subsidiary, which we refer to as Nextel Mexico. Mr. Foyo’s salary and annual bonus are paid in U.S. dollars.

(5)

Mr. Dussek resigned as the Company’s chief executive officer on December 13, 2012. For more information related to Mr. Dussek’s separation from the Company, please see “2012 Management Severance and Compensation – Mr. Dussek – Former Chief Executive Officer.”

(6)

Mr. Chaia no longer served as the Company’s president, Nextel Brazil as of November 19, 2012. As president, Nextel Brazil, Mr. Chaia was employed by Nextel Telecomunicaçóes Ltda., our indirect, wholly owned subsidiary, which we refer to as Nextel Brazil. His salary and annual bonus were paid in Brazilian Reais. The compensation amounts provided in this Compensation Discussion and Analysis are based on an exchange rate of 1.83 Brazilian Reais to 1.00 U.S. Dollar that was used by the Compensation Committee when making compensation decisions. The amount provided in the Summary Compensation Table is the average exchange rate during 2012, which results in an exchange rate of 1.95 Brazilian Reais to 1.00 U.S. Dollar. For more information related to Mr. Chaia’s separation from the Company, please see “2012 Management Severance and Compensation – Mr. Chaia – Former President, Nextel Brazil.”

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Financial Measure	Purpose	Consolidated Target(1)	2012 Strategy
EVA(2) (in millions)	Measures operational results by evaluating the level of capital used to generate results, the cost of using that capital and the financial results produced by that investment	$(485)

Increased investments in our new networks result in negative EVA. The 2012 consolidated EVA target reflects a moderate decrease in the negative value from 2011, which would demonstrate improved capital deployment.

Net subscriber additions	Measures the number of new subscribers after considering any subscribers who terminated service	1,741,000	In light of the planned launch of our new networks, we sought moderate growth in ending subscribers until our networks were deployed in 2012 and 2013.
OIBDA(3) (in millions)	Measures the financial performance and profitability of our business and strategies by measuring the operating income generated by our operations excluding the impact of specified non-cash charges relating to depreciation and amortization	$1,094	As investment in our networks increased and customers transitioned to our new services, we sought to keep OIBDA consistent with past performance.

(1)

As adjusted and approved by the Compensation Committee. For more information on the adjustments to our 2012 Annual Bonus Plan targets, please see “Annual Bonus - 2012 Targets and Calculation of Bonus Payout.”

(2)

Economic Value Added (“EVA”) equals our net operating profits after taxes minus a charge on the cost of invested capital necessary to generate those profits. The negative consolidated target for EVA in 2012 reflects the capital investment and costs associated with the deployment of our new networks and the expectation that the new networks would not generate significant revenues while they were being deployed.

(3)

Operating income before depreciation and amortization (“OIBDA”).

Although we achieved several operational milestones during 2012, the economic, operational and competitive challenges and difficulties we encountered throughout the year exceeded our expectations and we were not able to achieve the financial objectives that were established for the year. Delays in the deployment of our WCDMA-based networks, higher than expected costs, the impact of more aggressive competition in our markets, general economic volatility and the depreciation of local currencies in our markets relative to the U.S. dollar all negatively impacted our 2012 results on a consolidated basis. While we underperformed our expectations in each of our markets, we encountered the greatest difficulty in our Brazil operating segment in 2012:

Performance Measure	Consolidated		Mexico		Brazil
	Target(1)	Results	Target(1)	Results	Target(1)	Results
EVA (in millions)	$(485)	$(691)	$(119)	$(151)	$(277)	$(362)
Net Subscriber Additions	1,741,000	650,000	400,000	206,000	610,000	(269,000)
OIBDA(2) (in millions)	$1,094	$606	$689	$561	$955	$672

(1)

As adjusted and approved by the Compensation Committee.

(2)

OIBDA includes certain non-cash impairment and restructuring charges that were recognized in 2012 that are excluded from adjusted OIBDA in 2012.

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Compensation Philosophy

The Compensation Committee develops our executive compensation strategy in furtherance of the following principal compensation objectives:

•

align executive compensation with stockholders’ interests;

•

recognize individual initiative and achievements;

•

attract, motivate and retain highly qualified executives; and

•

create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance consistent with our long-term strategies.

The Compensation Committee’s philosophy is reflected in the correlation between our named executive officers’ realizable compensation and our stock price. During the past three years, the realizable total direct compensation of our named executive officers has been below that of our Peer Group, as has our total stockholder return. This alignment supports our pay for performance approach to compensation and is reflected in the charts below, which show the corridor of ranges representing a strong correlation between realizable compensation and performance.

In addition, due to the significant portion of our named executive officers’ compensation linked to the value of our stock, the decrease in our stock price in 2012 resulted in a substantial erosion of the value of our named executive officers’ compensation in comparison to the estimated values used by the Compensation Committee when making the compensation decisions in April 2012.

2012 Realizable Compensation

Our failure to efficiently execute our 2012 strategic and operational plans, combined with the external challenges outlined above that affected our operational and financial performance, negatively impacted our growth and financial and operating results in 2012 compared to our expectations and relative to the performance goals established by the Compensation Committee for our executive officers. Consistent with our pay-for-performance philosophy, our failure to meet those goals had the following negative impacts on our executive officers’ compensation for 2012:

Reduced 2012 Bonus Payouts	Payout under our 2012 Annual Bonus Plan for named executive officers averaged 29% of their target. See “Annual Bonus - 2012 Financial Results and Bonus Payout” below for details.
Underwater Stock Options	Stock options granted in April 2012 with an exercise price of $18.85 have no intrinsic value as of year-end.
Decline in Restricted Stock Value	The value of the restricted stock awards granted in April 2012 declined by approximately 62% in potential value at year-end.

Management Response to Advisory Say-on-Pay Vote

At the 2012 Annual Meeting of Stockholders, our stockholders approved our 2011 named executive officers’ compensation, as disclosed in the Compensation Discussion and Analysis and compensation tables, as well as the other narrative executive compensation disclosures contained in the definitive proxy statement for our 2012 Annual Meeting of Stockholders. Our stockholders approved the resolution on executive compensation with over 94% of shares being cast in favor of our executive compensation. The Compensation Committee considered the high percentage of votes in favor of our executive compensation in deciding to generally maintain a consistent approach to our compensation policies and practices for 2012.

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2013 Program Modifications

Long-Term Incentive Plan

In an effort to further align our executive compensation program with stockholder interest, the Compensation Committee has determined that a substantial portion of our executive officers’ 2013 long-term incentives will be in the form of performance shares. It is expected that these performance shares will vest in full on the third anniversary of the date of grant with the number of performance shares earned at the end of the three year period linked to the Company’s performance compared to pre-determined cumulative financial measures and objectives for that period. The number of performance shares earned under these new arrangements will be directly linked to the Company’s performance against specified financial measures that are designed to support our long-term growth and the delivery of long-term stockholder value.

Short-Term Bonus Plan

To provide additional alignment between executive compensation and stockholder interest, the Compensation Committee approved a 2013 annual cash bonus plan pursuant to which the Compensation Committee will determine actual cash payouts subject to the Company’s performance against pre-determined annual targets for adjusted OIBDA, net subscriber additions and individual performance.

Summary of 2012 Compensation Actions

Our 2012 executive compensation decisions were based on the Compensation Committee’s analyses of various factors that it deemed relevant to those decisions when they were made in April 2012 and therefore could not take into account our actual performance for the year as discussed above. The Compensation Committee reviews our compensation policies and practices throughout the year, and in view of our performance in 2011 and early 2012 and our compensation philosophy, the following compensation actions were taken by the Compensation Committee in 2012:

Peer Group

Benchmarking. Based on a comparison of our financial and operating results with those of the Peer Group, the Compensation Committee targeted total direct compensation at or near the median of the Peer Group a reduction from the 65th percentile used in connection with the compensation decisions made in April 2011.

Cash Compensation

Base Salary. Base salary for each of our named executive officers was increased in an effort to better align cash compensation with the median salary level of executives in comparable positions at companies included in our Peer Group, with the exception of Mr. Hemmady whose base salary target was set at the 65th percentile in light of the expansion of the scope of his responsibilities in early 2012.

Target Annual Bonus. Target annual bonuses as a percentage of base salary were increased in an effort to align cash compensation opportunity with the median target annual bonuses of executives in comparable positions at companies included in our Peer Group.

Financial Measures. The Compensation Committee revised the weightings under our 2012 Annual Bonus Plan, placing more emphasis on EVA, to align our short-term incentives with the strategic actions being taken by us to build long-term stockholder value, and individual performance.

Long-Term Incentives

No Problematic Provisions. The 2012 Plan that was developed under the guidance of our Compensation Committee and approved by our stockholders at the 2012 Annual Meeting of Stockholders prohibits the repricing of stock options or the granting of discounted options, and does not provide for the automatic increase of available shares.

Compensation Objectives and Philosophy

Our executive compensation program is designed to provide competitive, flexible, and market-based compensation that is substantially linked to our performance and aligned with long-term stockholder interests. The Compensation Committee’s primary objective in designing our compensation program is to recruit and retain the high caliber executive officers and employees necessary to deliver strong and consistent performance to our stockholders, customers and communities in which we operate. Within this framework, the Compensation Committee has developed a compensation program which incorporates the following principles:

•

Align Executive Compensation with Stockholders’ Interests. Long-term incentives, representing well over a majority of the value of our executives’ target total direct compensation, link our executives’ long-term risks and rewards with those of our stockholders.

•

Recognize Individual Initiative and Achievements. Short-term incentives incorporate challenging performance measures to reward executive officers based upon the performance of the Company overall or the market for which they are responsible relative to the financial and operational goals and their individual achievements outside of broader corporate goals.

•

Attract, Motivate and Retain Highly Qualified Executives. Base salaries and employee benefits are market competitive and allow us to hire and retain high-caliber executive officers. Long-term incentives include vesting requirements designed to encourage executive retention.

•

Reward Long-Term Growth. In total, our compensation programs create incentives that challenge the entire executive management team to achieve goals that drive superior long-term performance by focusing extensively on performance-based variable compensation that is at risk. We believe our short-term goals further the Company’s long-term strategy for growth.

•

Reward Superior Corporate Performance. Short-term incentives are determined by our performance against challenging pre-established performance measures, and the value of our long-term incentives is based on our stock performance over multi-year periods.

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2012 Executive Compensation and Results

Elements of Total Direct Compensation

The Compensation Committee designs our executive compensation program primarily to attract, motivate and retain qualified and experienced executives, to provide executives with meaningful and competitive financial rewards for superior performance and to align our executives’ interests with those of our stockholders. In 2012, the Compensation Committee approved the following composition of our executive compensation program:

Determination of Total Direct Compensation

In general, the Compensation Committee believes that target total direct compensation for each named executive officer should be set at a level comparable to the total compensation paid to executives in similar positions and with similar levels of experience within our Peer Group, and commensurate with the executive’s and our performance. In April of each year, the Compensation Committee performs the following process in order to determine our executive officer compensation:

In 2012, based on the Company’s performance for the one and three year periods ending December 31, 2011 compared to the Peer Group, the Compensation Committee generally set the target ranges for our named executive officers’ total direct compensation at or near the median for comparable positions within our Peer Group, which reflected a reduction from the 65th percentile used to establish the target ranges in 2011. In the case of Mr. Hemmady, the Compensation Committee determined that due to his increased role within the Company, including responsibility for information technology and our transformation initiatives, Mr. Hemmady’s total direct compensation should be targeted at the 65th percentile of chief financial officer positions in our Peer Group.

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In October 2011, the Compensation Committee’s compensation consultant advised the Committee that subsequent review of Peer Group compensation data showed the Company’s 2011 target total direct compensation amounts for its named executive officers generally had fallen below the 50th percentile of the comparable positions with the Peer Group due to changes in Peer Group compensation reflected in public filings made after the Compensation Committee made its 2011 compensation decisions. This assessment of the actual relative compensation based on the updated data resulted in the overall year-over-year changes in target total direct compensation from 2011 to 2012 being generally smaller than would otherwise be expected with such a significant change in the target percentile. In addition, because the Compensation Committee followed its historic practice of assigning more significant weight to the annual bonus and non-cash equity components of the compensation package, the target total direct compensation set for each executive will only be realized by the executives to the extent we meet our performance objectives and there is substantial appreciation in the market value of our stock. The annual target total direct compensation (effective from April 1, 2012 through March 31, 2013) for individuals who were our named executive officers as of the date the 2012 compensation decisions were made and the percentage change from 2011 target total direct compensation for our named executive officers were as follows:

Name	Base Salary	Target Bonus at 100% Payout	Value of 2012 Stock Option Grant(1)	Value of 2012 Restricted Stock Grant(2)	2012 Target Total Direct Compensation(3)	Percent Change From 2011 Target Total Direct Compensation(4)
Gokul V. Hemmady(5)	$600,113	$600,113	$981,387	$981,387	$3,163,000	-1.16%
Peter A. Foyo	$535,829	$321,497	$721,337	$721,337	$2,300,000	-4.17%
Gary D. Begeman	$463,380	$370,704	$727,958	$727,958	$2,290,000	-4.22%
Steven P. Dussek	$945,587	$1,229,263	$2,388,575	$2,388,575	$6,952,000	-5.17%
Sergio B. Chaia	$886,444	$531,866	$865,845	$865,845	$3,150,000	-4.55%

(1)

The fair market value of the option awards made to the executive in the current year determined using the closing price of our common stock on March 1, 2012 of $17.87, a date prior to the April 2012 Compensation Committee meeting, and computed using the Black-Scholes method in accordance with FASB ASC Topic 718, but disregarding estimated forfeitures related to service-based vesting conditions and assuming the full life of the options.

(2)

The fair market value of the restricted stock grant made to the executive in the current year determined using the closing price of our common stock on March 1, 2012 of $17.87 in accordance with FASB ASC Topic 718.

(3)

Target total direct compensation is calculated as the sum of (a) base salary, (b) the target annual bonus amount for the year assuming a payout of 100%, (c) value of the 2012 stock option grant, and (d) value of the 2012 restricted stock grant.

(4)

Target total direct compensation for 2011 has been computed using the same formulas, but incorporating the grant date fair values for the restricted stock and option grants made in 2011.

(5)

The base salary and target bonus for Mr. Hemmady were set in April 2012 when Mr. Hemmady served as our chief financial officer. In June 2012, Mr. Hemmady was appointed chief operations officer and his target base salary was increased to $647,500. For further discussion, please read “Management Appointments and Compensation – Chief Operations Officer.”

The Compensation Committee generally does not take into account the potential payments to executives under our severance plans, including payments that may be made in connection with an executive’s termination in connection with a change of control, when determining target total direct compensation. The Compensation Committee believes that the terms of these arrangements, which require actual or constructive termination in order for an employee to be eligible for benefits, are generally consistent with those offered by similarly situated companies and are consistent with the current market views on these arrangements.

Base Salary

Base salary is the only fixed element of our named executive officers’ target total direct compensation and is based primarily on historic base salary levels and internal pay equity and base salaries paid to executives in comparable positions at the Peer Group companies. In April 2012, the Compensation Committee determined that it was prudent to target the median base salary of comparable officers in our Peer Group and increased the base salaries for our named executive officers in order to provide cash compensation more closely aligned with this target. In the case of Mr. Hemmady, the Compensation Committee determined that due to the increase of his target total direct compensation resulting from additional roles taken on by Mr. Hemmady in addition to the traditional chief financial officer functions, Mr. Hemmady’s base salary should be increased to reflect total cash compensation consistent with the 65th percentile. The base salary increases provided to our named executive officers in 2012 ranged from 0.6% to 16.5%. Our named executive officers’ annual base salaries in 2012 (effective from April 1, 2012 through March 31, 2013) and the percentage of target total direct compensation represented by the base salaries are as follows:

Name	2012 Base Salary ($)	Percent Change From 2011	Percent of Target Total Direct Compensation
Gokul V. Hemmady(1)	600,113	16.5%	18.42%
Peter A. Foyo	535,829	5.0%	23.30%
Gary D. Begeman	463,380	6.5%	20.23%
Steven P. Dussek	945,587	5.0%	13.60%
Sergio B. Chaia	886,444	0.6%	28.14%

(1)

Mr. Hemmady’s base salary increase was due to his expanded role within the Company beginning February 2012. Subsequent to the approval of his 2012 base salary, Mr. Hemmady was appointed chief operations officer in June 2012. As chief operations officer, Mr. Hemmady’s approved base salary was $647,500. For further discussion please read “Management Appointments and Compensation – Chief Operations Officer”.

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Annual Bonus

Our 2012 Annual Bonus Plan rewards executive officers for performance relative to key financial and operating measures that are designed to enhance the value of the Company consistent with our long-term strategy. Payouts under the 2012 Annual Bonus Plan are calculated using the following formula:

The target bonus percentage of base salary for each executive is determined based primarily on historic target levels and internal equity and, to a lesser degree, based on the comparison of annual incentive compensation to the base salaries for executives in comparable positions at the Peer Group companies. The bonus payout percentage is determined after the fiscal year by evaluating the Company’s and the individual executive’s performance relative to pre-determined performance goals and performance “intervals.” Performance intervals are the upper and lower boundaries of performance in which actual bonus payouts are awarded. The bonus payout percentage is designed to provide payments in a range from 200% of the target bonus, if performance greatly exceeds the Company’s targets, to 0% of the target bonus, if performance fails to reach minimum threshold levels. The use of these intervals is intended to provide a greater performance incentive to participating employees by providing a more significant increase in the bonus award in instances where there is over performance in relation to our performance targets and a more significant decrease in the bonus award where there is under performance in relation to those targets.

Target Annual Bonus

The Compensation Committee sets our executive officers’ target bonus percentages at a level that balances fixed and at-risk short-term compensation. In 2012, the Compensation Committee generally increased our named executive officers’ target bonus percentages in order to increase the percentage of variable, at-risk compensation and to align total cash compensation with the median of the Peer Group. The 2012 target bonus percentage as determined by the Compensation Committee, the potential cash payout under the 2012 Annual Bonus Plan at 100% of target and the percentage of each named executive officer’s target total direct compensation represented by the target bonus at 100% payout were as follows:

Name	Target Bonus Percentage of Base Salary		2012 Target Bonus at 100% Payout	Percent of Target Total Direct Compensation
	2012	2011
Gokul V. Hemmady	100%	95%	$600,113	18.42%
Peter A. Foyo	60%	60%	$321,497	13.98%
Gary D. Begeman	80%	75%	$370,704	16.19%
Steven P. Dussek	130%	120%	$1,229,263	17.68%
Sergio B. Chaia	60%	60%	$531,866	16.88%

Messrs. Shindler and Figuereo were not eligible to participate in the 2012 Annual Bonus Plan due to the timing of their appointments in late 2012.

2012 Performance Goals

The Compensation Committee reviews and determines the appropriate performance measures and weightings for our Annual Bonus Plan on an annual basis. Each of the following performance measures were selected in order to provide balanced incentives as any unsound actions to improve one performance measure would be expected to have a corresponding negative impact on other performance measures. The Compensation Committee also revised the weighting of the performance criteria to better reflect individual and market contributions by increasing the weighting of the market level performance measures for the named executive officers based in our markets and the individual performance measure.

The criteria and weightings under the 2012 Annual Bonus Plan for named executive officers based at our headquarters and in our local markets were as follows:

Performance Measures	Weight
	HQ	Markets
Consolidated Net Subscriber Additions	20%	10%
Consolidated OIBDA	20%	12%
Consolidated EVA	40%	23%
Market Net Subscriber Additions	N/A	10%
Market OIBDA	N/A	8%
Market EVA	N/A	17%
Individual Performance	20%	20%

2012 Targets and Calculation of Bonus Payout

To determine bonus amounts earned by our executive officers during the 2012 Plan year, the Compensation Committee meets following the fiscal year-end to review our financial and operating performance as compared to the applicable performance measures and to discuss performance factors and other criteria related to the bonus awards. The applicable interval set for each performance measure is applied in order to determine the appropriate bonus payout percentage, which may range from 0% to 200% depending on the Company’s performance relative to the performance targets. Performance at levels below a threshold equal to the target minus the interval for a particular performance measure result in no payout under the 2012 Annual Bonus Plan, and performance at levels above a threshold equal to the target plus the interval will result in a payout of 200% under the 2012 Annual Bonus Plan.

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Performance between the interval thresholds results in payouts determined proportionally as reflected in the following formula:

The Compensation Committee approved the 2012 performance targets and intervals for each of the performance measures described above in February 2012. The performance targets and corresponding intervals are designed to drive Company performance against challenging performance standards, but are not goals that would cause our executives to take inappropriate business risks. In 2012, our performance targets and intervals for each of the performance measures were as follows:

	Consolidated		Mexico		Brazil
	Target	Interval	Target	Interval	Target	Interval
Net Subscriber Additions	1,741,000	400,000	400,000	160,000	610,000	140,000
OIBDA(1) (in millions)	$1,094	$286	$689	$176	$955	$182
EVA(1) (in millions)	$(485)	$201	$(119)	$123	$(277)	$123
(1) As adjusted and approved by the Compensation Committee.

In some instances, the Compensation Committee, upon the recommendation of management, makes adjustments to the bonus payments or, if appropriate, the methodology used to calculate the bonus target or our performance to take into account, among other things, changes in our Company’s goals and plans and changes in business conditions during the course of the bonus plan year if it concludes that such adjustments are appropriate and are consistent with our overall goals and strategy. The Compensation Committee adjusted the 2012 bonus targets and payments for the named executive officers to reflect: the reallocation of certain costs between market and headquarter operations; one-time, non-operational items and strategic operational decisions made after the targets were set; and foreign currency translations. These changes had no impact on the actual payouts for our U.S.-based named executive officers, Messrs. Hemmady, Begeman and Dussek. Mr. Foyo’s adjusted payout decreased by one percentage point because of the changes.

The Compensation Committee’s determinations regarding bonus payments under the 2012 Annual Bonus Plan, which were made in early 2013, also reflect executive officer’s individual performance based on recommendations made by the interim chief executive officer and the executive officer’s annual performance evaluation. These recommendations were reviewed by the Compensation Committee and taken into account in making the bonus awards for the executive officers. No individual annual performance evaluation for 2012 was completed for Messrs. Dussek and Chaia due to the timing of their departures, or for Messrs. Figuereo and Shindler due to the timing of their appointments.

2012 Financial Results and Bonus Payouts

The Company’s 2012 results were as follows:

	Consolidated		Mexico		Brazil
	Results	Payout	Results	Payout	Results	Payout
Net Subscriber Additions	650,000	-	206,000	-	(269,000)	-
OIBDA (in millions)	$606	-	$561	27%	$672	-
EVA (in millions)	$(691)	-	$(151)	74%	$(362)	31%
Individual Performance	*	*	*	*	*	*

*

Determined for each executive individually based on the results of their annual performance review. Messrs. Begeman and Hemmady received a payout of 150% and Messrs. Foyo and Dussek received a payout of 100% for the individual performance component of the annual bonus, which comprises 20% of the total bonus payout.

Based on the Company’s results and, as applicable, the results in the market for which the named executive officers are responsible, and taking into account the individual performance component of the bonus plan, the named executive officers’ bonus payouts under the 2012 Annual Bonus Plan ranged from 20% to 35% of the target annual bonus, which were based on pre-determined percentages of base salary as described above. Based on the foregoing, the bonuses awarded to the named executive officers with respect to our performance in 2012 were as follows:

Name	Bonus Payout Percentage	2012 Actual Bonus Payout ($)		Percent Change From 2011 Actual Payout
Gokul V. Hemmady	30%	194,250	(1)	-43%
Peter A. Foyo	35%	112,524		-25%
Gary D. Begeman	30%	111,211		-51%
Steven P. Dussek	20%	245,853	(2)	-63%
Sergio B. Chaia	-	-	(3)	-

(1)

Mr. Hemmady’s 2012 Actual Bonus Payout reflects his base salary as approved in June 2012 upon his appointment as chief operations officer.

(2)

Mr. Dussek received an Annual Bonus Payout of 20% in accordance with the terms of his Separation Agreement.

(3)

Mr. Chaia did not receive an Annual Bonus Payout in 2012.

The significant decline in bonus amounts paid in 2012 relative to 2011 reflect our performance in 2012 compared to the performance targets and the intervals applied to our results to determine payment amount for the 2012 Annual Bonus Plan.

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Long-Term Equity Incentives

Consistent with our compensation philosophy, long-term equity incentives comprise well over half of each of our executive’s target total direct compensation. The Compensation Committee determines the amount of long-term incentive equity grants made to our executive officers by subtracting base salary and target annual bonus from the target total direct compensation set for each executive officer, with the remaining amount of compensation allocated to long-term equity incentive compensation as described below. In 2012, to reflect market and Peer Group practice, the Compensation Committee awarded half of the target value of each named executive officer’s long-term equity award in the form of stock options and the remaining half of such value in the form of restricted stock.

Stock Options

In 2012, 50% of the target total value for our named executive officers’ long-term incentive equity awards was granted in the form of nonqualified stock options that vest ratably over a three year period and expire after 10 years. The exercise price of each option is the closing price of our common stock on the date of grant. The use of stock options as a significant component of our long-term incentive compensation requires stock price appreciation in order for executives to realize any benefit, thus directly aligning executive and stockholder interests. The number of options granted is determined by dividing the target value for each executive of the portion of the incentive equity grant to be paid in stock options by the value of each option, which is computed using the Black-Scholes option-pricing model using the closing price of our common stock on the date of grant, and using the same assumptions that we use in calculating the compensation expense attributable to such grants under FASB ASC Topic 718, except that for purposes of this analysis, we disregard estimated forfeitures related to service-based vesting conditions and use the full 10 year term as the expected life of the options. This is done in order to provide consistency between companies when the Compensation Committee conducts its Peer Group comparisons of total compensation with similar adjustments made to the value of equity grants made by the Peer Group companies. In 2012, these adjustments resulted in a higher per option value than the value determined using the expected life provided for under generally accepted accounting principles.

Restricted Stock

In 2012, 50% of the target value for our named executive officer’s long-term incentive award was granted in the form of restricted stock that vests ratably over a three year period. Restricted stock awards provide a similar alignment of executive and stockholder interests, while also providing a substantial retention incentive through their vesting terms. The number of shares of restricted stock awarded to each executive is determined by dividing the target value for each executive of the portion of the incentive equity grant to be paid in restricted stock by the closing price of our common stock on the grant date, which is the fair value computed in accordance with FASB ASC Topic 718.

As described above, in making its 2012 compensation decisions in April 2012, the Compensation Committee established targets for our named executive officers’ total direct compensation at the median of our Peer Group, which reflects a reduction from the 65th percentile target level used in 2011. However, because a subsequent review of the Peer Group compensation data showed the Company’s 2011 target total direct compensation amounts for its named executive officers generally had fallen to be below the 50th percentile for comparable positions at the Peer Group companies, the overall year-over-year changes in target total direct compensation from 2011 to 2012 were generally smaller than would otherwise be expected with such a significant change in the target percentile. The value of the annual long-term equity grants provided to each of our named executive officers in 2012, the percent change of the equity grant for 2012 compared to 2011, and the percentage of target total direct compensation the 2012 long-term equity grants represented based on values reviewed by the Compensation Committee in April 2012 were as follows:

Name	Value of 2012 Stock Option Grant	Value of 2012 Restricted Stock Grant	Percent Change From 2011(1)	Percent of Target Total Direct Compensation
Gokul V. Hemmady	$981,387	$981,387	-10.6%	60.25%
Peter A. Foyo	$721,337	$721,337	-8.9%	62.72%
Gary D. Begeman	$727,958	$727,958	-10.7%	63.58%
Steven P. Dussek(2)	$2,388,575	$2,388,575	-10.7%	68.72%
Sergio B. Chaia(2)	$865,845	$865,845	-8.4%	54.97%

(1)

The value of long-term equity for 2011 was computed using the same formulas and methodology as 2012, but with a stock price based on March 4, 2011 which was the valuation date used by the Compensation Committee to approve the 2011 compensation.

(2)

Unvested stock options and restricted stock held by Messrs. Dussek and Chaia were terminated as of December 13, 2012 and November 19, 2012, respectively.

2012 Management Appointments and Compensation

Interim Chief Executive Officer

On December 14, 2012, our Board appointed Steven M. Shindler, then the chairman of the Board, to the additional position of interim chief executive officer. Mr. Shindler previously served as the Company’s chief executive officer from 2000 through 2008 and will serve as interim chief executive officer while the Board conducts a search for a permanent chief executive. Mr. Shindler replaces Steven P. Dussek, who resigned as the Company’s chief executive officer.

Given the Compensation Committee’s expectation that Mr. Shindler’s appointment would be short-term in nature and his willingness to take on the role on short notice, the Compensation Committee approved a compensation package that reflected target total direct compensation at a level consistent with that granted to Mr. Dussek, our former chief executive officer, after receiving confirmation from its independent compensation consultant that this compensation level was at the median for comparable positions within our 2013 compensation Peer Group. Mr. Shindler’s compensation includes an equity award comprised of 685,912 nonqualified stock options and 377,937 shares of restricted stock based on the value of our stock on the date of grant. The stock options will become exercisable and the restricted stock will vest over a period of three years with one-third vesting each year, subject to Mr. Shindler’s continuing service as chief executive officer. If the Company hires a permanent chief executive officer before the first anniversary of Mr. Shindler’s appointment as interim chief executive officer, the first one-third of the options and restricted stock awarded will vest with the remainder being cancelled. In accordance with his offer letter, Mr. Shindler’s employment relationship may be terminated by either party at any time and upon suspension of Mr. Shindler’s service as interim chief executive officer, including in connection with a change of control, all the options and restricted stock that have not vested or do not then vest will be cancelled. Mr. Shindler’s annualized 2012 total direct compensation in connection with his role as interim chief executive officer was as follows:

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Name	Base Salary	Target Bonus at 100% Payout(1)	Value of 2012 Stock Option Grant(2)	Value of 2012 Restricted Stock Grant(3)
Steven M. Shindler	$945,996	N/A	$2,551,428	$2,467,929

(1)

Mr. Shindler was not eligible for a bonus under the 2012 Annual Bonus Plan, but will be eligible to earn an annual incentive bonus for 2013 with a target bonus of 130% of his annual base salary prorated for his time of service during the year.

(2)

Mr. Shindler was granted 685,912 nonqualified stock options that become exercisable over a period of three years with one-third vesting each year. If the Company hires a permanent chief executive officer before the first anniversary of Mr. Shindler’s appointment as interim chief executive officer, the first one-third of the options will vest.

(3)

Mr. Shindler was granted 377,937 shares of restricted stock that vest over a period of three years with one-third vesting each year. If the Company hires a permanent chief executive officer before the first anniversary of Mr. Shindler’s appointment as interim chief executive officer, the first one-third of the restricted stock awarded will vest.

Mr. Shindler is generally entitled to additional compensation and benefits consistent with the Company’s compensation policies, but is not eligible for benefits under the Company’s Severance Plan or Change in Control Severance Plan and is not otherwise entitled to severance benefits in connection with the termination of his service as interim chief executive officer other than those described in his offer letter.

Prior to his appointment as interim chief executive officer, Mr. Shindler received the following compensation for his service on the Board: $125,000 in salary received as executive chairman from January 1, 2012 to June 30, 2012 and $14,423 for payout of his accrued vacation following the termination of his employment agreement as executive chairman, $60,548 in fees earned as non-executive chairman from July 1, 2012 to December 13, 2012 and a grant of 6,100 shares of restricted stock on April 24, 2012.

Chief Operations Officer

In June 2012, Gokul V. Hemmady, our former chief financial officer, was appointed chief operations officer. At the time, Mr. Hemmady agreed to continue his role as chief financial officer until the Company named a successor. Upon his appointment as chief operations officer, Mr. Hemmady received an increase in base salary to reflect his increase in responsibilities as chief operations officer. Mr. Hemmady’s target bonus payout and long-term equity incentives were not increased in connection with his appointment and will be evaluated by the Compensation Committee in April 2013, consistent with the timing of our annual compensation decisions for our executive officers.

Chief Financial Officer

On October 17, 2012, the Board appointed Juan R. Figuereo as executive vice president, chief financial officer. Mr. Figuereo replaced Gokul Hemmady, who was appointed chief operations officer on June 14, 2012 and agreed to continue his role as chief financial officer until the Company named a successor.

Mr. Figuereo’s base salary and annual bonus were targeted at the median for comparable positions within our Peer Group using the determinations that were made in conjunction with the 2012 annual compensation decisions relating to Mr. Hemmady when he held the position. It is expected that his continuing total direct compensation, which will be determined in April 2013 consistent with the timing of our annual compensation decisions for our executive officers, will be consistent with the Company’s compensation philosophy and policies. Upon his appointment, Mr. Figuereo received a sign-on grant of options and restricted stock, but the Compensation Committee has not established a target for Mr. Figuereo’s continuing long-term equity compensation, instead electing to defer that determination until the annual compensation decisions for 2013. Mr. Figuereo’s annualized 2012 total direct compensation was as follows:

Name	Base Salary	Target Bonus at 100% Payout(1)	Value of 2012 Stock Option Grant(2)	Value of 2012 Restricted Stock Grant(3)
Juan R. Figuereo	$550,000	N/A	$177,956	$156,200

(1)

Mr. Figuereo was not eligible for a bonus under the 2012 Annual Bonus Plan, but will be eligible to earn an annual incentive bonus for 2013 with a target bonus of 100% of his annual base salary.

(2)

Mr. Figuereo was granted 40,000 nonqualified stock options that become exercisable over a period of three years with one-third vesting each year.

(3)

Mr. Figuereo was granted 20,000 shares of restricted stock that vest on the third anniversary of the grant date.

2012 Management Severance and Compensation

Mr. Dussek – Former Chief Executive Officer

Mr. Dussek resigned as the Company’s chief executive officer on December 13, 2012 and in connection with his resignation the Company and Mr. Dussek entered into a Separation Agreement on December 21, 2012 (the “Separation Agreement”). Under the Separation Agreement, Mr. Dussek received the following payments: (i) a severance payment of $946,000, which is equal to 12 months of Mr. Dussek’s annualized base salary on the separation date and (ii) an annual incentive bonus under the Company’s 2012 Annual Bonus Plan calculated using a rating of “consistently meets expectations” for the individual performance component. In addition, in consideration of the observation by Mr. Dussek of certain restrictive covenants agreed to in the Separation Agreement for a period of two years after the separation date, including noncompetition, nonsolicitation, and nondisclosure obligations, Mr. Dussek received an additional payment of $1,346,000. Mr. Dussek did not receive any accelerated vesting for his outstanding and unvested equity awards.

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Mr. Chaia – Former President, Nextel Brazil

On November 19, 2012, the Company announced that Sergio Chaia would no longer serve as the president of Nextel Brazil, the Company’s Brazilian operating subsidiary. Gokul Hemmady, the Company’s chief operations officer together with Claudio Hidalgo, currently the chief operations officer of Nextel Brazil and formerly president of Nextel Chile, currently oversee the operations of Nextel Brazil.

In connection with Mr. Chaia leaving the Company, the Company and Mr. Chaia entered into an Instrument of Termination of the Employment Agreement and Other Covenants on December 10, 2012 (the “Instrument of Termination”). In accordance with the Instrument of Termination, Mr. Chaia received, in Brazilian Reais, a severance payment of approximately $938,155, a payment of approximately $678,400 in accordance with Brazilian law and other customary severance benefits, the value of which are outlined in the Summary Compensation Table. In accordance with his termination agreement, Mr. Chaia is not eligible for any further severance payments or benefits. Mr. Chaia did not receive any accelerated vesting for his outstanding and unvested equity awards and was not entitled to a bonus under the 2012 Annual Bonus Plan.

Compensation Framework

Roles and Responsibilities

The following tables summarize the roles and responsibilities of the Compensation Committee, Management and the Independent Compensation Consultant retained by the Compensation Committee in connection with the development and implementation of our compensation program for our executive officers.

Compensation Committee (3 Independent Directors)

•

Annually reviews and approves corporate goals and objectives with respect to our executive officers’ compensation.

•

Annually reviews and approves the evaluation process and compensation structures with respect to our executive officers’ compensation.

•

Evaluates our performance in light of the Committee’s established goals and objectives.

•

Approves the annual compensation for our executive officers, considering the recommendations made by the chief executive officer (for compensation other than his own) and the independent compensation consultant.

•

Evaluates the performance of the chief executive officer relative to the performance goals determined by the Board.

Management

•

Recommends the compensation structure for the Company’s executive officers.

•

Chief executive officer recommends the level of annual compensation for the Company’s executive officers (other than the chief executive officer).

•

Chief executive officer evaluates each executive officer’s performance of their respective business or function and their retention considerations (other than for the chief executive officer).

•

Provides input to the Compensation Committee on the strategy, design and funding of our incentive compensation plans.

•

Makes plan design recommendations for broad-based benefit programs in which our executive officers participate.

Independent Compensation Consultant

•

Conducts annual review of our executive compensation program, advising on the external competitiveness of our executive compensation packages and practices.

•

Provides data relating to total compensation levels and relative amounts of cash and equity compensation earned by executives in comparable positions within the Peer Group.

•

Provides a comparison of our performance with that of our Peer Group over one and three year periods with respect to various performance measures.

•

Provides no services to our company other than those provided directly to or on behalf of the Compensation Committee.

•

Performs other work at the direction and under the supervision of the committee.

•

Reviews and reports on Compensation committee materials, participates in Compensation Committee meetings and communicates with the chair of the Compensation Committee between meetings.

Compensation Committee Consultant and Independence

The Compensation Committee considers the advice of its independent compensation consultant, together with information and analyses from management and its own judgment and experience, when evaluating the Company’s executive compensation program. In April 2012, when the Committee approved our 2012 executive compensation, the Committee was advised by Mercer (US) Inc. as its independent compensation consultant. In October 2012, the Compensation Committee retained Pearl Meyer and Partners as its independent compensation consultant to assist in its ongoing development and evaluation of compensation policies and practices and the Committee’s determinations of compensation awards.

The Compensation Committee performs an annual assessment of the consultant’s independence and determined that both Mercer and Pearl Meyer were independent in 2012 and confirmed that their work has not raised a conflict of interest.

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Use of Comparative Industry Data

In order to design our compensation programs, the Compensation Committee reviews the executive salaries, compensation structures and the financial performance of comparable corporations in a designated Peer Group established by the Compensation Committee. In 2012, with assistance from Mercer, the Compensation Committee evaluated its historical peer group in order to ensure that the most appropriate industry data was utilized in the evaluation of the Company’s compensation programs. The Committee focused on ensuring that peer group companies were selected from the NASDAQ 100 with revenues and market capitalization within 50% to 200% of the Company. The Committee also sought to ensure that our peer group companies were engaged primarily in service and/or technology based businesses and maintained a significant international presence with headquarters in the United States. After careful consideration, and based on advice and recommendations provided by Mercer, the Compensation Committee maintained the Company’s 2011 peer group as follows:

Applied Materials, Inc.	MGM Resorts International
CA, Inc.	NetApp, Inc.
CenturyLink, Inc.	Royal Caribbean Cruises Ltd.
Darden Restaurants	Sandisk Corporation
Expeditors Int.	Symantec Corporation
Henry Schein, Inc.	Telephone and Data Systems, Inc.
Juniper Networks, Inc.	United States Cellular Corporation

To assess the competitiveness of our executive compensation programs, we analyze Peer Group compensation data included in proxy statements or other public filings as well as compensation and benefits survey data developed by national compensation consulting firms. As part of this process, we measure actual pay levels within each of our three primary elements of compensation (base salary, annual bonus and equity incentive grants) and in the aggregate. We also review the mix of our compensation attributable to these elements with respect to their characteristics including fixed versus variable, short-term versus long-term, and cash versus equity-based pay. The Compensation Committee generally compares the compensation of each named executive officer in relation to various percentiles reflected in the Peer Group data for similar positions based on proxy ranking and job title and responsibilities. The financial performance measures used by the Compensation Committee to evaluate our performance in comparison to the performance of the Peer Group include revenues, revenue growth, return on invested capital, return on assets, return on equity and total stockholder return over one and three year periods. This data is used to establish the percentile ranking of our performance relative to the Peer Group, which is then used as the basis for establishing the target total direct compensation comparison between the compensation of our executives and the executives in comparable positions at the Peer Group companies.

Based on that determination and taking into consideration a number of significant non-financial accomplishments during 2011 the Compensation Committee set total target direct compensation for our named executive officers’ 2012 compensation at or near the median.

Generally, any differences in the levels of target direct compensation for the named executive officers in 2012 were primarily driven by the scope of their responsibilities, individual performance, market data for similar positions, and considerations of internal equity.

Additional Compensation and Compensation Plans

Benefits

In the United States, the named executive officers participate in the same benefit plans as the general employee population of the Company. International plans vary, and incremental amounts paid to executives who work outside the United States pursuant to foreign government required programs, including mandatory vacation allowances and retirement benefits, or to compensate them for the additional costs and other obligations relating to those assignments, such as amounts paid for security services, housing costs, travel costs and certain related tax obligations are not taken into consideration in determining base salary and are not used in calculating the annual target bonus amounts or in determining those executives’ target total direct compensation. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. Benefits help keep employees focused on serving the Company and not distracted by matters related to paying for health care, saving for retirement or similar issues.

Retirement, Deferred Compensation and Pension Plans

Our executive officers who are eligible may participate at their election in our 401(k) retirement savings plan that provides employees with an opportunity to contribute a portion of their cash compensation to the 2012 Plan on a tax-deferred basis to be invested in specified investment options and distributed upon their retirement. Consistent with the 401(k) plan, we match 100% of each employee’s contributions to the 401(k) plan up to a maximum of 4% of the employee’s eligible annual compensation. Our matching contribution for 2012 for named executive officers was $34,976 in the aggregate.

We do not have any pension plans. In addition, we have not adopted a supplemental executive retirement plan or other “excess plan” that pays benefits to highly compensated executives whose salaries exceed the Internal Revenue Service’s maximum allowable salary for qualified plans. In December 2008, the Compensation Committee approved the adoption of an Executive Deferral Plan, which became effective January 1, 2009. Under the Executive Deferral Plan, executives may defer a portion of their compensation with the amount deferred by a participating executive attributed to a hypothetical account and treated as if it is invested in deferred stock units with the value of those units linked to the value of our common stock. No compensation was deferred by executive officers under this plan in 2012. We do not have any other nonqualified deferred compensation plans.

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Severance Plans

We previously adopted two severance plans that provide for the payment of severance benefits to our U.S.-based employees, including our U.S. based executive officers, if their employment is terminated in specified circumstances. One plan provides for the payment of severance benefits if the executive officer’s employment is terminated without cause for certain reasons and the other plan provides for the payment of severance benefits if the executive officer’s employment is terminated without cause, or if the executive officer terminates his or her employment with good reason, in connection with a change of control, requiring a double trigger for payout to occur. The two severance plans are mutually exclusive meaning that an executive may be eligible to receive payments under one or the other of the 2012 Plans depending on the circumstances surrounding the termination of the executive’s employment, but it is not possible for an executive to receive payments under both plans. While the Compensation Committee generally does not take into account the potential payments to executives under our severance plans, including termination and change of control arrangements, in performing its annual evaluation of the target total direct compensation that may be realized by our executive officers, the Compensation Committee believes that the terms of these arrangements are generally consistent with those offered by similarly situated companies including those in the Peer Group. A description of the terms of our severance plans, the specific circumstances that trigger payment of benefits, an estimate of benefits payable upon the occurrence of those triggering events and other information relating to such plans can be found below under the caption “Executive Compensation - Potential Payments under Severance Plans.”

Executive Compensation Governance Practices

We believe that our compensation programs should ensure that our executives remain accountable for business results and take responsibility for the assets of the business and its employees. Consistent with these objectives, our Board has incorporated the following governance features into our executive compensation programs.

Compensation Risk Mitigation

The Company’s executive compensation program includes features designed to discourage executives from taking unnecessary risks that could harm the financial health and viability of the Company, including:

Balanced Performance Measures. The Compensation Committee believes that the performance criteria used in our 2012 Annual Bonus Plan strike an appropriate balance between growth and profitability and mitigate risk to the Company because actions taken to improve our performance with respect to one of the criteria would normally be expected to have a corresponding negative impact on other criteria. For example, if management were to implement promotional programs designed to aggressively pursue growth in subscriber additions, those actions would be expected to increase expenses, resulting in a potential deterioration in OIBDA and EVA.

Emphasis on Long-Term Stockholder Value. Long-term incentive awards are the most significant element of executive officer pay and focus executives on creating long-term stockholder value and delivering exceptional long-term operating results.

Stock Ownership Requirements. Executive officers are subject to stock ownership requirements as described below, which focus executives on long-term stockholder value and aligns the interests of our executive officers with those of our stockholders.

The Compensation Committee reviewed the risk profile of our compensation policies and practices and determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Tax Deductibility Under Section 162(m)

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to certain named executive officers of public companies. The Compensation Committee has implemented a compensation program that links a substantial portion of each executive’s compensation to performance and requires each executive officer to attain designated stock ownership levels, and therefore maintain a vested interest in our equity performance, but has not implemented a policy that limits the amount of compensation based on the limitations of Section 162(m). We intend to qualify executive compensation for deductibility under Section 162(m) if doing so is consistent with our best interests and the interests of our stockholders.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines that require our executive officers to retain a vested interest in our equity performance by maintaining certain designated stock ownership levels until retirement. Executive officers may not sell stock in the Company until their stock ownership levels reach specified values based on pre-determined multiples of their base salary. Further, except for sales of shares to cover taxes due at vesting of equity awards, executive officers may not sell shares after those stock ownership levels have been met if, following the potential sale, the value of the equity interests they own would be below the levels specified in the guidelines. Individuals subject to our stock ownership guidelines have a five-year period, which commences upon the appointment of the individual as an executive officer, to achieve their designated ownership requirement in accordance with a pre-determined schedule. Executive officers will be deemed to be in compliance with the guidelines and will not be required to purchase additional shares to meet the ownership requirement if they met their target ownership level in compliance with the guidelines following any sale of shares.

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The following are the ownership requirements for our named executive officers:

Position	Requirement
CEO	5x Base Salary
CFO	3x Base Salary
Other NEOs	3x Base Salary

The types of stock ownership that are applied to satisfy the ownership requirements under our guidelines include the value of stock directly owned by the executives, the value of unexercised but vested options to the extent that the fair market value of our common stock exceeds the option exercise price and the value of deferred stock units granted pursuant to our executive deferral plan.

Each of our executive officers subject to an ownership target under the executive stock ownership guidelines at December 31, 2012 was in compliance with the guidelines.

Trading and Derivatives Policy

The Board has adopted a policy prohibiting our directors, officers and members of their immediate families from entering into any transactions in our securities without first obtaining pre-clearance of the transaction from our General Counsel. In addition, we prohibit directors and employees from engaging in any transaction involving our common stock that may be viewed as speculative, including buying or selling puts, calls or options, short sales, hedging transactions or purchases of our common stock on margin.

Employment Agreements

Generally, we do not enter into employment contracts with our employees unless otherwise required or customary based on local law or practice. As is customary in Mexico, the Company has entered into an employment agreement with Mr. Foyo, president of Nextel Mexico. We do not have employment contracts with any of our other named executive officers.

Timing of Long-Term Incentive Awards

We have historically granted our annual long-term incentive awards to our employees, executive officers and directors in late April of each year. These grants are timed to coincide with our regularly scheduled April Board and committee meetings. In 2012, our annual equity grants were made to our employees, executive officers and directors on April 24, 2012. The number of options and shares of restricted stock and restricted stock units awarded were based on the closing market price on the date of grant and the exercise price of the stock options granted was the closing market price on the date of grant.

We follow a practice of disclosing our financial results for the first quarter of the fiscal year following the April Board meeting at which we make equity grants. The 2012 first quarter earnings release was made publicly available on April 26, 2012. It is the policy of the Compensation Committee not to use information relating to first quarter results when determining the amount, timing or other characteristics of our annual equity grants to employees, executive officers and directors. We have consistently granted our annual long-term incentive awards in April, regardless of the content or timing of the issuance of the first quarter earnings release. Although our quarterly financial results may have an impact on the market price of our common stock, and therefore the number of options and shares of restricted stock and restricted stock units awarded as well as the exercise price of the option awarded, we believe that the April board meeting is the appropriate time during the year to grant our annual long-term incentive awards and that a consistent application of our granting practices from year to year is appropriate. The equity grants by the Compensation Committee are designed to create incentives for the creation of long-term stockholder value and contain delayed vesting provisions that prevent any advantages from short-term fluctuations in the market price of our common stock.

We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation. We do not have a practice of setting the exercise price of options based on the stock price on any date other than the grant date, nor do we use a formula or any other method to select an exercise price of options based on a period before, after or surrounding the grant date. Nonqualified stock options are always granted at the closing price of our common stock on the date of grant.

No Repricing Options

The 2012 Plan approved by our stockholders at the 2012 Annual Meeting prohibits repricing options.

Compensation Recoupment Policy

The Compensation Committee believes that the Company’s compensation programs should provide for the reduction or recovery of certain incentive payments made to our executives in the event our financial statements were to be restated in the future in a manner that would have negatively impacted the size or payment of the award at the time of payment. Although the Compensation Committee has not adopted a formal policy in addition to remedies available under applicable law, the Compensation Committee intends to adopt a policy to recover payments in compliance with the rules issued by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act when such rules are finalized. As described above, long-term equity incentives comprise a significant portion of our executives’ target direct compensation and when combined with our ownership guidelines, subject our executives to substantial financial risk should there be a material negative restatement of our financial results.

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Annual Compensation of Executive Officers

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total ($)
Steven M. Shindler(6) Interim Chief Executive Officer	2012	243,025	—	2,582,914	1,884,271	—	N/A	5,580	4,715,790

Juan R. Figuereo Executive Vice President, Chief Financial Officer	2012	114,583	—	156,200	131,423	—	N/A	76,006	478,212

Gokul V. Hemmady Chief Operations Officer	2012	605,079	—	981,369	749,020	194,250	N/A	11,855	2,541,573
	2011	506,357	—	1,097,751	744,515	340,107	N/A	9,933	2,698,663
	2010	461,969	—	513,080	1,069,080	441,667	N/A	30,606	2,516,402
Peter A. Foyo President, Nextel Mexico	2012	529,450	—	721,333	550,548	112,524	N/A	691,242	2,605,097
	2011	500,972	—	791,744	536,970	150,032	N/A	788,065	2,767,783
	2010	466,256	—	359,560	780,972	291,337	N/A	601,387	2,499,512
Gary D. Begeman Executive Vice President, General Counsel and Secretary	2012	456,310	—	727,949	555,600	111,211	N/A	11,029	1,862,099
	2011	425,661	—	814,784	552,598	226,795	N/A	11,986	2,031,824
	2010	392,308	—	266,640	578,028	294,436	N/A	11,582	1,542,994
Steven P. Dussek Former Chief Executive Officer	2012	894,931	—	2,388,559	1,823,036	245,853	N/A	2,294,192	7,646,571
	2011	865,732	—	2,674,874	1,814,138	670,016	N/A	2,341	6,027,101
	2010	750,677	—	979,700	2,084,706	1,059,660	N/A	1,786	4,876,529
Sergio B. Chaia(7) Former President, Nextel Brazil	2012	831,893	59,186	865,837	660,839	—	N/A	1,979,266	4,397,021
	2011	888,885	22,746	944,727	640,734	386,652	N/A	244,718	3,128,462
	2010	771,520	19,782	363,600	924,120	483,743	N/A	132,686	2,757,561

(1)

The amounts in this column reflect the annual vacation bonuses that are legally mandated under Brazilian law.

(2)

The amounts in this column reflect the grant date fair value of restricted stock awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), but disregarding estimated forfeitures related to service-based vesting conditions. We value restricted common stock awards at the date of grant based on the number of shares subject to the grant multiplied by the closing price of our common stock on the date of grant. Additional information regarding the awards of restricted common stock to the named executive officers in 2012 is included in the Grants of Plan-Based Awards table below.

(3)

The amounts in this column reflect the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718) of options to purchase common stock, but disregarding estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining these amounts are described in footnote 11 to our consolidated financial statements included in our 2012 annual report on Form 10-K, and differ from the valuation assumptions utilized by our Compensation Committee in determining option awards for our executive officers as discussed in “Long-Term Equity Incentives — Stock Options.” Additional information regarding the awards of options to purchase common stock to the named executive officers in 2012 is included in the Grants of Plan-Based Awards table below.

(4)

The amounts in this column represent the bonus that we paid under the 2012 Plan. The bonus is determined based on a target bonus amount, which is a predetermined percentage of base salary, and is adjusted based on achievement of operating unit and/or consolidated performance goals as well as personal performance. Additional information on this non-equity incentive plan compensation is included in our “Compensation Discussion and Analysis” section above and in the Grants of Plan-Based Awards table below.

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(5)

Consists of: (a) amounts contributed by us under our 401(k) plan, (b) in the case of Mr. Chaia, amounts contributed by Nextel Brazil to the Fundo de Garantia de Tempo de Serviço, or FGTS, and a private savings plan, and in the case of Mr. Foyo amounts contributed by Nextel Mexico to government mandated retirement and savings plans, (c) perquisites and other personal benefits described in more detail below, (d) tax gross-up payments made in connection with the foregoing, and (e) severance payments in the case of Messrs. Dussek and Chaia as follows:

	Year	Company Contributions to 401(k) Plan ($)	Company Contributions to Government Plans ($)	Company Contribution to Private Savings Plan ($)(a)	Perquisites and Other Personal Benefits ($)(b)	Tax Gross-Up Payments ($)(c)	Severance Payments ($)(d)
Mr. Shindler	2012	5,576	N/A	N/A	—	4	N/A
Mr. Figuereo	2012	—	N/A	N/A	51,193	24,813	N/A
Mr. Hemmady	2012	9,800	N/A	N/A	—	2,055	N/A
	2011	9,800	N/A	N/A	—	133	N/A
	2010	9,800	N/A	N/A	18,984	1,822	N/A
Mr. Foyo	2012	9,800	14,556	N/A	583,950	82,936	N/A
	2011	9,800	13,797	N/A	637,550	126,918	N/A
	2010	9,800	N/A	N/A	499,156	92,431	N/A
Mr. Begeman	2012	9,800	N/A	N/A	—	1,229	N/A
	2011	9,800	N/A	N/A	—	2,186	N/A
	2010	9,800	N/A	N/A	—	1,782	N/A
Mr. Dussek	2012	—	N/A	N/A	—	2,192	2,292,000
	2011	—	N/A	N/A	—	2,341	N/A
	2010	—	N/A	N/A	—	1,786	N/A
Mr. Chaia	2012	N/A	49,861	110,703	123,361	12,467	1,682,874
	2011	N/A	71,421	83,451	72,558	17,288	N/A
	2010	N/A	61,722	63,034	70,040	—	N/A

(a)

Represents the contribution by Nextel Brazil to a private savings program designed to complement Brazilian social security in which Nextel Brazil matches employee contributions up to 8% of an employee’s annual salary. The employer contribution vests based on length of service.

(b)

The dollar value of perquisites and other personal benefits received by each of the named executive officers in 2012 did not exceed $10,000 except for Messrs. Figuereo, Foyo and Chaia.

The perquisites and other personal benefits received by Mr. Figuereo consist of relocation benefits provided by the Company.

Pursuant to an employment contract with Mr. Foyo, who is a U.S. citizen, we have agreed to provide certain benefits and expatriation/repatriation assistance for the period of his assignment in Mexico that are reflected as perquisites and other personal benefits. Some of these benefits are paid to Mr. Foyo or to third parties on Mr. Foyo’s behalf in Mexican Pesos, the amounts of which are reflected in the Benefits column of the table above and the All Other Compensation column of the Summary Compensation Table in U.S. dollars based on the average exchange rate of 12.76 Mexican Peso to 1.00 U.S. Dollar for 2012. Perquisites and other personal benefits received by Mr. Foyo in 2011 consist of $95,440 for housing and utilities; $30,979 representing Mr. Foyo’s foreign services differential; $265,423 in personal travel costs, including home country visits and travel to and lodging in Mexico City; $53,583 in hardship allowance; $9,209 for children’s tuition; $111,126 in security costs, including expenses relating to a car and driver; $9,338 for cost of living allowance; and $8,852 for wireless handsets and service for Mr. Foyo’s family. We also provide Mr. Foyo with tax counseling and make tax equalization payments on his behalf so that Mr. Foyo pays the same taxes as he would as a U.S. citizen working in the U.S.

The perquisites and other personal benefits received by Mr. Chaia in 2012 consist of an annual allowance for a Company supplied automobile, including related maintenance and fuel, which is a customary element of compensation for senior executives in Brazil and which had an incremental cost to Nextel Brazil of $72,495, wireless handsets and service for Mr. Chaia’s family and the incremental value received upon the purchase of his Company supplied automobile in accordance with his Instrument of Termination of $50,866.

(c)

Tax gross up payments in 2012 reflect amounts paid for Messrs. Shindler, Hemmady, Begeman and Dussek for travel by family members and friends on our corporate aircraft to business events; for Mr. Hemmady for travel by a family member on a commercial airline to a business event; for Mr. Figuereo relating to relocation benefits; for Mr. Foyo for payments relating to the housing, tuition, travel and other benefits provided pursuant to his employment contract; and for Mr. Chaia for payments related to the Company supplied automobile.

(d)

Severance payments in 2012 reflect amounts paid to Messrs. Dussek and Chaia in connection with their separation agreements with the Company.

(6)

Mr. Shindler’s salary includes $125,000 in salary received as executive chairman from January 1, 2012 to June 30, 2012 and $14,423 for payout of his accrued vacation following the termination of his employment agreement as executive chairman, $60,548 in fees earned as non-executive chairman from July 1, 2012 to December 13, 2012 and $43,054 in salary received as interim chief executive officer from December 14, 2012 to December 31, 2012.

The Company also granted Mr. Shindler 6,100 shares of restricted stock for his service as a director on April 24, 2012 and 685,912 nonqualified stock options and 377,937 shares of restricted stock as interim chief executive officer on December 14, 2012.

(7)

Mr. Chaia’s salary, bonus and benefits, other than his equity grants, were paid in Brazilian Reais. As a result, the amount of compensation provided to Mr. Chaia as reflected in U.S. dollars in the Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns varies based on the applicable exchange rate of the Brazilian Real relative to the U.S. dollar. Mr. Chaia’s compensation as reported in U.S. dollars can vary significantly with no actual change to the compensation paid to Mr. Chaia in Brazilian currency if the exchange rates are volatile. The amounts for Mr. Chaia reflected in the Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns in the table above are based on the average exchange rate of 1.95 Brazilian Reais to 1.00 U.S. Dollar for 2012, 1.67 Brazilian Reais to 1.00 U.S. Dollar for 2011 and 1.76 Brazilian Reais to 1.00 U.S. dollar for 2010.

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Grants of Plan-Based Awards Table

In the table below and discussion that follows, we summarize the grants of stock options and stock awards to each of the named executive officers during 2012. Our 2012 Annual Bonus does not provide for payouts in fiscal years after 2012, and we historically have not issued any performance-based equity incentive plan awards.

GRANTS OF PLAN-BASED AWARDS FISCAL YEAR 2012

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold ($)(2)	Target ($)	Maximum ($)
Steven M. Shindler
Annual Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Restricted Stock	4/24/12	N/A	N/A	N/A	6,100	N/A	N/A	114,985
Restricted Stock	12/17/12	N/A	N/A	N/A	377,937	N/A	N/A	2,467,929
Stock Options	12/17/12	N/A	N/A	N/A	N/A	685,912	6.53	1,884,271
Juan R. Figuereo
Annual Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Restricted Stock	10/17/12	N/A	N/A	N/A	20,000	N/A	N/A	156,200
Stock Options	10/17/12	N/A	N/A	N/A	N/A	40,000	7.81	131,423
Gokul V. Hemmady
Annual Bonus	N/A	0	647,500	1,295,000	N/A	N/A	N/A	N/A
Restricted Stock	4/24/12	N/A	N/A	N/A	52,062	N/A	N/A	981,369
Stock Options	4/24/12	N/A	N/A	N/A	N/A	94,454	18.85	749,020
Peter A. Foyo
Annual Bonus	N/A	0	321,497	642,995	N/A	N/A	N/A	N/A
Restricted Stock	4/24/12	N/A	N/A	N/A	38,267	N/A	N/A	721,333
Stock Options	4/24/12	N/A	N/A	N/A	N/A	69,426	18.85	550,548
Gary D. Begeman
Annual Bonus	N/A	0	370,704	741,408	N/A	N/A	N/A	N/A
Restricted Stock	4/24/12	N/A	N/A	N/A	38,618	N/A	N/A	727,949
Stock Options	4/24/12	N/A	N/A	N/A	N/A	70,063	18.85	555,600
Steven P. Dussek(4)
Annual Bonus	N/A	0	1,229,263	2,458,526	N/A	N/A	N/A	N/A
Restricted Stock	4/24/12	N/A	N/A	N/A	126,714	N/A	N/A	2,388,559
Stock Options	4/24/12	N/A	N/A	N/A	N/A	229,891	18.85	1,823,036
Sergio B. Chaia(4)
Annual Bonus	N/A	0	479,466	958,931	N/A	N/A	N/A	N/A
Restricted Stock	4/24/12	N/A	N/A	N/A	45,933	N/A	N/A	865,837
Stock Options	4/24/12	N/A	N/A	N/A	N/A	83,334	18.85	660,839

(1)

The amounts reflect the potential range of payouts for the 2012 Annual Bonus. The actual amounts of the payments made under this plan to the named executive officers are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

There are no threshold performance levels under the Company’s 2012 Annual Bonus as described in the Compensation Discussion and Analysis.

(3)

The amounts in this column reflect the grant date fair value of the restricted stock and option awards on the date of grant computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), with respect to awards of shares of restricted common stock and awards of options to purchase shares of common stock held by each of the named executives, but disregarding estimated forfeitures related to service-based vesting conditions. We value restricted stock awards at the date of grant based on the number of shares subject to the grant multiplied by the closing price of our common stock on the date of grant. We determined the fair market value of option awards based on the Black-Scholes option pricing model. The valuation assumptions used in determining these amounts are described in footnote 11 to our consolidated financial statements included in our 2012 annual report on Form 10-K.

(4)

Unvested stock options and restricted stock awarded to Messrs. Dussek and Chaia were terminated as of December 13, 2012 and November 19, 2012, respectively.

Supplemental Discussion of Compensation and Awards

The exercise price for the options listed above, which is equal to the closing price of a share of our common stock as reported on the NASDAQ on the date of grant, may be paid in cash, in shares of our common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all required tax withholding and other deductions. Both the restricted stock and the right to exercise the options granted vest ratably over a three year period and vesting is not conditioned on any individual performance of the executive or on our financial or operating performance. The options expire ten years from the date of grant. In addition, for Mr. Shindler, the first one-third of the restricted stock and stock options received in connection with his appointment as interim chief executive officer will vest prior to the first anniversary of the date of grant should we appoint a permanent chief executive officer prior to that date. An earlier expiration date may apply in the event of the optionee’s termination of employment, retirement, death or disability. For information on how we determined the number of restricted stock awards and stock option grants for 2012 and further discussion of the components of the Summary Compensation Table, see the “Compensation Discussion and Analysis” section above.

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Outstanding Equity Awards at Fiscal Year-End 2012

Name	Grant Date	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested(1)($)
Steven M. Shindler(2)	4/27/2005	150,000	(3)	—		26.20	4/27/2015
	4/26/2006	130,000	(3)	—		60.77	4/26/2016
	4/25/2007	135,000	(3)	—		78.30	4/25/2017
	4/22/2009
	4/23/2010							1,041	(4)	7,422
	4/20/2011							1,903	(5)	13,568
	4/24/2012							6,100	(6)	43,493
	12/17/2012	—		685,912	(7)	6.53	12/17/2022	377,937	(8)	2,694,691
Juan R. Figuereo	10/17/2012	—		40,000	(9)	7.81	10/17/2022	20,000	(10)	142,600
Gokul V. Hemmady	5/21/2007	50,000	(3)	—		78.87	5/21/2017
	4/23/2008	85,000	(3)	—		40.62	4/23/2018
	4/22/2009	83,333	(11)	—		14.33	4/22/2019
	4/23/2010	39,333	(12)	19,667	(12)	40.40	4/23/2020	4,233	(4)	30,181
	4/20/2011	14,085	(13)	28,169	(13)	40.28	4/20/2021	18,168	(5)	129,538
	4/24/2012	—		94,454	(14)	18.85	4/24/2022	52,062	(6)	371,202
Peter A. Foyo	4/26/2006	55,000	(3)	—		60.77	4/26/2016
	4/25/2007	55,000	(3)	—		78.30	4/25/2017
	4/23/2008	60,000	(3)	—		40.62	4/23/2018
	4/22/2009	30,000	(11)	—		14.33	4/22/2019
	4/23/2010	28,733	(12)	14,367	(12)	40.40	4/23/2020	2,967	(4)	21,155
	4/20/2011	10,159	(13)	20,316	(13)	40.28	4/20/2021	13,104	(5)	93,432
	4/24/2012	—		69,426	(14)	18.85	4/24/2022	38,267	(6)	272,844
Gary D. Begeman	11/27/2006	40,000	(3)	—		65.17	11/27/2016
	4/25/2007	40,000	(3)	—		78.30	4/25/2017
	4/23/2008	70,000	(3)	—		40.62	4/23/2018
	4/22/2009	93,333	(11)	—		14.33	4/22/2019
	4/23/2010	21,267	(12)	10,633	(12)	40.40	4/23/2020	2,200	(4)	15,686
	4/20/2011	10,454	(13)	20,908	(13)	40.28	4/20/2021	13,485	(5)	96,148
	4/24/2012	—		70,063	(14)	18.85	4/24/2022	38,618	(6)	275,346
Steven P. Dussek(15)(16)	4/28/2004	15,000	(3)	—		18.97	4/28/2014
	4/27/2005	20,000	(3)	—		26.20	4/27/2015
	4/26/2006	10,000	(3)	—		60.77	4/26/2016
	4/25/2007	8,500	(3)	—		78.30	4/25/2017
	2/11/2008	200,000	(3)	—		42.82	2/11/2018
	4/22/2009	494,186	(11)	—		14.33	4/22/2019
	4/23/2010	76,700	(12)	—		40.40	4/23/2020
	4/20/2011	34,250	(13)	—		40.28	4/20/2021
Sergio B. Chaia(16)	1/17/2007	25,000	(3)	—		64.33	1/17/2017
	4/23/2008	55,000	(3)	—		40.62	4/23/2018
	4/22/2009	33,333	(11)	—		14.33	4/22/2019
	4/23/2010	34,000	(12)	—		40.40	4/23/2020
	4/20/2011	12,122	(13)	—		40.28	4/20/2021

NII HOLDINGS, INC.  – 2013 Notice of Annual Meeting of Shareholders and Proxy Statement   41

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(1)

The market value of the restricted stock is based on the $7.13 closing price of a share of our common stock, as reported on the NASDAQ on December 31, 2012.

(2)

Mr. Shindler was not granted any awards in 2008. Mr. Shindler was only granted restricted stock awards in April of 2009, 2010, 2011 and 2012 in his capacity as a member of our Board.

(3)

Stock options vested 25% on the four anniversary dates following the date of grant.

(4)

Restricted stock vests/vested 331/3% on each of April 23, 2011, April 23, 2012 and April 23, 2013.

(5)

Restricted stock vests/vested 331/3% on each of April 20, 2012, April 20, 2013 and April 20, 2014.

(6)

Restricted stock vests 331/3% on each April 24, 2013, April 24, 2014 and April 24, 2015.

(7)

Stock option award vests 331/3% on each of December 17, 2013, December 17, 2014 and December 17, 2015, with the first tranche vesting should Mr. Shindler’s employment with us end due to the appointment of a permanent chief executive officer prior to December 17, 2013.

(8)

Restricted stock vests 331/3% on each of December 17, 2013, December 17, 2014 and December 17, 2015, with the first tranche vesting should Mr. Shindler’s employment with us end due to the appointment of a permanent chief executive officer prior to December 17, 2013.

(9)

Stock option vests 331/3% on each of October 17, 2013, October 17, 2014 and October 17, 2015.

(10)

Restricted stock vests 331/3% on each of October 17, 2013, October 17, 2014 and October 17, 2015.

(11)

Stock options vested 331/3% on the three anniversary dates following the date of grant.

(12)

Stock options vest/vested 331/3% on each of April 23, 2011, April 23, 2012 and April 23, 2013.

(13)

Stock options vest/vested 331/3% on each of April 20, 2012, April 20, 2013 and April 20, 2014.

(14)

Stock options vest 331/3% on each of April 24, 2013, April 24, 2014 and April 24, 2015.

(15)

Mr. Dussek’s awards expiring in 2014, 2015, 2016 and 2017 were granted to him in his capacity as a member of our Board prior to his appointment as our chief executive officer.

(16)

All outstanding stock options held by Messrs. Dussek and Chaia terminated ninety days after their termination of employment on December 13, 2012 and November 19, 2012, respectively.

Option Exercises and Stock Vested Table

In the table below, we list information on the exercise of options and the vesting of restricted stock during the year ended December 31, 2012.

OPTION EXERCISES AND STOCK VESTED FISCAL YEAR 2012

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting(2)($)
Steven M. Shindler	—	—	4,900	95,559
Juan R. Figuereo	—	—	—	—
Gokul V. Hemmady	—	—	21,651	339,825
Peter A. Foyo	—	—	12,851	250,723
Gary D. Begeman	—	—	15,610	304,551
Steven P. Dussek	—	—	46,199	901,342
Sergio B. Chaia	—	—	15,818	308,609

(1)

The value realized on exercise is calculated as the number of shares acquired on exercise multiplied by the difference between the exercise price of an exercised option and the closing price of our common stock on the date of exercise.

(2)

The value realized on vesting is calculated as the number of shares vested multiplied by the closing price of the shares on the date of vesting, unless vesting occurs on a Saturday or Sunday, in which case the shares vested are multiplied by the closing price on the Friday preceding the vesting date.

Pension Benefits and Nonqualified Deferred Compensation

None of our executive officers are entitled to pension benefits from us. None of our executive officers participated in our Executive Deferral Plan in 2012.

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Potential Payments under Severance Plans

We have arrangements with each of our U.S.-based named executive officers under our Change of Control Severance Plan that provide for payments and benefits if an executive officer’s employment is terminated in connection with the occurrence of certain events involving a change in control. In addition, we have an obligation to make payments and provide certain benefits to our U.S.-based named executive officers under our Severance Plan and the 2012 Plan resulting from termination of employment upon the occurrence of certain events. The following is a summary of the payments that we or our successor may make under each of these arrangements.

Payments upon Termination of Employment

Each of our U.S.-based named executive officers is covered by our Change of Control Severance Plan and our Severance Plan. The Change of Control Severance Plan provides for the payment of certain benefits if an executive officer’s employment is terminated by the company without cause or by the executive officer for good reason in connection with a change of control. No benefits are required to be paid unless the executive officer’s employment is terminated. The named executive officers are also entitled to severance benefits if their employment is terminated by the Company in specified circumstances under the Severance Plan. Although the benefits under the Severance Plan apply without regard to whether any change of control has occurred or is pending, the Change of Control Severance Plan provides that employees entitled to receive amounts paid under the Change in Control Severance Plan will not be entitled to cash severance under any other severance plan, including the Severance Plan. Each of the named executive officers has also received awards of stock options and restricted stock under the 2012 Plan, which contains provisions that may accelerate the vesting of awards made to a named executive officer if we terminate the executive officer’s employment with us or if the executive officer terminates his or her employment with us for good reason in connection with a change of control.

Except as noted below, we otherwise have not entered into any employment agreements or other arrangements that provide for benefits in connection with a termination of employment of our named executive officers.

The following table shows the estimated amount of the payments to be made to each of the named executive officers upon termination of their employment in connection with a change of control under the Change of Control Severance Plan, their involuntary termination under the Severance Plan or upon their termination in connection with their death or disability. For purposes of calculating the value of the benefits, we have assumed that the triggering event for payment occurred under each of the arrangements as of December 31, 2012. The footnotes to the table contain an explanation of the assumptions made by us to calculate the payments, and the discussion that follows the table provides additional details on these arrangements.

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

Termination Event(1)	Base Salary(2) ($)	Bonus(3) ($)	Other Payments(4) ($)	Equity Awards(5) ($)	Total(6) ($)
Change of Control Plan — Termination by Executive for Good Reason or by the Company Without Cause(7)(8)
Steven M. Shindler	—	—	—	—	—
Juan R. Figuereo	1,375,000	—	62,540	142,600	1,580,140
Gokul V. Hemmady	1,618,750	1,500,283	62,540	530,921	3,712,494
Peter A. Foyo	—	—	132,540	387,429	524,969
Gary D. Begeman	1,158,450	926,760	62,540	387,180	2,534,930
Severance Plan — Involuntary Termination(9)
Steven M. Shindler	—	—	—	—	—
Juan R. Figuereo	550,000	—	—	—	550,000
Gokul V. Hemmady	647,500	194,250	—	—	841,750
Peter A. Foyo	—	—	—	—	—
Gary D. Begeman	463,380	111,211	—	—	574,591
Death, Disability or Retirement
Steven M. Shindler	—	—	—	3,170,721	3,170,721
Juan R. Figuereo	—	—	—	142,600	142,600
Gokul V. Hemmady	—	—	—	530,921	530,921
Peter A. Foyo	—	—	—	387,429	387,429
Gary D. Begeman	—	—	—	387,180	387,180

(1)

No payments are required to be made to any named executive officer under the Change of Control Severance Plan or the Severance Plan if the executive is terminated for cause or if the executive voluntarily terminates his employment (other than for good reason in connection with a change of control under the Change of Control Plan).

(2)

Amounts included in this column with respect to the Change of Control Severance Plan reflect the portion of the severance payment attributable to base salary. Amounts attributable to the target bonus are included in the “Bonus” column (see note 3 below). The Severance Payment under the Change of Control Severance Plan is 250% of the executive’s annual base salary on the day immediately preceding the change of control in the case of Messrs. Figuereo, Hemmady and Begeman. The Severance Payment under the Severance Plan for the named executive officers is 12 months of the named executive officer’s annualized base salary at the time of termination. If the severance payments under both plans apply, the total severance payment will not exceed 250% of the executive’s annual target bonus percentage, as applicable.

(3)

Amounts included in this column with respect to the Change of Control Severance Plan reflect the portion of the severance payment attributable to the target bonus. The portion of the severance payment attributable to base salary is included in the “Severance Payment” column (see note 2 above). Under the Change of Control Severance Plan, upon termination an executive is entitled to receive as part of the severance payment 250% of the executive’s annual target bonus percentage on the day immediately preceding the change of control in the case of Messrs. Figuereo, Hemmady and Begeman. Under the Change of Control Plan, the executive is also entitled to receive an amount equal to a prorated portion of the annual target bonus payment for the period ending on the termination event. The Severance Plan provides for the payment of an amount equal to a prorated portion of the actual annual bonus payment for the period ending on the termination event for each named executive officer, payable when bonuses are paid for the applicable plan year.

(4)

Other Payments for the U.S.-based named executive officers include tax gross-ups, COBRA health insurance and outplacement counseling assistance provided under the Change of Control Severance Plan. For Mr. Foyo, Other Payments include tax gross-ups, COBRA benefits and repatriation relocation benefits.

(5)

The Equity Awards are the value (calculated in the case of options as the difference between the exercise price of the options and the market value of the related shares on December 31, 2012 and in the case of restricted shares as the value of shares on that date) of any awards granted under the 2012 Plan whose vesting or payment are accelerated upon the triggering event. We have assumed that the surviving entity has elected not to assume, replace or convert any of the awards made under the 2012 Plan. As described in more detail below, the 2012 Plan provides for the vesting of unvested options and restricted stock in specific circumstances following a change of control of the Company. The 2012 Plan and the grant agreements made under that plan also provide that outstanding and unvested options and restricted stock will vest upon an employee’s death or disability, and for options if the employee retires at or after age 65 or at an earlier age with the consent of the Compensation Committee, with vested options remaining exercisable for a period of one year after the date the employee ceases to be an employee of the Company. The 2012 Plan and the grant agreements also provide for continued exercisability of vested options for a period of 90 days from the employee’s date of termination in all other situations.

(6)

In addition to the amounts specified in this column, upon termination in each of the circumstances noted the executive officer is entitled to receive base salary and cash or non-cash benefits earned prior to the date of the named executive officer’s termination, including payments with respect to accrued and unused vacation time and any reimbursements for the reasonable and necessary business expenses incurred by the named executive officer prior to termination.

(7)

Change of Control Plan — Termination by Executive for Good Reason or by the Company Without Cause describes the benefits payable to a named executive officer if the named executive officer voluntarily terminates his or her employment for good reason in connection with a change of control or if the named executive officer’s employment is terminated without cause by us or the surviving entity in connection with a change of control as described below in “Change of Control Severance Plan.”

(8)

In cases in which a named executive officer’s employment is terminated by us or the surviving entity in connection with a change of control, each named executive officer will be entitled to a severance payment under the Change of Control Severance Plan, but not the Severance Plan.

(9)

Severance Plan — Involuntary Termination describes the benefits payable to a named executive officer if the named executive officer’s employment is terminated by us other than in connection with a change of control under the circumstances described below under “Severance Plan.”

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Change of Control Severance Plan

The Change of Control Severance Plan provides that each U.S.-based named executive officer will receive a payment if a change of control, as defined below, occurs and he either is terminated without cause or resigns for good reason. Messrs. Hemmady, Figuereo and Begeman will be entitled to receive 250% of their annual base salary and target bonus at the date of his termination upon such an event as provided in the 2012 Plan. Each named executive officer will be entitled to receive his payment under the 2012 Plan in a lump sum within thirty days following his termination of employment.

We or the surviving entity will also pay the full premium cost of continued health care coverage for each named executive officer under the federal “COBRA” law in such a termination. We will make the COBRA payments up to the lesser of 18 months or the time at which the named executive officer is reemployed and is eligible to receive group health coverage benefits under another employer-provided plan. The payments may also cease for any of the reasons provided in the COBRA law.

In addition, in the event that any of the named executive officers incur any legal, accounting or other fees and expenses in a good faith effort to obtain benefits under the Change of Control Severance Plan, we or the surviving entity will reimburse the named executive officer for such reasonable expenses. The named executive officer will be entitled to receive a tax gross-up payment in the event that any payments made under the 2012 Plan is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. Such reimbursement and gross-up payments will be subject to Section 409A of the Internal Revenue Code and will be paid within the timeframe prescribed by the regulations thereunder.

A change of control will be deemed to occur under the 2012 Plan when:

•

we are merged, consolidated or reorganized into or with another company, or we sell or otherwise transfer all or substantially all of our assets to another company, and, as a result of either transaction, less than a majority of the combined voting power of the then outstanding securities of the resulting company immediately after the transaction is held by the holders of our voting securities immediately prior to the transaction;

•

the directors on our board as of July 22, 2008 or directors elected subsequent to that date and whose nomination or election was approved by a vote of at least two-thirds of the directors on the board as of July 22, 2008 cease to be a majority of our board;

•

our stockholders approve our complete liquidation or dissolution;

•

an individual, entity or group acquires beneficial ownership of 50% or more of our then outstanding shares or 50% of our then outstanding voting power to vote in an election of our directors, excluding any acquisition directly from us; or

•

our board approves a resolution stating that a change of control has occurred.

A named executive officer will receive compensation under the 2012 Plan if:

•

he is terminated without cause, as defined in the 2012 Plan, within 18 months from a change of control or prior to the change of control if he reasonably demonstrates that the termination was at the request of a third party attempting to effect a change of control or otherwise in connection with a change of control; or

•

he voluntarily terminates his employment for good reason during the 18 months following a change of control, defined as when, after the change of control:

•

there was a material and adverse change in or reduction of his duties, responsibilities and authority that he held preceding the change of control;

•

his principal work location was moved to a location more than 40 miles away from his prior work location;

•

he was required to travel on business to a substantially greater extent than prior to the change of control, which results in a material adverse change in his employment conditions;

•

his salary, bonus or bonus potential were materially reduced or any other significant adverse financial consequences occurred;

•

the benefits provided to him were materially reduced in the aggregate; or

•

we or any successor fail to assume or comply with any material provisions of the 2012 Plan.

Severance Plan

The Severance Plan provides payments to our U.S.-based named executive officer in the event of an involuntary termination of employment, which includes termination due to job elimination, work force reductions, lack of work, a determination by us that the executive officer’s contributions no longer meet the needs of the business and any other reason determined by us. Under the Severance Plan, each of the U.S.-based named executive officers will be entitled to a payment equal to 12 months of his annualized base salary, not including any bonus, incentive payments or commission payments. Each eligible named executive officer will also receive a pro rata payment of his bonus based on the portion of the year that he was employed by us. We will pay the bonus to the named executive officer when we pay bonuses to employees at the same position level for the bonus plan year in the following year, and such bonus will be based on the achievement level of the named executive officer’s business unit for the applicable year.

We expect to make a lump sum payment of the amount due under the Severance Plan although we reserve the right to make the payments periodically for a period not to exceed 24 months. In order to receive payments under the Severance Plan, each named executive officer must return all of our property and execute a release agreement:

•

acknowledging that the payments to be received represent the full amount that he is entitled to under the Severance Plan;

•

releasing any claims that he has or may have against us; and

•

in our discretion, agreeing not to compete with us for a certain period.

The release agreement will also require the executive officer to comply with specified confidentiality, non-disparagement and non-solicitation obligations. Our obligation to make or continue severance payments to the executive officer will cease if the executive officer does not comply with those obligations.

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2012 Incentive Compensation Plan

The 2012 Plan currently covers the grant of certain incentives and awards, including stock options, restricted stock, restricted stock units and cash-based incentives, to our employees, including the named executive officers. Under the 2012 Plan, if a change of control occurs and the incentives and awards granted under the 2012 Plan are not assumed by the surviving entity, or the employee is terminated within a certain period following a change of control, each outstanding award is treated as explained below. A change of control under the 2012 Plan is defined the same as in the Change of Control Severance Plan and the same events that trigger payments to the executive officer under the Change of Control Severance Plan trigger payments under the 2012 Plan.

•

Options. If the surviving entity assumes, replaces or converts the options and the named executive officer is terminated within 24 months under circumstances that would trigger payment, the options will become fully exercisable, vested or earned. If the options are not assumed, replaced or converted, each option shall be fully exercisable upon a change of control.

•

Restricted Stock and Restricted Stock Units. If the surviving entity assumes, replaces or converts the stock award and the named executive officer is terminated within 24 months under circumstances that would trigger payment, the stock awards shall be vested. If the restricted stock and restricted stock unit awards are not assumed, replaced or converted, the restricted stock or restricted stock units shall be vested upon a change of control.

•

Cash-based Incentives. If the surviving entity assumes, replaces or converts cash-based incentives and the named executive officer is terminated within 24 months under circumstances that would trigger payment, each outstanding cash-based incentive award shall be deemed earned pro-rata based on the fraction of the performance period that has elapsed from the beginning of the performance period until termination. If the cash-based incentives are not assumed, replaced or converted, the cash-based incentives shall be deemed earned upon a change of control.

The 2012 Plan provides that the Compensation Committee, as administrator of the plan, shall determine what amounts will be payable to the named executive officer upon death, disability or retirement in the agreement under which awards are made under the 2012 Plan.

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Offer Letter with Mr. Shindler

In connection with Mr. Shindler’s appointment as interim chief executive officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Shindler on December 14, 2012. As a temporary employee and pursuant to the Offer Letter, Mr. Shindler is not eligible for benefits under the Company’s Severance Plan and is not otherwise entitled to severance benefits. Also pursuant to the Offer Letter and under the Company’s Change of Control Severance Plan, Mr. Shindler will not receive severance benefits upon a suspension of his service as interim chief executive officer in connection with a change of control. Pursuant to the Offer Letter, the Compensation Committee of the Board approved a grant to Mr. Shindler of 685,912 nonqualified stock options and 377,937 shares of restricted stock. Under the terms of their governing agreements, the options will become exercisable and the restricted stock will vest over a period of three years with one-third vesting each year, subject to Mr. Shindler’s continuing service as interim chief executive officer of the Company. If Mr. Shindler’s service as interim chief executive officer is suspended prior to December 14, 2013 upon the commencement of a person other than Mr. Shindler joining the Company as the permanent chief executive officer, then the first one-third of the options and restricted stock awarded will vest and the remainder of these grants will be cancelled. Pursuant to the terms of their governing agreements and the Offer Letter, upon suspension of Mr. Shindler’s service as interim chief executive officer, including in connection with a change of control, all of the options and restricted stock that have not vested or do not then vest upon the commencement of a permanent chief executive officer’s employment will be forfeited.

Employment Agreement with Mr. Foyo

Pursuant to the terms of his Employment Agreement, Mr. Foyo is entitled to relocation assistance at the end of his expatriation assignment or upon termination of employment by the Company.

Separation Agreement with Mr. Dussek

Mr. Dussek resigned as the Company’s chief executive officer on December 13, 2012 and under the terms of his Separation Agreement, Mr. Dussek received the following payments: (i) a severance payment of $946,000, which is equal to 12 months of Mr. Dussek’s annualized base salary on the separation date and (ii) an annual incentive bonus under the Company’s 2012 Annual Bonus Plan calculated using a rating of “consistently meets expectations” for the individual performance component. In addition, in consideration of the observation by Mr. Dussek of certain restrictive covenants agreed to in the Separation Agreement for a period of two years after the separation date, including noncompetition, nonsolicitation and nondisclosed obligations, Mr. Dussek received an additional payment of $1,346,000. Mr. Dussek did not receive any accelerated vesting for his outstanding and unvested equity awards.

Instrument of Termination with Mr. Chaia

In connection with Mr. Chaia leaving the Company on November 19, 2012 and pursuant to the terms of his Instrument of Termination, Mr. Chaia received, in Brazilian Reais, a severance payment of approximately $976,643, a payment of approximately $706,231 in accordance with Brazilian law and other customary severance benefits, the value of which are outlined in the Summary Compensation Table. In accordance with the Instrument of Termination, Mr. Chaia is not eligible for any further severance payments or benefits. Mr. Chaia did not receive any accelerated vesting for his outstanding and unvested equity awards.

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AUDIT INFORMATION

PricewaterhouseCoopers LLP has audited our consolidated financial statements for the fiscal years ended December 31, 2012 and December 31, 2011.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firm for the years ended December 31, 2012 and December 31, 2011.

	2012	2011
Audit Fees(1)	$10,751,879	$8,285,344
Audit-Related Fees(2)	$3,750	$353,304
Tax Fees(3)	$240,580	$166,433
All Other Fees(4)	$1,686,500	$648,470
TOTAL	$12,682,709	$9,453,551

(1)

Audit fees consist of those fees rendered for the audit of our annual consolidated financial statements, audit of the effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports and for services normally provided in connection with statutory and regulatory filings or engagements, such as comfort letters or attest services.

(2)

Audit-Related fees consist of those fees for assurance and related services that are reasonably related to the review of our financial statements.

(3)

Tax fees consist of those fees billed by PricewaterhouseCoopers for professional services for tax compliance, tax advice, tax planning, transfer pricing and expatriate tax services.

(4)

Fees incurred for services other than those described above for consulting, assessment of IT systems, salary and human resources projects, and research and disclosure tools.

Audit Committee Pre-Approval Policies and Procedures

It is the policy of the Audit Committee that our independent registered public accounting firm may provide only those services that have been pre-approved by the Audit Committee. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee or, in specified circumstances, the Audit Committee chair pursuant to authority delegated by the Audit Committee. The term of any general pre-approval is eighteen months from the date of pre-approval, unless the Audit Committee or a related engagement letter specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval. The Audit Committee has delegated its pre-approval authority to Carolyn Katz, the chair of the Audit Committee.

Requests or applications to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and our controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence. For the years ended December 31, 2012 and December 31, 2011, all services provided by our independent registered public accounting firm were pre-approved in accordance with the Audit Committee policy described above.

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AUDIT COMMITTEE REPORT

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

The Board has adopted a written audit committee charter, which is available on the Investor Relations link of our website at the following address: www.nii.com. In addition, all members of our Audit Committee are independent, as defined in the NASDAQ listing standards. The Audit Committee has reviewed and discussed our audited consolidated financial statements with our management and PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, “Communication with Audit Committees.”

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning the firm’s independence from our company and our subsidiaries and has discussed with PricewaterhouseCoopers LLP their independence.

In addition, the Audit Committee met with senior management periodically during 2012 and reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of our internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also met to discuss with senior management our disclosure controls and procedures and the certifications by our chief executive officer and our chief financial officer, which are required for certain of our filings with the Securities and Exchange Commission. The Audit Committee met privately with our independent registered public accounting firm, our internal auditors and other members of our management, each of whom has unrestricted access to the Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our annual report on Form 10-K for fiscal year 2012 filed with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Date: February 26, 2013 Audit Committee Carolyn F. Katz, Chair Donald Guthrie John W. Risner

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PROPOSAL I    ELECTION OF DIRECTORS

The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated Donald Guthrie and Steven M. Shindler, each of whom is an incumbent director, for reelection to the Board for three-year terms ending 2016. Please see “Director Biographies – Directors Standing for Re-election – To Hold Office Until 2016” on page 16 of this proxy statement for information concerning our incumbent directors standing for re-election.

If any nominee is unable to serve as a director, the persons named in the enclosed proxy reserve the right to vote for a lesser number of directors or for a substitute nominee designated by our Board, to the extent consistent with our Restated Certificate and our Third Amended and Restated Bylaws. All of the nominees listed above have consented to be nominated and to serve if elected. We do not expect any nominee will be unable to serve.

Vote Required

Provided a quorum is present and it is an uncontested election, directors are elected by a majority of the votes cast for each director at the Annual Meeting. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will have no effect on the election of directors. If a nominee who is currently serving as a director is not elected at the Annual Meeting, under Delaware law the director will continue to serve on the Board as a “holdover director.” However, in accordance with our Corporate Governance Guidelines, incumbent directors are required to submit an irrevocable, contingent resignation to the Board that becomes effective only if the director fails to receive a majority of votes cast for re-election in an uncontested election. In accordance with the Corporate Governance Guidelines, the Board will consider the director’s resignation within 90 days following the election results and will promptly disclose its decision to accept or reject the director’s conditional resignation. Since Mr. Guthrie and Mr. Shindler are standing for re-election, they have each submitted an irrevocable, contingent resignation consistent with the requirements of our Corporate Governance Guidelines.

In the event of a contested election in accordance with our Bylaws, directors shall be elected by the vote of a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the election of directors in a contested election.

Our Board recommends that the holders of common stock vote “FOR” incumbent directors Donald Guthrie and Steven M. Shindler.

PROPOSAL II    ADVISORY VOTE ON EXECUTIVE COMPENSATION

As we do on an annual basis, and as required by Section 14A of the Exchange Act of 1934, we are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as described in this proxy statement. While this vote is advisory, it will provide information to our Compensation Committee regarding investor sentiment about our compensation principles and objectives. We urge you to read the Compensation Discussion and Analysis beginning on page 24, compensation tables and related narratives appearing in this proxy statement for more information regarding the compensation of our named executive officers. The Compensation Committee develops our executive compensation strategy in furtherance of the following principal compensation objectives:

•

align executive compensation with stockholders’ interests;

•

recognize individual initiative and achievements;

•

attract, motivate and retain highly qualified executives; and

•

create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.

The Compensation Committee fulfills our compensation objectives by setting target direct compensation at a level commensurate with the executive’s and the Company’s performance relative to our Peer Group utilizing individual and market measures. A substantial majority of our executives’ compensation is provided in the form of variable, performance-based compensation that links our executives’ compensation to our long-term performance.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the philosophy and structure of our compensation program for our named executive officers as well as the overall compensation of those officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Our Board and our Compensation Committee value the opinions of our stockholders.

At the 2012 Annual Meeting of Stockholders, our stockholders approved our 2011 named executive officers’ compensation, as disclosed in the Compensation Discussion and Analysis and compensation tables, as well as the other narrative executive compensation disclosures contained in the definitive proxy statement for our 2012 Annual Meeting of Stockholders. Our stockholders approved the resolution on executive compensation with over 94% of shares being cast in favor of our executive compensation. While our Compensation Committee determined our 2012 executive officer compensation prior to our 2012 Annual Meeting of Stockholders, the Compensation Committee regarded the high percentage of votes in favor of our 2011 executive officer compensation as support for the Compensation Committee’s consistent approach and maintained our compensation policies and practices. After the 2012 Annual Meeting of Stockholders, in an effort to further align our executive compensation program with stockholder interest, the Compensation Committee has determined that a substantial portion of our executive officers’ 2013 long-term incentives will be in the form of performance shares as discussed under “2012 Compensation Summary – 2013 Program Modifications.”

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Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the other related narrative disclosure.”

Vote Required

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal II. Abstentions are treated as shares present and entitled to vote and will have the same effect as a vote against this proposal. Broker non-votes will not impact the outcome of the vote on this proposal.

Our Board recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL III    APPROVAL OF THE AMENDMENT OF THE 2012 INCENTIVE COMPENSATION PLAN

The NII Holdings, Inc. 2012 Incentive Compensation Plan (the “Plan”) governs the award and payment of equity awards to our employees and non-employee directors. The 2012 Plan was initially approved by the Company’s stockholders on May 9, 2012. The Board and management are requesting that stockholders approve an amendment to the 2012 Plan to increase the number of shares of common stock reserved for issuance of awards under the 2012 Plan by 12,000,000 shares. Equity compensation serves an important role in recruiting and retaining officers, directors and employees with ability and initiative and in encouraging these individuals to have a greater financial investment in the Company. The Board and management are not requesting any amendment to the 2012 Plan other than the increase in the number of shares of common stock reserved for issuance under the 2012 Plan as set forth above.

The maximum number of shares of common stock originally reserved for issuance under the 2012 Plan at the time of its adoption in 2012 was 9,731,179. As of December 31, 2012, 5,411,435 shares remained available for issuance under the 2012 Plan, assuming all of our outstanding unvested restricted stock units are settled in shares of the Company’s common stock. Management and the Board have determined that, given current annual grant practices and the current market value of the Company’s common stock, the Company should seek stockholder approval to increase the authorized number of shares under the 2012 Plan at the Annual Meeting by 12,000,000 shares in order to ensure that adequate shares are available for future grants. This will result in a total number of shares available under the 2012 Plan of 17,411,435, not including reductions to reflect our 2013 annual grants that are expected to occur in late April and excluding any shares that may become available for issuance due to cancellations or forfeitures. The Company currently estimates that the proposed increase in the number of shares reserved for issuance under the 2012 Plan will be sufficient to meet the demand for shares under the 2012 Plan through the annual grant process in 2015 based on the remaining shares available from the original authorization and our current assumptions relating to our anticipated utilization rate, estimated forfeiture rates and stock price performance. If our stockholders do not approve this amendment to the 2012 Plan, we estimate that our remaining share reserve will not be sufficient to permit us to make annual grants in 2014.

The complete text of the 2012 Plan (as proposed to be amended and restated upon approval of stockholders of this agenda item) is attached to this Proxy Statement as Annex A. The following general description of the principal features of the 2012 Plan is qualified in its entirety by reference to Annex A.

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Summary of the 2012 Plan

General

The 2012 Plan provides for the granting of options, restricted stock, restricted stock units, and cash-based incentive awards to eligible employees, non-employee directors and outside consultants. The 2012 Plan does not permit the repricing of stock options or the granting of discounted options, and does not provide for the automatic increase of available shares.

The 2012 Plan includes provisions to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code with respect to options and other awards, including qualifying payments under the 2012 Plan as “performance-based compensation.” It is intended generally that awards granted under the 2012 Plan will not be subject to Section 409A of the Code; however, with respect to any awards granted under the 2012 Plan that are subject to Section 409A of the Code, the 2012 Plan will be interpreted and administered in a manner that is consistent with Section 409A.

As of December 31, 2012, the total number of shares of common stock underlying outstanding options and restricted stock grants made under the 2012 Plan was 15,874,147. The 13,961,759 options outstanding have exercise prices ranging from $6.53 to $86.40 and vest over three or four years, depending on the grant. Of the outstanding options, 11,125,857 are vested and 685,912 had exercise prices below the closing price of our common stock at December 31, 2012, which we call in the money. The aggregate value of the outstanding options that are in the money, calculated based on the difference between the exercise price for those options and the closing price for a share of our common stock on the NASDAQ of $7.13 on that date, was $411,547, of which no shares are currently exercisable. The aggregate value of the 1,274,925 shares of outstanding restricted stock on December 31, 2012, based on the closing price for a share of our common stock on that date, was $9,090,215. Our executive officers and directors as a group have been awarded 651,405 of the outstanding restricted stock awards, with an aggregate value at December 31, 2012 of $4,644,518. Our executive officers and directors as a group have been awarded 2,501,912 of the outstanding options with an aggregate value at December 31, 2012 of $411,547, of which 1,427,997 options with an aggregate value at December 31, 2012 of $0 are currently exercisable.

Awards granted under the 2012 Plan are within the discretion of the Compensation Committee and the number or type of awards that may be granted in the future cannot be determined at this time. As of December 31, 2012, 4,500 shares subject to stock options had been granted to our employees pursuant to the 2012 Plan. In addition, our executive officers have received 725,912 stock options pursuant to the 2012 Plan, including 685,912 stock options granted to Mr. Shindler and 40,000 stock options granted to Mr. Figuereo. Except for Messrs. Shindler and Figuereo, no other named executive officer has been granted stock options pursuant to the 2012 Plan. In 2009, we discontinued our prior practice of making annual grants of stock options to our non-employee directors and consistent with that change, no awards of stock options have been made to our directors pursuant to the 2012 Plan.

The following table sets forth information as of December 31, 2012, with respect to the 2012 Plan, the equity compensation plan under which shares of our common stock are authorized for issuance.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans(1)
Equity compensation plan approved by stockholders 2012 Incentive Compensation Plan	13,961,759	$39.21	7,721,927	(2)
TOTAL	13,961,759	$39.21	7,721,927

(1)

Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights, and shares subject to an outstanding but unvested restricted stock or restricted stock unit awards.

(2)

The 2012 Plan permits the grant of one or more of the following awards: options, restricted stock, restricted stock units and cash-based incentives. The number of shares authorized to be issued under the 2012 Plan will be reduced by one share of common stock for each share of common stock issued pursuant to a stock option and by one and one-half shares of common stock for each share of common stock issued pursuant to all other equity-based awards. As of December 31, 2012, common stock reserved for future issuance does not include 1,540,328 restricted stock units that were issued in 2012 that, if settled in shares of common stock, would reduce the shares available for grant under our 2012 Plan by 2,310,492 shares.

Eligibility

All employees of the Company and its affiliates, as well as the Company’s non-employee directors and select consultants, are eligible to participate in the 2012 Plan. The amount, grant date and type of future awards under the 2012 Plan are subject to the discretion of the Compensation Committee, subject to the limits described in “Award Limits” below. As of December 31, 2012, the Company and its subsidiaries employed approximately 16,100 employees, nearly 700 of whom received awards under the 2012 Plan. The concentration of equity grants awarded to our chief executive officer during our annual grants in April of 2012, 2011 and 2010 were 7.2%, 7.4%, and 7.1% of the value of the total equity awarded to all employees receiving grants in each of these three years, respectively.

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Administration and Duration

The selection of participants in the 2012 Plan and the level of participation of each participant is determined by the Compensation Committee. Each member of the Compensation Committee must be a “non-employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Code. Currently, the Compensation Committee is comprised of three independent directors. The Compensation Committee has the authority to interpret the 2012 Plan, to establish and revise rules and regulations relating to the 2012 Plan, and to make any other determinations it believes necessary or advisable for the administration of the 2012 Plan. The Compensation Committee may delegate any or all of its authority to administer the 2012 Plan as it deems appropriate, except that no delegation may be made in the case of awards intended to be qualified under Section 162(m) of the Code.

The 2012 Plan will terminate on May 9, 2022, unless terminated earlier by the Board or the Compensation Committee.

Types of Awards

Stock Options

Options granted under the 2012 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The option price may not be less than the fair market value of the stock on the date the option is granted. The option price may be satisfied in cash, or by the delivery of common stock with a value equal to the option price or pursuant to a cashless exercise. Exercisability of an option may be conditioned upon continued employment, satisfaction of certain performance goals or other conditions as the Compensation Committee deems appropriate. Options have a maximum term of ten years from the date of the grant, although the Compensation Committee retains the discretion to grant options with a shorter duration. The Compensation Committee determines the terms of each stock option award at the time of grant.

Restricted Stock and Restricted Stock Units

The Compensation Committee may also award restricted stock and restricted stock units under the 2012 Plan. The award agreement will set forth a specified period (the “Restriction Period”), during which an award of restricted stock or restricted stock units will remain subject to forfeiture or restrictions on transfer. During the Restriction Period the participant who is granted restricted stock will have the right to vote the underlying shares unless the Compensation Committee shall determine otherwise. Restricted stock and restricted stock units may be granted with certain dividend rights, that is, the right to receive payments equal to the dividends paid on shares of common stock during the Restriction Period. Dividend rights paid on restricted stock units (or any restricted stock conditioned on the satisfaction of performance objectives) will be accumulated and paid after, and then only to the extent that, the performance objectives are achieved and the award vests. In addition, upon vesting, restricted stock units may be settled in cash or common stock pursuant to the terms of an award agreement or as determined by the Compensation Committee, in its discretion.

Cash-based Incentive Awards

Cash-based incentive awards granted under the 2012 Plan entitle each participant to receive cash or shares of common stock, as determined at the time of the award, upon the attainment of specified performance goals or continued employment requirements during a specific period, which may be one or more years, as determined by the Compensation Committee at the time of the award.

Authorized Shares

As of December 31, 2012, 5,411,435 shares remained available for issuance under the 2012 Plan, assuming all of our outstanding unvested restricted stock units are settled in shares of the Company’s common stock. Immediately following the approval of the proposed amendment, 17,411,435 shares will be available for issuance under the 2012 Plan, not including reductions to reflect our 2013 annual grants that are expected to occur in late April and excluding any shares that may become available for issuance due to cancellations or forfeitures. The Company intends that shares to be delivered under the 2012 Plan will be made available from authorized but unissued shares of its common stock or from treasury shares. Awards that are required to be paid in shares will be reserved from the shares available under the 2012 Plan as of the date of grant, and the number of authorized shares under the 2012 Plan will be reduced by one share of common stock for each share of common stock issued pursuant to a stock option and with respect to all other “full value” awards, the authorized number of shares will be reduced by one and one-half shares of common stock for each share of common stock issued pursuant to the grants.

Shares of common stock covered by an award shall be added back to the share reserve under limited circumstances. The 2012 Plan allows for any unissued or forfeited shares subject to an award to be added back to the share reserve to the extent that awards are canceled, terminated, or forfeited for any reason, including, for example, the non-attainment of performance goals or the expiration of the award following the termination of an employee’s employment. Substitute awards (e.g. granted to employees of another entity who become employees of the Company under the terms described in the 2012 Plan) will not count against the shares otherwise available for issuance under the 2012 Plan. Shares of common stock not issued or delivered as a result of the net settlement of an outstanding option and shares subject to grant that are used to fund the payment of the exercise price of an outstanding option or withholding taxes relating to an outstanding option will not again be available under the 2012 Plan.

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Award Limits

The number of stock options that may be granted to any one individual during any plan year may not exceed 1,000,000 shares. The number of shares of restricted stock or restricted stock units that may be granted to any one individual during any plan year may not exceed 500,000 shares, respectively. Cash-based incentive awards may not exceed $3,000,000 to any individual during any plan year.

Performance Goals

Any award available under the 2012 Plan may be structured as a performance award and the exercisability of options and vesting of other awards may be conditioned on satisfaction of certain performance goals as the Compensation Committee deems appropriate. In the case of certain awards intended to avoid the limitations of Section 162(m) of the Code, performance goals will include the measures outlined in Appendix A to the 2012 Plan and will otherwise comply with the requirements of Section 162(m) of the Code.

Adjustment and Revocation

The Compensation Committee may amend or terminate the 2012 Plan provided that the termination of the 2012 Plan may not affect outstanding awards, and provided further that an amendment will be contingent upon stockholder approval to the extent required by law or the rules of any stock exchange on which the Company’s stock is traded. The 2012 Plan prohibits the terms of outstanding awards from being amended to reduce the exercise price of outstanding options and prohibits the cancellation of outstanding options in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original options without stockholder approval, except as described below.

In the event of a stock split-up, stock dividend, subdivision, consolidation of shares or certain other material business events, the Compensation Committee, in its sole discretion, in order to prevent dilution or enlargement of a participant’s rights under the 2012 Plan, may make adjustments in the number and/or kind of shares for which any awards may thereafter be granted, both in the aggregate and as to each optionee; in the number and kind of shares subject to outstanding awards; the amount and/or type of payment to be received under the awards; and to exercise price and other terms and conditions of any outstanding awards as the Compensation Committee deems appropriate.

Change in Control Provisions

The 2012 Plan provides that in the event of a Change in Control, unless an award is assumed, replaced or converted to an equivalent award by the continuing entity, the award will become fully exercisable and the applicable restrictions on the award will lapse. Replacement awards will be earned, vested or exercisable if the participant is terminated, or, in the case of certain employees, if the employee terminates his or her employment with good reason, within 24 months of a change in control under a circumstance that would require severance under the Company’s severance policy or agreement covering the participant. In addition, in the event of a change in control, the Compensation Committee may cancel awards for fair value (generally based on the value of shares in excess of the exercise price of an option or value of shares underlying other awards).

U.S. Tax Treatment of Options and Awards

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or deduction for the Company at the time it is granted or exercised (although the exercise of the option may affect the optionee’s alternative minimum tax consequences). If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of prior to the end of this period, however, (a “disqualifying disposition”), then all or part of the optionee’s gain will be taxed as ordinary income, and the Company will be entitled to a deduction, in the year of the disposition, for the amount includible in the optionee’s income as ordinary income. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid.

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Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a non-qualified option will, at that time, realize taxable compensation in the amount of the difference between the then market value of the shares and the option price. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

The optionee’s basis in shares relating to non-qualified stock option awards is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

Restricted Stock and Restricted Stock Units

No income will be recognized at the time of grant by the recipient of a restricted stock or restricted stock unit if the award is subject to a substantial risk of forfeiture during the Restricted Period. Generally, at the time the substantial risk of forfeiture terminates with respect to the award, the then fair market value of the stock will constitute ordinary income to the participant. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the participant.

Cash-based Incentive Awards

A participant generally will not recognize taxable income upon the receipt of a cash-based incentive award. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of common stock for the award. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of common stock received. Subject to the applicable provisions of the Code, the Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to cash-based incentive awards.

Section 162(m)

Any entitlement to a tax deduction on the part of the Company or its subsidiaries is subject to the applicable tax rules, including, without limitation, Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its “covered employees,” subject to certain exceptions. The 2012 Plan contains provisions which would permit the grant of certain awards that qualify for the “performance-based compensation” exception under Section 162(m) of the Code.

Withholding Taxes

Because the amount of ordinary income the participant recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and employment taxes, the Company may require the participant to pay the amount required to be withheld by the Company before delivering to the participant any shares or other payment to be received under the 2012 Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from the award itself or from other compensation, including salary or bonus, otherwise payable to the participant.

Tax Treatment of Awards to Non-Employee Directors, Outside Consultants and to Employees Outside of the United States

The grant and exercise of options and awards under the 2012 Plan to non-employee directors, certain consultants and to employees outside of the United States may be taxed on a different basis.

Vote Required

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal III. Abstentions are treated as shares present and entitled to vote and will have the same effect as a vote against this proposal. Broker non-votes will not impact the outcome of the vote on this proposal.

Our Board recommends that the stockholders vote “FOR” the proposal to amend the 2012 Incentive Compensation Plan.

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PROPOSAL IV    AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND TO ELIMINATE OBSOLETE PROVISIONS

Our Restated Certificate currently provides for a classified board structure pursuant to which the Board is divided into three classes and directors are elected to staggered three-year terms with members of one of the three classes being elected every year. The Board is committed to effective corporate governance practices and recognizes that many investors prefer annual elections of directors. After careful consideration, the Board has determined that it is appropriate to propose for stockholder consideration amendments to the Restated Certificate that, if adopted, would eliminate the classified structure of our Board over a three-year period. The phasing in of annual elections of directors over a three-year period is designed to ensure a smooth transition to a system of annual elections of all of our directors.

If this proposal is approved by stockholders, the Restated Certificate will be amended to provide that all director nominees standing for election at or after the 2014 Annual Meeting would be elected to a one-year term. Directors elected at or prior to the 2013 Annual Meeting would continue to serve for the remainder of the full three-year term for which they were elected. As a result, beginning with the election of directors at the 2015 Annual Meeting, a majority of the Board would stand for election annually, and, beginning with the election of directors at the 2016 Annual Meeting, all directors of the Company would stand for election annually. Directors elected to fill any vacancy on the Board or to fill newly created director positions resulting from an increase in the number of directors would serve the remainder of the term of that position.

In addition, the Restated Certificate currently includes obsolete provisions that may be eliminated. Specifically, the Restated Certificate designates a class of Special Director Preferred Stock composed of one share of stock. That stock, which was issued in conjunction with a transaction several years ago, expired and was terminated and may not be reissued. As a result, provisions related to this stock are no longer required to be included in the Certificate of Incorporation. Similarly, in connection with the Company’s emergence from bankruptcy in October 2002, the Company was required to include in the Certificate of Incorporation a restriction on its ability to issue nonvoting equity securities. Over ten years have passed since the Company’s restructuring and this prohibition is no longer required. Accordingly, the Board has determined that it is appropriate at this time to propose that the Restated Certificate be amended to eliminate these obsolete provisions.

The text of the proposed amendments to the Restated Certificate, marked to show the proposed changes, is attached as Annex B to this proxy statement. If this proposal is approved by stockholders, the proposed amendments to the Restated Certificate would become effective upon filing of a certificate of amendment of the Restated Certificate with the Secretary of State of Delaware. We anticipate that this filing would be made as promptly as reasonably practicable following the Annual Meeting.

Vote Required

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required to approve this Proposal IV. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Our Board recommends that the stockholders vote “FOR” the proposal to amend the Restated Certificate to declassify the Board and eliminate obsolete provisions.

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PROPOSAL V    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2012, and has been selected by the Audit Committee to serve as our independent registered public accounting firm for the current fiscal year. Information concerning the fees paid to PricewaterhouseCoopers LLP is included in this proxy statement under the heading “Audit Information.” Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and available to respond to appropriate questions from stockholders and may make a statement if they so desire.

Although our Third Amended and Restated Bylaws do not require stockholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board is requesting that stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Vote Required

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal V. Abstentions are treated as shares present and entitled to vote and will have the same effect as a vote against this proposal. Broker non-votes will not impact the outcome of the vote on this proposal.

Our Board recommends that the stockholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Stockholder proposals intended for consideration for inclusion in our proxy statement for the 2014 Annual Meeting must be forwarded in writing and received at our principal executive office at 1875 Explorer Street, 10th Floor, Reston, Virginia 20190 no later than December 10, 2013, directed to the attention of our Executive Vice President, General Counsel and Secretary. Moreover, with respect to any proposal by a stockholder not seeking to have a proposal included in our proxy statement but seeking to have a proposal considered at the 2014 Annual Meeting, the stockholder must notify our Executive Vice President, General Counsel and Secretary in the manner set forth above before February 21, 2014, but no earlier than January 22, 2014. With respect to proposals in this latter category, the persons who are appointed as proxies may exercise their discretionary voting authority with respect to that proposal, if the proposal is considered at the 2014 Annual Meeting, even if stockholders have not been advised of the proposal in the proxy statement for the 2014 Annual Meeting. Any proposals submitted by stockholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission then in effect and Delaware law and our Third Amended and Restated Bylaws. Additional details regarding the process to be followed by stockholders wishing to make a proposal are included in the Company’s Third Amended and Restated Bylaws, which are available on the Investor Relations page of our website at www.nii.com.

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IMPORTANT INFORMATION

To assure your representation and a quorum for the transaction of business at the Annual Meeting, we urge you to please complete, sign, date and return the enclosed proxy card promptly or otherwise vote by using the toll free number or visiting the website listed on the proxy card if you are eligible to do so.

OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF OUR ANNUAL REPORT ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE BY: (1) ACCESSING OUR INVESTOR RELATIONS WEBSITE AT WWW.NII.COM, (2) WRITING TO NII HOLDINGS, INC., 1875 EXPLORER STREET, 10TH FLOOR, RESTON, VIRGINIA 20190, ATTENTION: EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, OR (3) BY CONTACTING OUR INVESTOR RELATIONS DEPARTMENT AT 703-390-5113. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

Adjusted Operating Income Before Depreciation and Amortization

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material non-cash asset impairments, and severance and contract termination costs associated with publicly announced restructuring plans. During the fourth quarter of 2012, we converted our consolidated OIBDA metric to a consolidated adjusted OIBDA metric to better align this metric with our business objectives. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA or consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII HOLDINGS, INC.

	Year Ended December 31,
	2012	2011	2010
Consolidated operating loss	$(123.3)	$931.5	$880.4
Consolidated depreciation	678.2	614.2	520.7
Consolidated amortization	50.6	38.9	34.2
Consolidated operating (loss) income before depreciation and amortization	605.5	1,584.6	1,435.3
Chile non-cash asset impairment	298.9	-	-
Other non-cash asset impairment charges	23.9	-	-
Restructuring charges	7.6	-	-
Consolidated adjusted operating income before depreciation and amortization	$935.9	$1,584.6	$1,435.3

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ANNEX A  PROPOSED AMENDMENT TO THE NII HOLDINGS, INC. 2012 INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

The primary purpose of the Plan is to assist the Company in attracting, retaining and motivating Directors, officers and other designated employees of the Company and its Subsidiaries, and to further align their interests with the interests of the Company’s stockholders by increasing their ownership interests in the Company, and/or providing incentives based on the financial performance of the Company and its Subsidiaries. It is intended that this Plan replace the NII Holdings, Inc. 2004 Incentive Compensation Plan and the NII Holdings, Inc. 2002 Management Incentive Plan (the “Prior Plans”), and all outstanding awards granted under the Prior Plans shall be deemed to be Awards granted under this Plan and shall be administered consistent with the terms of this Plan. ~~As of March 16, 2012, there were 12,877,306 Options to purchase Common Stock and 1,372,903 shares of Restricted Stock outstanding under the Prior Plans. Additionally, as provided for in Section 5 below, all shares of Common Stock available for the granting of awards under the Prior Plans as of the effective date of this Plan shall be deemed to be available for grants of Awards under this Plan. As of March 16, 2012, there were 9,731,179 shares of Common Stock available for grant under the Prior Plans~~. As of the effective date of this Plan, the Prior Plans shall no longer be of any force or effect, and shall be deemed to have been replaced in full by this Plan.

2. Definitions

2.1

“1934 Act” means the Securities Exchange Act of 1934, as amended.

2.2

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. Unless the context requires otherwise, when a specified Person is not referenced, the term “Affiliate” shall refer to Affiliates of the Company and/or its Subsidiaries.

2.3

“Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit or Cash-Based Incentive Award.

2.4

“Award Agreement” means the agreement, letter, notice, certificate or other document which evidences an Award, and specifies the terms and conditions of the Award, including the vesting requirements, Exercise Price, Goals or Performance Goals, exercise and/or distribution provisions, and forfeiture provisions applicable to that Award. The Committee shall determine the form and substance of Award Agreements. It is contemplated, generally, that Award Agreements, other than Cash-Based Incentive Awards, will be in the form of an agreement between the Company and the Participant, and that Award Agreements evidencing Cash-Based Incentive Awards will be in the form of a certificate or other notice from the Company to Participants describing the form, conditions and parameters of the Cash-Based Incentive Award.

2.5

“Board” means the Board of Directors of the Company.

2.6

“Cash-Based Incentive Award” means an Award granted pursuant to Section 9 hereof, that entitles the Participant to receive cash or shares of Common Stock upon the attainment of specified Goals or Performance Goals during a performance period, as determined by the Committee.

2.7

“Cause” shall mean Cause as such term is defined in any employment agreement between the Participant and the Company or its Subsidiaries or Affiliates. If no such agreement or definition exists, “Cause” shall exist with respect to a Participant if such Participant has: (i) committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, any Subsidiary or any Affiliate, or a felony involving the business, assets, or customers of the Company, any Subsidiary or any Affiliate, or been convicted by a court of competent jurisdiction or pled guilty or nolo contendere to any other felony or other crime involving moral turpitude; (ii) committed a material breach of any confidentiality, non-compete, non-solicitation or business opportunity covenant or obligation owed by the Participant to the Company, any Subsidiary or any Affiliate; or (iii) failed to perform such Participant’s duties to the Company, any Subsidiary or any Affiliate, other than as described in (i) or (ii) above, after written notice and a 30-day cure period is provided to Participant.

2.8

“Change in Control” means the occurrence of any of the events set forth in any one of the following paragraphs, in each case with the Board of Directors determining by resolution the specific date of the triggering event:

(a)

The Company is merged or consolidated or reorganized into or with another company or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such resulting company or entity immediately after such transaction is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such transaction, including voting securities issuable upon the exercise or conversion of options, warrants or other securities or rights; or

(b)

The Company sells or otherwise transfers all or substantially all of its assets to another company or other legal entity, and as a result of such sale or other transfer of assets, less than a majority of the combined voting power of the then outstanding securities of such company or other entity immediately after such sale or transfer is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights; or

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(c)

Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

(d)

Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(e)

An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of either the then outstanding shares (“Outstanding Company Stock”), or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”), excluding, however, the following: (i) any acquisition directly from the Company other than the acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company or any of its subsidiaries, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the recordholders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

2.9

“Code” means the Internal Revenue Code of 1986, as amended.

2.10

“Committee” means the Compensation Committee of the Board, or such other committee or subcommittee designated by the Board to administer the Plan. The Committee shall have at least two members, and all Committee members shall be both Non-Employee Directors and Outside Directors. The Committee may designate a subcommittee of members of the Committee, and/or officers of the Company, to act on certain matters where such designation is necessary or desirable.

2.11

“Common Stock” means the common stock of the Company.

2.12

“Company” means NII Holdings, Inc.

2.13

“Director” means a member of the Board.

2.14

“Employee” means an individual who is employed as an employee by the Company, a Subsidiary or an Affiliate, including a director or an officer who is an employee.

2.15

“Exercise Price” means the exercise price per share of Common Stock of an Option.

2.16

“Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed or traded on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. Alternatively, if the Common Stock is not listed on any securities exchange, the Fair Market Value shall be the value of Common Stock as determined in good faith by the Committee, consistent with applicable legal requirements (including, if applicable, the requirements of Code section 409A).

2.17

“Goal” means any objective measure or target selected by the Committee, including, but not limited to, any measure or target based upon one or more of the criteria listed in Appendix “A” attached hereto, that must be met by the time and in the manner specified by the Committee. Goals may be based on Company-wide performance or other performance levels, such as performance of a Subsidiary, Affiliate or business unit. Goals may be defined in absolute terms or measured relative to other companies or against a predefined index. Additionally, Goals may be expressed as a percentage change or in absolute value terms, or in combination or in relationship to one another. Goals may be adjusted by the Committee.

2.18

“Incentive Stock Option” means an Option which is designated as, and is intended to meet the requirements of, an incentive stock option as defined in Code section 422.

2.19

“Material Business Event” means the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies.

2.20

“Named Executive Officer” means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the four highest compensated officers of the Company (other than the Chief Executive Officer) or is otherwise one of the group of “covered employees,” as defined in the regulations promulgated under Code section 162(m).

2.21

“Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.22

“Non-Qualified Option” means an Option that is not intended to be, and/or does not meet the requirements of, an Incentive Stock Option.

2.23

“Option” means any stock option granted from time to time under Section 6 of this Plan. Options granted under the Plan may be Non-Qualified Options or Incentive Stock Options, as determined by the Committee.

2.24

“Outside Director” means a member of the Board who meets the definition of an “outside director” under Treasury Regulation § 1.162-27(e)(3).

2.25

“Participant” means an eligible individual to whom an Award is granted.

2.26

“Performance Goal” means an objective goal subject to the provisions of Code section 162(m) that must be met by the time and in the manner specified by the Committee based upon one or more of the criteria listed on Appendix “A” attached hereto and made a part hereof. Performance Goals may be based on Company-wide performance or other performance levels, such as performance of a Subsidiary, Affiliate or business unit. Performance Goals may be defined in absolute terms or measured relative to other companies or against a predefined index. Additionally, Performance Goals may be expressed as a percentage change or in absolute value terms, or in combination or in relationship to one another. Performance Goals may be adjusted to account for Material Business Events.

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2.27

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that the term “Person” does not include the Company or any affiliate of the Company, and the term Person does not include any employee-benefit plan maintained by the Company or any affiliate of the Company, or any person or entity organized, appointed, or established by the Company or any affiliate of the Company for or pursuant to the terms of any such employee-benefit plan, unless the Committee determines that such an employee-benefit plan or such person or entity is a “Person”.

2.28

“Plan” means the NII Holdings, Inc. 2012 Incentive Compensation Plan herein set forth, as amended from time to time.

2.29

“Plan Year” means the twelve-month period ending December 31st, each calendar year, provided that the plan year for the first year shall be less than twelve months.

2.30

“Prior Plans” has the meaning given in Section 1.

2.31

“Restricted Stock” means an Award of Common Stock granted pursuant to Section 7 hereof, subject to such conditions and criteria as the Committee may determine.

2.32

“Restricted Stock Units” means an Award granted pursuant to Section 8 hereof, in the amount determined by the Committee, stated with reference to a specified number of shares of Common Stock, that entitles the Participant to receive shares of Common Stock or cash for each Restricted Stock Unit equal to the Fair Market Value of a share of Common Stock on the date of payment, upon the lapse of a Restriction Period and/or subject to such other conditions and criteria as the Committee may determine.

2.33

“Restriction Period” means the period during which an Award is subject to forfeiture. A Restriction Period shall not lapse until all conditions, imposed under this Plan or under the applicable Award Agreement, have been satisfied.

2.34

“Subsidiary” means, with respect to the Company, any corporation, partnership, association, limited liability company or other business entity of which (i) if a corporation, a majority of the overall economic equity or a majority of the total voting power of shares of stock entitled (regardless of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof; or (ii) if a partnership, association, limited liability company or other business entity, a majority partnership or other similar ownership interest thereof is, at the time, owned or controlled, directly or indirectly, through a majority of the overall economic interest or a majority of the total voting power by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

2.35

“Ten Percent Stockholder” means a Person who, on any given date, owns, either directly or indirectly (taking into account the attribution rules contained in Code section 424(d)), shares possessing 10% or more of the total combined voting power of all classes of shares of the Company or a Subsidiary.

2.36

“Termination Date” means the day on which a Participant’s employment or service with the Company and its Subsidiaries and Affiliates terminates or is terminated. If an Award is intended or required to comply with Code section 409A, the term “Termination Date” shall, with respect to such Award, mean “separation from service” as defined in Code section 409A and the regulations promulgated thereunder.

3. Eligibility

3.1

Any Director or any Employee of the Company, its Subsidiaries or Affiliates is eligible to participate in this Plan. In addition, consultants and other Persons that provide services to the Company, its Subsidiaries or Affiliates may be eligible to participate in this Plan. The Committee shall determine, in its sole discretion, the eligible Persons to whom Awards shall be made. The mere status of an individual as an Employee, Director or otherwise, shall not entitle such individual to an Award hereunder; all Awards hereunder must be approved by the Committee as provided for herein.

4. Administration and Implementation of Plan

4.1

The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to take, or cause to be taken, any and all action which it deems necessary to implement, carry out and administer the Plan, including without limitation: (a) selecting the eligible Persons to whom Awards will be granted; (b) determining the amount and type of Awards to be granted to each Participant; (c) determining the terms and conditions of all Awards; and (d) determining and interpreting the terms of Award Agreements. Additionally, the Committee may impose restrictions, including without limitation, confidentiality, non-compete, non-recruitment and non-solicitation restrictions, as well as the attainment of Goals or Performance Goals, on the grant, vesting, exercise and/or payment of any Award, as the Committee determines to be appropriate.

4.2

The Committee shall have the power to adopt procedures for carrying out the Plan and to change such procedures as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan and/or any Award Agreement and the administration thereof, and all actions taken by the Committee, shall be final and binding on all Participants, and any Person claiming any rights through a Participant. Each Participant shall, as a condition to the Participant’s participation hereunder, take whatever actions and execute whatever documents the Committee may, in its reasonable judgment, deem necessary or advisable in order to carry out or effect the obligations or restrictions imposed on the Participant pursuant to the provisions of this Plan and/or an Award Agreement.

4.3

The Committee may (but is not required to) condition the vesting, exercise and/or payment of any Award or the lapse of any Restriction Period (or any combination thereof) upon the achievement of one or more Goals or Performance Goals established by the Committee. The Committee shall have discretion to determine the specific targets and parameters with respect to each category of Goals or Performance Goals relative to any Award. Performance Goals for Awards to Named Executive Officers shall be established not later than ninety (90) days after the beginning of the applicable performance period (or at such other date as may be required or permitted for “performance-based” compensation under Code section 162(m), and shall otherwise meet the requirements of Code section 162(m), including the requirement that the outcome of the Performance Goal be substantially uncertain at the time established, and that the attainment of the Performance Goal be certified in writing by the Committee prior to paying the Award).

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4.4

To the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not Named Executive Officers. The Committee may revoke or amend the terms of any such delegation at any time, but such action shall not invalidate any prior actions of the Committee’s delegate(s) that were consistent with the terms of the Plan and the Committee’s prior delegation. Notwithstanding any other provision of this Plan, all Awards, including applicable Performance Goals, of Named Executive Officers, shall be determined and approved by the Committee.

5. Shares Subject to the Plan

5.1

Subject to adjustments as provided in Section 10 hereof and in connection with any grants or cancellations, the total number of shares of Common Stock available for Awards under the Plan shall be ~~9~~12,~~731~~411,~~179~~435, which are the shares authorized and available for issuance under the Prior Plans. Restricted Stock Units paid in cash shall count against the total number of shares of Common Stock available for Awards under the Plan. Except for Options, the number of Common Shares reserved under the Plan that may be granted in the form of other Awards (“Full Value Award”) will be counted against the Common Stock available under the Plan at a rate of one and one-half (1.5) for each Full Value Award issued.

5.2

The following limits (each an “Annual Award Limit”, and collectively, “Annual Award Limits”) shall, subject to adjustment as provided in Section 10, apply to grants of Awards under this Plan:

(a)

Options: The maximum aggregate number of shares of Common Stock subject to Options which may be granted in any one Plan Year to any one Participant shall be 1,000,000. All such Options may be issued as Incentive Stock Options.

(b)

Restricted Stock: The maximum aggregate number of shares of Common Stock subject to Awards of Restricted Stock which may be granted in any one Plan Year to any one Participant shall be 500,000.

(c)

Restricted Stock Units: The maximum aggregate number of shares of Common Stock subject to Restricted Stock Units which may be granted in any one Plan Year to any one Participant shall be 500,000 shares of Common Stock.

(d)

Cash-Based Incentive Awards: The maximum aggregate Cash-Based Incentive Award cash payments that may be made in any one Plan Year to any one Participant shall be $3,000,000.

5.3

Shares of Common Stock covered by an Award shall be removed from the Plan share reserve as of the date of grant (except in the case of Awards payable in stock or cash, which shares of Common Stock will not be removed from the Plan share reserve until payment), and the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option, (ii) shares of Common Stock used to pay the Exercise Price or withholding taxes related to an outstanding Option, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Option Exercise Price. Shares of Common Stock covered by an Award shall be added back to the Plan share reserve as follows:

(a)

To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, including the non-attainment of Goals or Performance Goals, any unissued or forfeited shares of Common Stock subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)

To the extent that an Award is not an Option, shares of Common Stock not issued or delivered as a result of the net settlement or payment of withholding taxes relating to the outstanding Award.

(c)

Substitute Awards granted pursuant to Section 11 of the Plan shall not count against the shares of Common Stock otherwise available for issuance under the Plan.

5.4

It is intended generally that Awards granted under this Plan shall not constitute “non-qualified deferred compensation” as defined under Code section 409A. If, however, any Award is, or becomes, subject to any of the requirements of Code section 409A, such Award, and the applicable Award Agreement shall be interpreted and administered to be consistent with such requirements (including any required six-month delay on payments to “specified employees”), and the Committee shall be entitled, on a unilateral basis, to amend, reform, interpret and administer this Plan, such Award and such Award Agreement accordingly.

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6. Options

Options shall be subject to the following terms and conditions:

6.1

Each Option shall be evidenced by an Award Agreement. Such Award Agreement shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable, including without limitation, the number of shares of Common Stock underlying the Option, the type of the Option, the Exercise Price, any applicable Goals or Performance Goals, and forfeiture provisions (including forfeitures and exercise rights following the Participant’s Termination Date). The terms of Option Awards need not be uniform among all such Awards granted hereunder.

6.2

The Exercise Price of an Option shall be determined by the Committee; however, the Exercise Price per share shall not be less than the Fair Market Value of a share of Common Stock underlying such Option on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

6.3

Award Agreements evidencing Options shall specify when and under what terms and conditions an Option shall become vested and may be exercisable, which may include the attainment of specified Goals or Performance Goals. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder and/or under the applicable Award Agreement.

6.4

Incentive Stock Options may only be granted to Employees of the Company or a Subsidiary (provided, however, that solely for this purpose, grants of Incentive Stock Options to an employee of a Subsidiary may only be made if the Company controls at least a majority of the total voting power of such Subsidiary, as determined in accordance with Code section 424 and the regulations thereunder). Incentive Stock Options shall not be granted to any nonresident alien in return for services performed outside of the United States. Any Incentive Stock Options, which first become exercisable in any one calendar year that are in excess of the $100,000 statutory limit shall be treated as Non-Qualified Stock Options, with respect only to such excess. Participants shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Incentive Stock Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company, or their designee. The Company shall not be liable to any Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option.

6.5

The total number of shares of Common Stock subject to an Option may, but need not, vest and become exercisable in periodic installments, which installments may, but need not, be equal. An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance, the attainment of Goals or Performance Goals, or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options, as provided in the Award Agreement, may vary. Subject to Section 4, the Committee may, in its sole discretion, accelerate the vesting and exercisability of Options.

6.6

The Participant shall not have any rights as a stockholder (including no rights to dividends or other distributions) with respect to any shares of Common Stock underlying an Option until such time as the Option has been exercised and the shares of Common Stock have been so issued.

6.7

Subject to vesting and other restrictions provided for hereunder or in an Award Agreement, an Option may be exercised, and payment of the Exercise Price made, by a Participant (or, where appropriate, a permitted transferee of the Participant) only by notice (in the form prescribed by the Committee) to the Company specifying the number of shares of Common Stock to be purchased.

6.8

The aggregate Exercise Price and any related taxes shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

(a)

cash or a certified or bank cashier’s check;

(b)

if approved by the Committee in its sole discretion, shares of Common Stock previously owned and held for such period of time as necessary to avoid a charge for financial accounting purposes and having an aggregate Fair Market Value on the day prior to the date of exercise equal to the aggregate Exercise Price;

(c)

a broker assisted cashless exercise methodology approved by the Committee; or

(d)

any combination of such methods of payment or any other legal method acceptable to the Committee in its discretion.

7. Restricted Stock

An Award of Restricted Stock shall be subject to the following terms and conditions:

7.1

Each Award of Restricted Stock shall be evidenced by an Award Agreement. Such Award Agreement shall conform to the requirements of the Plan, may contain such terms, conditions and provisions as the Committee shall deem advisable including, without limitation, any applicable Restriction Period, any applicable Goals or Performance Goals, forfeiture provisions (including forfeiture following the Participant’s Termination Date), and the price, if any, to be paid by the Participant for each share of Common Stock subject to the Award. Such terms and conditions need not be uniform among all Awards.

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7.2

Unless the Committee determines otherwise and as provided in the applicable Award Agreement, during the Restriction Period, the Participant shall have the right to vote the shares of Restricted Stock and, unless the Restricted Stock Award includes Goals or Performance Goals, the right to receive the Participant’s allocable share of any cash dividends declared and paid by the Company on its Common Stock. Should the Restricted Stock Award be subject to Goals or Performance Goals, the Committee may, in its discretion and to the extent the Company pays dividends on the Common Stock during the Restriction Period, determine that the Participant may be credited with dividend equivalent units equal in value to the amount of dividends the Participant would have received had he/she owned the target number of shares of Common Stock underlying the Award. Such dividend equivalent units, if so determined by the Committee, shall be accumulated but shall not be paid during the Restriction Period and if all applicable conditions are satisfied and the Award is distributed in accordance with Section 7.4 below, shall be paid to the Participant in cash, or shares of Common Stock of equal value, as soon as reasonably practical following the expiration of the Restriction Period and, in any event, no later than two and one-half months following the end of the year during which the Restriction Period ends.

7.3

The Committee may (but shall not be required to) condition the payment of an Award of Restricted Stock upon the Participant’s continued service over a period of time with the Company, its Subsidiaries or its Affiliates, or satisfaction of Goals or Performance Goals as specified in the Award Agreement. If the specified conditions are not attained, the Participant shall forfeit the Award, or portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited.

7.4

Upon the expiration of the Restriction Period, if all applicable conditions have been satisfied, the restrictions imposed under the Award shall lapse with respect to the applicable number of shares of Restricted Stock as determined by the Committee, and such number of shares shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative) as soon as reasonably practical thereafter and, in any event, no later than two and one-half months following the end of the year during which the Restriction Period ends. Subject to Section 4, the Committee may, in its sole discretion, accelerate the vesting and delivery of shares of Restricted Stock.

7.5

If applicable, the purchase price per share of Common Stock acquired pursuant to the Award of Restricted Stock and any related taxes shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, and to the extent legally permissible, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; (iv) through net settlement, or (v) in any other form of legal consideration that may be legally permissible and acceptable to the Committee in its sole discretion.

8. Restricted Stock Units

An Award of Restricted Stock Units shall be subject to the following terms and conditions:

8.1

Each Award of a Restricted Stock Unit shall be evidenced by an Award Agreement. Such Award Agreement shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable, including, without limitation, the applicable Restriction Period, any applicable Goals or Performance Goals, forfeiture provisions (including forfeiture following the Participant’s Termination Date) and payment provisions. Such terms and conditions need not be uniform among all Awards.

8.2

During the Restriction Period the Participant shall not be entitled to exercise voting rights with respect to shares of Common Stock underlying the Award.

8.3

At the time the Restricted Stock Unit is granted, the Committee may, in its discretion and to the extent the Company pays dividends on the Common Stock during the Restriction Period, determine that the Participant may be credited with dividend equivalent units equal in value to the amount of dividends the Participant would have received had he/she owned the target number of shares of Common Stock underlying the Award. Such dividend equivalent units, if so determined by the Committee, shall be accumulated but shall not be paid during the Restriction Period and if all applicable conditions are satisfied and the Award is distributed in accordance with Section 8.5 below, shall be paid to the Participant in cash, or shares of Common Stock of equal value, as soon as reasonably practical following the expiration of the Restriction Period and, in any event, no later than two and one-half months following the end of the year during which the Restriction Period ends.

8.4

The Committee may condition the expiration of the Restriction Period with respect to a grant of Restricted Stock Units upon the Participant’s continued service over a period of time with the Company, its Subsidiaries or Affiliates, or satisfaction of Goals or Performance Goals as specified in the Award Agreement. If the specified conditions are not attained, the Participant shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock and Award, including dividend equivalent units, if any, shall be forfeited.

8.5

Upon the expiration of the Restriction Period, if all applicable conditions have been satisfied, the Participant shall be entitled to receive a share of Common Stock for each share underlying the Restricted Stock Unit Award that is then free from restriction, or cash equal to the Fair Market Value of such shares of Common Stock on the date the Restriction Period expires, and such shares or cash shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative) as soon as reasonably practical thereafter, and, in any event, no later than two and one-half months following the end of the year during which the Restriction Period ends. Subject to Section 4, the Committee may, in its sole discretion, accelerate the vesting of Restricted Stock Units.

9. Cash-Based Incentive Awards

A Cash-Based Incentive Award shall be subject to the following terms and conditions:

9.1

Each Cash-Based Incentive Award shall be evidenced by an Award Agreement or Committee resolutions, if the Cash-Based Incentive Award is to be settled solely in cash. Such Award Agreements or Committee resolutions shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

9.2

The applicable Award Agreement or Committee resolutions shall set forth the Goals or Performance Goals and/or continued employment requirements that must be satisfied in order for the Participant to receive payment under the Cash-Based Incentive Award. If the specified conditions are not attained, the Participant shall forfeit the Award, or the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock, if any.

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9.3

The Participant shall not have any rights as a stockholder with respect to a Cash-Based Incentive Award until such time as the Cash-Based Incentive Award has been earned and settled, provided that such settlement is made in shares of Common Stock.

9.4

The Award Agreement shall specify the form of payment under a Cash-Based Incentive Award, which may be in cash, by the issuance of shares of Common Stock, or by a combination thereof.

9.5

If and to the extent the applicable conditions are satisfied during the applicable performance period, the Company shall distribute the Award to the Participant as soon as reasonably practical following the expiration of the applicable performance period, and, in any event, no later than two and one-half months following the expiration of the performance period.

10. Adjustments upon Changes in Capitalization

10.1

In the event of a Material Business Event, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, may substitute or adjust, as applicable:

a)

the number and/or kind of shares that may be issued under this Plan or under particular types of Awards;

b)

the number and/or kind of shares subject to outstanding Awards;

c)

the Exercise Price or other economic terms of any outstanding Awards;

d)

the Annual Award Limits;

e)

the amount and/or type of payment to be received under Awards; and

f)

any other value determinations applicable to outstanding Awards.

10.2

Additionally, upon the occurrence of a Material Business Event, the Committee, in its sole discretion, may make appropriate adjustments or modifications in the terms and conditions of any outstanding Awards under this Plan, including, but not limited to, modifications and accelerations of vesting provisions, Performance Goals and Restriction Periods.

10.3

The determination of the occurrence of a Material Business Event, as well as any appropriate adjustments or modifications shall be made in the sole discretion of the Committee, and its determinations, shall be conclusive and binding on all interested parties, including Participants under this Plan.

11. Substitute Awards

11.1

The Committee may grant Awards under the Plan in substitution for stock-based awards held by employees of another entity who become employees of the Company, a Subsidiary or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company, a Subsidiary or an Affiliate, or the acquisition by the Company, a Subsidiary or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

12. Change in Control

12.1

Unless an outstanding Award is assumed, replaced or converted to an equivalent award by the continuing entity, each outstanding Award of Restricted Stock or Restricted Stock Units shall be vested and each outstanding Award of Options shall be fully exercisable (in whole or in part at the discretion of the holder) upon a Change in Control, and each outstanding Cash-Based Incentive Award shall be earned pro-rata based on the fraction (using the nearest whole months) of the performance period that has elapsed from the beginning of the performance period until the Change in Control. Any such replacement Awards shall be fully exercisable, vested or earned if the Participant is terminated within twenty-four months of a Change in Control in a circumstance that requires the payment of severance under the NII Holdings, Inc. Change of Control Severance Plan or the NII Holdings, Inc. Severance Plan or any successors or substitutes for such plans. To the extent applicable, any such replacement Awards shall satisfy the substitution requirements of section 409A of the Code and the Incentive Stock Option rules. An Option that becomes exercisable pursuant to this Section shall remain exercisable thereafter in accordance with the terms of the Agreement.

12.2

In connection with a Change in Control, the Committee may in its sole discretion provide that such Awards (after applying the provisions of Section 12.1) shall terminate on the Change in Control and each Participant shall receive, in exchange therefor, a cash payment as described below; provided that if the calculations below do not amount to a positive cash payment, all rights under such Award shall terminate in any event. In the case of Options such cash payment shall equal the amount (if any) by which (A) the per share consideration to be paid for each outstanding share of Common Stock in (or other applicable per share value) the Change of Control multiplied by the number of shares subject to such outstanding Options, exceeds (B) the aggregate Exercise Price of such Option. In the case of Restricted Stock and Restricted Stock Units, the cash payment shall be based on the value of the underlying Common Stock (calculated as the per share consideration to be paid for each outstanding share of Common Stock in (or other applicable per share value) the Change of Control.

12.3

Notwithstanding the foregoing, the time for payment for an Award shall not be accelerated under this Section to the extent such acceleration would be contrary to the payment timing or other rules under section 409A of the Code.

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13. Effective Date, Termination and Amendment

13.1

The Plan is effective upon approval thereof by the Company’s stockholders. The Plan shall remain in full force and effect until the earlier of May 9, 2022 (ten years following the effective date of the Plan), or the date it is terminated by the Board.

13.2

The Committee shall have the power to amend, suspend or terminate the Plan at any time, provided that any such termination of the Plan shall not affect Awards outstanding under the Plan at the time of termination. Notwithstanding the foregoing, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or by the rules of any stock exchange on which the Company’s securities are traded.

13.3

Subject to the limitations set forth in this Plan, including in Section 15.2, the Committee may amend any outstanding Award in whole or in part from time to time. Any such amendment which the Committee determines, in its sole discretion, to be necessary or appropriate to conform the Award to, or otherwise satisfy, any legal requirement (including without limitation the provisions of Code sections 162(m) or 409A or the regulations or rulings promulgated thereunder), may be made retroactively or prospectively and without the approval or consent of the Participant. Additionally, the Committee may, without the approval or consent of the Participant, make adjustments in the terms and conditions of an Award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company in order to prevent the dilution or enlargement of the benefits intended to be made available pursuant to the Award. Other amendments or adjustments to Awards not expressly contemplated in the two preceding sentences may be made by the Committee with the consent of the affected Participant(s).

14. Transferability

Awards may not be pledged, assigned or transferred for any reason during the Participant’s lifetime, and any attempt to do so shall be void. Notwithstanding the generality of the foregoing, if the Award Agreement provides, an Award (other than Incentive Stock Options) may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. Any transferee of a Participant shall, in all cases, be subject to the Plan and the provisions of the Award Agreement between the Company and the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution.

15. General Provisions

15.1

The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company: (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under applicable securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange, or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities and tax laws; or (v) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period. Additionally, the granting, exercise, vesting or payment of an Award shall be postponed during any period that the Company or any Affiliate is prohibited from doing or permitting any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party. The Company shall not be obligated by virtue of any terms and conditions of any Award Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of any law, including any securities or tax laws, or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award, and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

15.2

Except as provided in connection with a Material Business Event as described in Section 10 or Section 12.2, without the approval of the Company’s stockholders, neither the Board nor the Committee shall take any action to change or amend the terms of outstanding Awards to reduce the Exercise Price of outstanding Options or cancel Options in exchange for cash or other Awards or Options with an Exercise Price that is less than the Exercise Price of the original Options.

15.3

Nothing contained in this Plan, nor any Award granted pursuant to this Plan nor any Award Agreement, shall constitute or create any employment or other relationship, or confer upon any Participant any right to continued employment or service with the Company or any Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment or service of any Participant at any time.

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15.4

Nothing contained in this Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Committee, the Company or its Subsidiaries or Affiliates, or their officers or other representatives or the Board, on the one hand, and the Participant, the Company, its Subsidiaries or Affiliates or any other person or entity, on the other. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.

15.5

For purposes of this Plan, a transfer of employment between the Company, its Subsidiaries and its Affiliates shall not be deemed a termination of employment.

15.6

The Company shall indemnify and hold harmless the members of the Committee, the Board, and any delegate thereof, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by applicable law.

15.7

Participants shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award or the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. The Company shall have the right to retain from the payment under an Award the number of shares of Common Stock or a portion of the value of such Award equal in value to the amount of any required withholdings.

15.8

In order to facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which special terms may be contained in an Appendix attached hereto. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

15.9

To the extent applicable to the type of Award, each Participant may designate a person or persons to receive in the event of his or her death, any Award or any amount payable pursuant thereto, to which he or she would then be entitled under the terms of the Plan. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing.

15.10

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, to the extent permitted by the rules of the exchange on which the shares are listed or applicable law, and such arrangements may be either applicable generally or only in specific cases.

15.11

To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, this Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and shall be construed accordingly.

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APPENDIX A NII HOLDINGS, INC. 2012 INCENTIVE COMPENSATION PLAN

Performance Measure	General Definition
AATP Margin	AATP divided by Sales
Adjusted After-Tax Profit (AATP)

APTP minus book income taxes (reported tax rate applied to APTP). The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense

Adjusted EBIT	EBIT excluding gain on asset sales
Adjusted Pre-Tax Profit (APTP)

Income before provision for income taxes plus interest expense plus implied interest on capitalized operating leases. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense

Average Revenue Per User (ARPU)	Subscriber revenues divided by the weighted average number of handsets in commercial service
Capitalized Economic Profit	Economic Profit divided by a predetermined rate reflecting the cost of capital
Capitalized Entity Value	Sum of average invested capital in the business and the Capitalized Economic Profit
Capitalized Equity Value	Capitalized Entity Value minus total debt
Cashflow	Net cash provided by operating activities less net cash used for investing activities
Cashflow Return on Capital	Cashflow divided by average invested capital
Cashflow Return on Capitalized Entity/Equity Value	Cashflow divided by Capitalized Entity/Equity Value
Cashflow Return on Investment

The amount comprised of net income plus depreciation and amortization minus working capital expenditures, divided by the amount comprised of gross fixed assets plus net working capital excluding cash and debt

Change in Capital	Capital expenditures plus/minus change in operating working capital plus net proceeds from asset sales
Change in Operating Working Capital	GAAP cash flow of accounts receivable (including allowance for doubtful accounts), inventory, and accounts payable
Change in Price of Shares	Percentage increase in per-share price. This measure may be adjusted for change in capitalization (as described in the Plan).
Change in Working Capital	Increase or decrease in working capital
Churn	Measure of subscribers who leave during a given time period
Customer Satisfaction	Measure of subscriber perception of performance
Debt	Third-party debt recorded on the balance sheet. The measure may include or exclude lease obligations, accounts payable, and current or long-term accrued liabilities
Debt Leverage	Change in company’s debt leverage rates
Debt Reduction	Decrease in total debt from one period to another
Earnings Before Interest and Taxes (EBIT)	Earnings minus interest and taxes. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

Earnings minus interest, taxes, depreciation, and amortization. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense

Earnings Per Share	Primary or fully diluted earnings per share. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense
Economic Profit	AATP minus a charge for capital
Economic Value Added (EVA)	Net operating results with reduction for capital costs
Employee Engagement	Measure of employees’ satisfaction, commitment and engagement
Free Cash Flow	Cashflow available for distribution among securities holders
Market Capitalization	Value of the tradable shares of the Company
Market Share	Increase in percentage share of target market
Net income

Net income as reported in NII Holdings, Inc.’s annual financial statements or the books and records of its segments. The measure may include or exclude income from discontinued operations, extraordinary items, changes in accounting principles, and restructuring expense

Net Income Return on Capital	Net Income divided by average invested capital
Net Subscriber Additions	Number of new subscribers in a given period and/or market

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Performance Measure	General Definition
OIBDA	Operating income before depreciation and amortization
OIBDA Margin	OIBDA divided by total operating revenues
Operating Expenses	Change in operational expenses
Operating Margin	Operating Profit divided by revenues
Operating Profit	Revenues less operating expenses (with or without reduction for taxes)
Operating Working Capital	Net accounts receivable plus inventory minus accounts payable
Personal Performance	Individualized measure of Participant’s performance
Return on Assets (ROA)	Net Income divided by average total assets
Return on Equity (ROE)	Net Income divided by average stockholders’ equity
Return on Gross Investment	Sum of Net Income plus depreciation divided by sum of average invested capital plus accumulated depreciation
Return on Invested Capital	Net Income of AATP divided by average invested capital
Return on Net Assets (RONA)	Net Income, APTP, or income before taxes, divided by average net assets
Sales	Net sales of products and service revenues
Sales Growth	Percentage change in Sales from year to year
Subscriber to Employee Ratio	Ratio of number of customers to number of employees
Subscriber Growth	Increase in number or ratio of subscribers on a gross or net basis
Total Enterprise Value	Market Capitalization plus debt
Total Return to Stockholders	Percentage change in stockholder value (stock price plus reinvested dividends)
Working Capital	Current assets minus current liabilities

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ANNEX B  PROPOSED AMENDMENT TO THE NII HOLDINGS, INC. RESTATED CERTIFICATE OF INCORPORATION

Amended and Restated Certificate of Incorporation of NII Holdings, Inc.

(Amended and Restated as of ~~May 4, 2006~~ May 22, 2013)

NII Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

1.

The name of the corporation is NII Holdings, Inc. (the “Corporation”). The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on October 18, 2000. A Certificate of Merger was filed with the Secretary of State on November 28, 2000. A Certificate of Amendment was filed with the Secretary of State on December 21, 2001. A Restated Certificate of Incorporation was filed with the Secretary of State on November 12, 2002. Certificates of Amendment were filed with the Secretary of State on May 5, 2004 and on May 4, 2006.

2.

The Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), which both restates and further amends the provisions of the Corporation’s Restated Certificate of Incorporation as hereinafter set forth, ~~has been~~ was duly adopted in accordance with the provisions of Sections 242~~, 245~~ and ~~303~~ 245 of the Delaware General Corporation Law ~~and has been duly authorized pursuant to the terms of the Revised Third Amended Joint Plan of Reorganization of NII Holdings, Inc. and NII Holdings (Delaware), Inc., as confirmed by order of the United States Bankruptcy Court for the District of Delaware, Case No. 02-11505 (MFW) (the “Plan of Reorganization”) on October 28, 2002.~~ on May 22, 2013.

3.

The text of the ~~original~~ Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is: NII Holdings, Inc.

SECOND: The address of its registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: Authorized Shares.

The total authorized number of shares of all classes of capital stock which the Corporation has authority to issue is six hundred ten million ~~one~~ (610,000,~~001~~000) shares, divided into ~~three~~ two classes as follows:

Six hundred million (600,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”); and ~~One (1) share of preferred stock, par value $1.00 per share (“Special Director Preferred Stock”); and~~

Ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the ~~“Undesignated Preferred Stock”, and, together with the Special Director Preferred Stock, the “Preferred Stock”).~~ “Preferred Stock”).

~~The Corporation shall not issue any nonvoting equity securities to the extent prohibited by section 1123 of title 11 of the United States Code (the “Bankruptcy Code”) as in effect on the effective date of the Plan of Reorganization; provided, however, that this paragraph (a) will have no further force and effect beyond that required under section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with such applicable law as from time to time may be in effect.~~

A.

Common Stock.

1.

Voting Rights. Subject to ~~the rights of the holder of the Special Director Preferred Stock and~~ any voting rights granted to Preferred Stock outstanding at the time, each share of Common Stock shall be entitled to one (1) vote per share, in person or by proxy, on all matters submitted to a vote of the stockholders of the Corporation on which the holders of the Common Stock are entitled to vote. Except as otherwise required in this Certificate of Incorporation, the Corporation’s Bylaws or by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation generally (or if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock, if any).

2.

Dividends and Distributions. Subject to the preferences applicable to any Preferred Stock outstanding at any time, if any, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Corporation’s Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

3.

Liquidation. If the Corporation shall be liquidated (either partial or complete), dissolved or wound up, whether voluntarily or involuntarily, the holders of the Common Stock shall be entitled to share ratably in the net assets of the Corporation remaining after payment of all liquidation preferences, if any, applicable to any outstanding Preferred Stock.

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B.

~~Special Director Preferred Stock.~~

~~1.~~

~~Special Voting Provisions.~~

~~The Special Director Preferred Stock shall consist of one (1) share issued to MCC (as defined in Article EIGHTH below). MCC and MCC Permitted Transferees (the “MCC Group”) shall have the sole power and authority (subject to Section 3.7 of this Clause B) to nominate, elect, remove and replace a single member of the Board of Directors of the Corporation (the “Special Preferred Stock Director”). The Special Preferred Stock Director shall be one of the Class III directors of the Corporation. At such time as, pursuant to Clause C of Article FIFTH, the MCC Group is no longer entitled to nominate and elect its single member of Class III of the Board of Directors, the share of Special Director Preferred Stock shall automatically expire, terminate and be of no further force or effect and shall no longer be considered outstanding and may not be reissued.~~

~~2.~~

~~Transferability.~~

~~The Special Director Preferred Stock shall not be transferable, directly or indirectly, other than to an MCC Permitted Transferee. At such time as the Special Director Preferred Stock is not beneficially owned by MCC or an MCC Permitted Transferee, or if an MCC Permitted Transferee ceases to be a subsidiary of MCC, the share of Special Director Preferred Stock shall automatically expire, terminate and be of no further force or effect and shall no longer be considered outstanding and may not be reissued.~~

~~3.~~

~~General Provisions.~~

~~3.1~~

~~The Special Director Preferred Stock shall have no dividend rights.~~

~~3.2~~

~~For so long as a member of the MCC Group is entitled to designate the Special Preferred Stock Director, the Corporation shall not, without the affirmative vote of at least two-thirds of the members of the Board of Directors, create an executive committee of the Board of Directors, or any other committee, however named, having substantially similar power and authority.~~

~~3.3~~

~~Except as set forth in Section 1 of this Clause B, and this Section 3, the Special Director Preferred Stock shall have no voting rights, except such as may be required by applicable law.~~

~~3.4~~

~~This Certificate of Incorporation shall not be amended, altered or repealed (whether by merger, consolidation or otherwise) so as to (i) change the number of directorships without the affirmative vote of at least two-thirds of the members of the Board of Directors, or (ii) affect adversely the holder of the Special Director Preferred Stock without the affirmative vote of such holder.~~

~~3.5~~

~~Except as set forth in this Article FOURTH, for so long as the share of Special Director Preferred Stock is outstanding, the Corporation shall not, without the approval of at least two-thirds of the members of the Board of Directors, grant to any person or entity any right to designate individuals to serve on the Corporation’s Board of Directors, or issue Undesignated Preferred Stock which grants the holders thereof rights to representation on the Board of Directors, except, in each case, customary rights given to preferred stockholders to board representation in the event of a failure to pay dividends or other default.~~

~~3.6~~

~~Upon liquidation, dissolution or winding up of the Corporation, the holder of the share of Special Director Preferred Stock shall be entitled to receive one dollar ($1.00) per share before payment of any amounts to the holders of Common Stock.~~

~~3.7~~

~~The Corporation shall give the holder of the share of Special Director Preferred Stock at least ninety (90) days prior written notice of the date of each annual meeting of the Corporation at which the Special Preferred Stock Director is to stand for election to the Board of Directors, which notice shall request the name of the person to be nominated and elected as director by the holder of the Special Director Preferred Stock at such annual meeting. Not later than the seventy-fifth (75th) day preceding the date of such annual meeting, the holder of the Special Director Preferred Stock shall notify the Corporation in writing of the identity of its director. If the holder of the Special Director Preferred Stock does not nominate its board member, the Board of Directors of the Corporation may nominate a candidate for such open directorship for election at such annual meeting to serve a three (3) year term unless sooner removed and replaced by the holder of the Special Director Preferred Stock.~~

~~4.~~

~~Reacquired Shares. If the share of Special Director Preferred Stock is purchased, redeemed or otherwise acquired by the Corporation, it may not thereafter be reissued, and the Corporation shall retire such share.~~

~~C.~~

Undesignated Preferred Stock.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the ~~Undesignated~~ Preferred Stock as preferred stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, voting powers, preferences, and relative, participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

(1)

the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(2)

the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

(3)

whether or not the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and conditions of such redemption;

(4)

whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

NII HOLDINGS, INC.  – 2013 Notice of Annual Meeting of Shareholders and Proxy Statement   71

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(5)

whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Corporation and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(6)

whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

(7)

the rights of the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation or upon any distribution of its assets; and

(8)

any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

FIFTH:

~~A.~~

~~Unless changed in accordance with this Article FIFTH, the Board of Directors of the Corporation shall consist of nine (9) directorships.~~

~~B.~~

~~The Board of Directors shall be divided into three classes, with the term of office of one class expiring each year. The three directors of Class I shall be elected to hold office for a term expiring at the next annual meeting following the Effective Date (as defined in the Plan of Reorganization), the three directors of Class II shall be elected to hold office for a term expiring at the next succeeding annual meeting, and the three directors of Class III shall be elected to hold office for a term expiring at the next succeeding annual meeting. Commencing with the next annual meeting following the Effective Date, each class of directors whose term shall then or thereafter expire shall be elected to hold office for a three-year term.~~

~~C.~~

~~So long as the MCC Group holds at least a majority in aggregate principal amount of the indebtedness outstanding under the New MEFA (as defined in Article EIGHTH below) and the New EFA (as defined in Article EIGHTH below), there shall be one Special Preferred Stock Director. At such time as the MCC Group does not hold such a debt position, thereafter there shall be no Special Preferred Stock Director regardless of the relevant debt position after such time.~~

~~D.~~

~~For so long as the share of Special Director Preferred Stock is outstanding, the consent of at least two-thirds of the members of the Board of Directors shall be necessary to change the size of the Board of Directors. At such time as there is no Special Director Preferred Stock outstanding, the number of directorships may be reduced or increased in accordance with the Bylaws of the Corporation.~~

A.

The number of directors constituting the Board of Directors shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation, but in no case may the number of directors be less than one, and provided that, as long as the Board is divided into classes, the number of directors shall not be less than three.

B.

Until the 2016 Annual Meeting of Stockholders, the Board of Directors shall be divided into three classes, with the term of office of one class expiring each year. Each director elected at or prior to the 2013 Annual Meeting of Stockholders shall hold office for a three-year term until the next applicable election or until such director’s successor is elected and qualified or such director’s earlier resignation or removal. At the 2014 Annual Meeting of Stockholders, the directors elected to succeed those directors whose terms expire at the meeting shall be elected to a term of office to expire at the 2015 Annual Meeting of Stockholders and until such director’s successor is elected and qualified or such director’s earlier resignation or removal (with each remaining director whose term does not expire at such meeting being referred to for the remainder of such term as a “Continuing Classified Director”); at the 2015 Annual Meeting of Stockholders, the directors elected to succeed those directors whose terms expire at that meeting shall be elected to a term of office to expire at the 2016 Annual Meeting of Stockholders and until such director’s successor is elected and qualified or such director’s earlier resignation or removal; and at the 2016 Annual Meeting of Stockholders, and each annual meeting of stockholders thereafter, each director shall be elected for a term expiring at the next annual meeting of stockholders and until such director’s successor is elected and qualified or such director’s earlier resignation or removal.

SIXTH: The Board of Directors is authorized to make, alter or repeal the Bylaws of the Corporation.

SEVENTH:

A.

To the fullest extent permitted by the Delaware General Corporation Law as it now exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of any fiduciary or other duty as a director, provided that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

B.

The rights and authority conferred in this Article SEVENTH shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

C.

Neither the amendment, alteration or repeal of this Article SEVENTH, nor the adoption of any provision inconsistent with this Article SEVENTH, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, alteration or repeal with respect to acts or omissions occurring prior to such amendment, alteration, repeal or adoption.

D.

Any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Clause D shall also include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any proceeding in advance of its final disposition; provided, however, that payment of expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Clause D.

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~~EIGHTH: As used in this Certificate of Incorporation, the following terms shall have the following respective meanings:~~

~~“MCC” means Motorola Credit Corporation, a Delaware corporation.~~

~~“MCC Permitted Transferee” means a successor or assign of MCC under the New MEFA and the New EFA if such successor or assign is a subsidiary of Motorola, Inc., a Delaware corporation, or its successor.~~

~~“MIBL” means McCaw International (Brazil), Ltd., a Virginia corporation.~~

~~“New EFA” means the Second Amended and Restated Equipment Financing Agreement to be entered into as of the Effective Date (as such term is defined in the Plan of Reorganization) between MIBL and MCC, together with all agreements, instruments and other documents relating thereto, as the same may be amended, supplemented or otherwise modified, or refunded, replaced or refinanced from time to time.~~

~~“New MEFA” means the Master Equipment Financing Agreement to be entered into as of the Effective Date (as such term is defined in the Plan of Reorganization) between the Corporation and MCC, together with all agreements, instruments and other documents relating thereto, as the same may be amended, supplemented or otherwise modified, or refunded, replaced or refinanced from time to time.~~

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this ~~12th~~ 22nd day of ~~November, 2002.~~ May, 2013.

NII HOLDINGS, INC.

By: ~~/s/ ROBERT J. GILKER~~
Name: ~~Robert J. Gilker~~ Gary D. Begeman
Office: Executive Vice President ~~and,~~ General Counsel and Secretary

NII HOLDINGS, INC.  – 2013 Notice of Annual Meeting of Shareholders and Proxy Statement   73

We Are NII. We Are Different.

Our mission

We unite people, businesses, and communities across Latin America, and reinvent how they communicate and stay closer to what matters most.

Our vision

To be the most admired and trusted telecommunications company, recognized for service excellence, innovation, and contribution to the communities we serve.

Our heritage of innovation

Our heritage of disruptive innovation, exemplified by Push-to-Talk, inspires us to always be entrepreneurial and challenge the industry.

Our customers

Our customers are enterprising, energetic, and always demand the best. We empower them to accomplish and experience more in their business and personal lives.

Our people

Our people are agile, collaborative, and continuously challenge themselves to do better. We act with integrity, treat each other with respect and dignity, and communicate openly and honestly.

Our promise

We bring you closer to the people in your network — more quickly, more directly. We create solutions that empower you to accomplish and experience more. We provide you with a simple, reliable, and superior customer experience. We are passionate about helping you live a more fulfilling life.

nii

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 21, 2013.

Vote by Internet

- Go to **www.envisionreports.com/NIHD**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR the following proposals.

1. Election of Directors:

	For	Against	Abstain
01 - Donald Guthrie	☐	☐	☐
02 - Steven M. Shindler	☐	☐	☐
2. Advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐

	For	Against	Abstain
3. Amendment of the Company's 2012 Incentive Compensation Plan to increase the authorized shares available for issuance.	☐	☐	☐
4. Amendment of the Company's Restated Certificate of Incorporation to declassify the Board of Directors and eliminate obsolete provisions.	☐	☐	☐
5. Ratification of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for fiscal year 2013.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporation's name by President or other authorized officer. If a partnership, please sign in partnership's name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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